As filed with the Securities and Exchange Commission on November 2, 1995
                                                     Registration No. 33-62925

                         ____________________________________
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                _____________________

                                  AMENDMENT NO. 1
                                          TO
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    _____________________
                           Telephone and Data Systems, Inc.
                (Exact Name of Registrant as Specified in its Charter)

         Iowa                             6749                   36-2669023
(State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
   of Incorporation or           Classification Code Number)    Identification
      Organization)                                                 Number)

                          30 North LaSalle Street Suite 4000
                               Chicago, Illinois  60602
                                    (312) 630-1900
                  (Address, Including Zip Code, a Telephone Number,
          Including Area Code, of Registrant's Principal Executive Offices)
                                _____________________
                                    with copies to
        LeRoy T. Carlson, Chairman                   Stephen P. Fitzell, Esq.
      Telephone and Data Systems, Inc.                    Sidley & Austin
    30 North LaSalle Street, Suite 4000              One First National Plaza
         Chicago, Illinois  60602                    Chicago, Illinois  60603
             (312) 630-1900                                (312) 853-7000
             (Names, Addresses, Including Zip Code and Telephone Numbers,
                     Including Area Codes, of Agents for Service)
                                _____________________
           Approximate date of commencement of proposed sale to the public:

        Upon the Effective Date of the Merger of DTC Acquisition Corp. with and into Deposit Telephone Company, Inc., as set forth in Section 1.01 of the Acquisition Agreement and Plan of Merger included as Annex A to the Proxy Statement-Prospectus forming a part of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
                                _____________________
                           CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
                                      Maximum     Maximum
 Title of Each Class    Amount to     Offering    Aggregate        Amount of
 of Securities to be    be            Price Per   Offering         Registration
 Registered             Registered    Unit        Price            Fee

 Common Shares, par
 value                  658,400
 $1.00..............    Shares (1)    N/A         $10,937,033 (3)  $3,771.39 (3)

   (1) Maximum number of shares which will be issued in connection with the Merger in exchange for 29,450 Common Shares, no par value, of Deposit Telephone Company, Inc. and in connection with the Stock Bonus.

   (2) Because there is no market for the 29,450 shares of Deposit Telephone Company, Inc. which are to be received by the Registrant in the Merger, pursuant to Rule 457(f)(2), the fee is to be calculated based on the aggregate book value of such shares, which is $10,937,033 as of June 30, 1995.

   (3)     The entire amount of the Registration Fee was paid previously.


           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 TELEPHONE AND DATA SYSTEMS, INC.
                      CROSS-REFERENCE SHEET

Item Number and Caption                           Location in Prospectus
-----------------------                           ----------------------
A. Information About the Transaction
     1. Forepart of Registration Statement and
         Outside Front Cover Page of
         Prospectus...........................    Cover Page
     2. Inside Front and Outside Back Cover
         Pages of Prospectus..................    Available Information;
                                                  Documents Incorporated by
                                                  Reference; Table of Contents
     3. Risk Factors, Ratio of Earnings to
         Fixed Charges and Other
         Information..........................    Summary; General Information
     4. Terms of the Transaction..............    Summary; General Information;
                                                  The Merger; Description of
                                                  Deposit Shares; Description of
                                                  TDS Securities; Comparative
                                                  Rights of TDS Shareholders and
                                                  Deposit Shareholders
     5. Pro Forma Financial
         Information..........................    *
     6. Material Contacts with the Company
         Being Acquired.......................    The Merger
     7. Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters............    *
     8. Interests of Named Experts and
         Counsel..............................    Legal Matters; Experts
     9. Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..........................    *

B. Information About the Registrant
    10. Information with Respect to S-3
         Registrants..........................    Business of TDS
    11. Incorporation of Certain Information
         by Reference.........................    Documents Incorporated by
                                                  Reference
    12. Information with Respect to S-2 or S-3
         Registrants..........................    *
    13. Incorporation of Certain Information
         by Reference.........................    *
    14. Information with Respect to
         Registrants Other than S-3 or S-2
         Registrants..........................    *

C.  Information About the Company Being
    Acquired
    15. Information with Respect to S-3
         Companies............................    *
    16. Information with Respect to S-2 or S-3
         Companies............................    *
    17. Information with Respect to Companies
         Other Than S-2 or S-3
         Companies............................    Summary -- Selected Financial
                                                  Information; Information with
                                                  Respect to Deposit;
                                                  Management's Discussion and
                                                  Analysis of Financial
                                                  Condition and Results of
                                                  Operations; Deposit Financial
                                                  Statements

D.  Voting and Management Information
    18. Information if Proxies, Consents or
          Authorizations Are to be
          Solicited...........................    General Information; The
                                                  Merger -- Rights of Dissenting
                                                  Shareholders; The Merger --
                                                  Interests of Certain Persons
                                                  in the Merger; Information
                                                  with Respect to Deposit --
                                                  Principal Shareholders of
                                                  Deposit, -- Share Ownership of
                                                  Directors and Officers, --
                                                  Directors and Executive
                                                  Officers, -- Compensation of
                                                  Officers, and -- Compensation
                                                  of Directors

    19. Information if Proxies, Consents or
          Authorizations Are Not to be
          Solicited or in an Exchange
          Offer..............................     *


___________________________________
* Not applicable or answer negative

                 Deposit Telephone Company, Inc.
                         87 Front Street
                     Deposit, New York 13754


Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of Deposit Telephone Company, Inc. ("Deposit") to be held at 9:00 a.m. on December 8, 1995 at The Deposit Community
Theatre, 148 Front Street, Deposit, New York 13754.

    At the special meeting, shareholders of Deposit will be asked to consider and approve an Acquisition Agreement and Plan of Merger, dated as of March 30, 1995 (the "Merger Agreement"), by and among Telephone and Data Systems, Inc. ("TDS"), DTC Acquisition Corp. ("Sub"), Deposit and certain owners of outstanding shares of common stock of Deposit (the "Major Shareholders"), and the merger of Sub with and into Deposit (the "Merger"). If approved, the Merger is expected to occur within thirty days after all regulatory approvals have been received.
As a result of the Merger, Deposit will become a wholly-owned subsidiary of TDS and Deposit shares held by its shareholders will be converted into Common Shares of TDS as described in the accompanying Proxy Statement-Prospectus.

    Your Board of Directors believes that the Merger is in the best interests of Deposit shareholders and unanimously recommends that you vote your shares for the Merger. The terms of the Merger, as well as other important information, are contained in the enclosed Proxy Statement-Prospectus. Also being delivered herewith in connection with the offer by TDS is the TDS Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K for the year ended December 31, 1994, the TDS Annual Report to shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement dated April 14, 1995 for the 1995 annual meeting of shareholders of TDS and the TDS Quarterly Reports to the Commission on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.
You are urged to read the Proxy Statement-Prospectus and the accompanying documents carefully.

    Approval of the Merger requires an affirmative vote of the holders of at least two-thirds of the outstanding Deposit shares entitled to vote on the proposal. CONSEQUENTLY, THE EFFECT OF FAILING TO VOTE ANY DEPOSIT SHARES AT OUR SPECIAL MEETING OF SHAREHOLDERS WILL BE THE SAME AS A NEGATIVE VOTE WITH RESPECT TO THE MERGER. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL SHAREHOLDERS' MEETING, WE REQUEST THAT YOU PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE TO DEPOSIT TELEPHONE COMPANY, INC., 87 FRONT STREET, P.O. BOX 87, DEPOSIT, NEW YORK 13754. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. If, after voting your shares through the mail, you decide you would rather vote them in person, you may do so at the special meeting.


    Any Deposit shareholder who objects to the Merger ("dissenting shareholder") will have the right to receive cash payment of the fair value of his or her shares, provided that the shareholder acts in strict compliance with the provisions of New York Business Corporation Law ("N.Y. BCL") Sections 623 and 910. The dissenting shareholder's right to receive cash payment is in lieu of the consideration that the shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. A dissenting shareholder must file with Deposit written objection to the Merger before the special meeting, or at such special meeting but before the vote is taken. A dissenting shareholder must not vote in favor of or consent in writing to approve the Merger Agreement. Failure to comply strictly with the provisions of N.Y. BCL Sections 623 and 910 will result in forfeiture of a dissenting shareholder's rights thereunder. For more detailed instructions, see "The Merger --

Rights of Dissenting Shareholders" set forth on pages 20-22 of the accompanying Proxy Statement-Prospectus. A copy of N.Y. BCL
Sections 623 and 910 is included in the accompanying Proxy
Statement-Prospectus in Annex B.

    We thank you for your prompt attention to this matter and appreciate your support.

                                   Very truly yours,

                                   /s/ Peter H. Feehan
                                   -------------------

                                   Peter H. Feehan
                                   President and Chief
                                     Executive Officer

November 7, 1995

                 DEPOSIT TELEPHONE COMPANY, INC.

 Notice of Special Meeting of Shareholders to be Held on December 8, 1995

To the Shareholders of
Deposit Telephone Company, Inc.:

        A special meeting of the shareholders of Deposit
Telephone Company, Inc., a New York corporation ("Deposit"), will be held on December 8, 1995 at 9:00 a.m. at The Deposit Community
Theatre, 148 Front Street, Deposit, New York 13754 for the following purposes:

        1. To consider and vote upon a proposal to approve an Acquisition Agreement and Plan of Merger, dated as of March 30, 1995 (the "Merger Agreement"), by and among Telephone and Data Systems, Inc. ("TDS"), DTC Acquisition Corp. ("Sub"), Deposit and certain owners of outstanding shares of common stock of Deposit (the "Major Shareholders"), providing for the merger (the "Merger") of Sub with and into Deposit pursuant to which Deposit will become a wholly-owned subsidiary of TDS. In the Merger, all of the issued and outstanding shares of Deposit common stock will be converted into Common Shares of TDS, as further described in the accompanying Proxy Statement-Prospectus.

        2. To adjourn the meeting if a quorum is not obtained or if the Board of Directors of Deposit determines that there is insufficient representation of shareholders, in person and represented by proxy, to approve the Merger Agreement.

        3. To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

        The Board of Directors of Deposit has fixed the close of business on November 7, 1995 as the record date for the special meeting. Only shareholders of record at such date will be entitled to notice of and to vote at the special meeting and any adjournment or adjournments thereof.

        Approval of the Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Deposit common stock. On November 7, 1995, there were 29,450 shares of Deposit common stock outstanding.

        Any Deposit shareholder who objects to the Merger ("dissenting shareholder") will have the right to receive cash payment of the fair value of his or her shares, provided that the shareholder acts in strict compliance with the provisions of New York Business Corporation Law ("N.Y. BCL") Sections 623 and 910. The dissenting shareholder's right to receive cash payment is in lieu of the consideration that the shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. A dissenting shareholder must file with Deposit written objection to the Merger before the special meeting, or at such special meeting but before the vote is taken. A dissenting shareholder must not vote in favor of or consent in writing to approve the Merger Agreement. Failure to comply strictly with the provisions of N.Y. BCL Sections 623 and 910 will result in forfeiture of a dissenting shareholder's rights thereunder. For more detailed instructions, see "The Merger -- Rights of Dissenting Shareholders" set forth on pages 20-22 of the accompanying Proxy Statement-Prospectus. A copy of N.Y. BCL Sections 623 and 910 is included in the accompanying Proxy Statement-Prospectus in Annex B.

        PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
RETURN IT PROMPTLY BUT NOT LATER THAN DECEMBER 1, 1995 IN THE
ENCLOSED PREPAID ENVELOPE TO DEPOSIT TELEPHONE COMPANY, INC., 87
FRONT STREET, P.O. BOX 87,

DEPOSIT, NEW YORK 13754 WHETHER OR NOT YOU PLAN TO ATTEND THE
SPECIAL MEETING.  IF, AFTER VOTING YOUR SHARES THROUGH THE MAIL,
YOU DECIDE YOU WOULD RATHER VOTE THEM IN PERSON, YOU MAY DO SO AT
THE MEETING.

                              By order of the Board of Directors

                              /s/ June B. Nolan
                              ------------------
                              June B. Nolan
                              Secretary

November 7, 1995

DEPOSIT TELEPHONE                                TELEPHONE AND DATA
COMPANY, INC.                                    SYSTEMS, INC.
87 Front Street                                  30 North LaSalle, Suite 4000
Deposit, New York 12754                          Chicago, Illinois  60602

                    PROXY STATEMENT-PROSPECTUS

       For the Special Meeting to be held December 8, 1995
                      ______________________

        Telephone and Data Systems, Inc. ("TDS") has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, covering 658,400 of its Common Shares, par value $1.00 per share (the "TDS Common Shares"), to be issued in connection with the proposed acquisition described in this Prospectus of TDS. Also being delivered herewith are the TDS Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K for the year ended December 31, 1994, the TDS Annual Report to Shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement dated April 14, 1995 for the 1995 annual meeting of shareholders of TDS and the TDS Quarterly Reports to the Commission on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995. This Prospectus of TDS also constitutes the Proxy Statement of Deposit Telephone Company, Inc. ("Deposit") to be used in soliciting proxies of Deposit shareholders at a Special Meeting of Shareholders to be held on December 8, 1995, including any adjournments thereof, to consider and vote upon the merger of a wholly-owned subsidiary of TDS with and into Deposit pursuant to which Deposit will become a wholly-owned subsidiary of TDS (the "Merger").

        Any Deposit shareholder who objects to the Merger ("dissenting shareholder") will have the right to receive cash payment of the fair value of his or her shares, provided that the shareholder acts in strict compliance with the provisions of New York Business Corporation Law ("N.Y. BCL") Sections 623 and 910. The dissenting shareholder's right to receive cash payment is in lieu of the consideration that the shareholder would otherwise be entitled to receive pursuant to the Acquisition Agreement and Plan of Merger. A dissenting shareholder must file with Deposit written objection to the Merger before the Special Meeting, or at such Special Meeting but before the vote is taken. A dissenting shareholder must not vote in favor of or consent in writing to approve the Merger Agreement. Failure to comply strictly with the provisions of N.Y. BCL Sections 623 and 910 will result in forfeiture of a dissenting shareholder's rights thereunder. For more detailed instructions, see "The Merger -- Rights of Dissenting Shareholders" set forth on pages 20-22 of the Proxy Statement-Prospectus. A copy of N.Y. BCL Sections 623 and 910 is included in the Proxy Statement-Prospectus in Annex B.

        The Proxy Statement-Prospectus is first being sent to shareholders of Deposit on or about November 7, 1995.

                      ______________________
THE TELEPHONE AND DATA SYSTEMS, INC. COMMON SHARES TO BE ISSUED
IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     ________________________

        No person has been authorized to give any information or to make any representations, other than those contained in this Proxy Statement-Prospectus, in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by TDS or Deposit. This Proxy Statement-Prospectus, does not constitute an offer of any securities, other than the securities to which it relates, to any person to whom it is unlawful to make such offer or solicitation in any state or other jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

 The date of this Proxy Statement-Prospectus is November 7, 1995.

                      AVAILABLE INFORMATION

        TDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. TDS's Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

               DOCUMENTS INCORPORATED BY REFERENCE

        The following documents heretofore filed by TDS with the Commission under the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1994; (b) Notice of Annual Meeting of Shareholders and Proxy Statement dated April 14, 1995; (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; (d) Current Reports on Form 8-K dated March 15, 1995, May 19, 1995 and September 28, 1995 and (e) Form 8-A/A-2, dated December 20, 1994, which includes a description of TDS's Common Shares.

        All documents filed by TDS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting of Shareholders of Deposit, and any and all adjournments thereof, shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement-Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

        THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS
BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, FROM INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, SUITE 4000, CHICAGO ILLINOIS 60602 (TELEPHONE 312-630-1900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 30, 1995.

                        TABLE OF CONTENTS

Available Information...........................................2
Documents Incorporated by Reference.............................2
Summary.........................................................4
Summary Selected Financial Information..........................7
General Information.............................................9
The Merger.....................................................11
 Background of the Merger......................................11
 Deposit's Reasons for the Merger; Recommendation of Deposit's.12
Board of Directors.............................................12
  TDS's Reasons for the Merger.................................13
  Effective Date of the Merger.................................13
  Vote Required................................................13
  Conversion of Shares in the Merger...........................13
  Exchange of Certificates.....................................13
  Effects of Changes in Deposit's Capitalization...............14
  Fractional Shares............................................14
  Representations and Warranties...............................14
  Business of Deposit Pending Completion of the Merger.........14
  Fees and Expenses............................................15
  Agreement to Vote in Favor of the Merger.....................15
  Indemnification..............................................16
  Conditions...................................................16
  Amendment; Termination.......................................17
  Interests of Certain Persons in the Merger...................17
  Registration and Listing.....................................18
  Certain Federal Income Tax Consequences......................18
  Accounting Treatment.........................................20
  Regulatory Approvals.........................................20
  Rights of Dissenting Shareholders............................20
Business of TDS................................................22
Information with Respect to Deposit............................23
  Business of Deposit..........................................23
  Property of Deposit..........................................24
  Legal Proceedings of Deposit.................................24
  Changes in and Disagreements with Accountants of Deposit.....24
  Authorized and Outstanding Securities of Deposit.............24
  Market for Shares and Dividends..............................25
  Principal Shareholders of Deposit............................25
  Share Ownership of Directors and Officers....................26
  Directors and Executive Officers.............................26
  Compensation of Officers.....................................28
  Compensation of Directors....................................28
  Certain Relationships and Related Transactions...............28
  Employment Contracts, Termination of Employment, and Change-Of-
   Control Agreements..........................................28
Management's Discussion and Analysis of Financial Condition and
 Results of Operations.........................................29
Description of Deposit Shares..................................32
Description of TDS Securities..................................33
Comparative Rights of TDS Shareholders and Deposit Shareholders36
Legal Matters..................................................37
Experts........................................................37
Index to Deposit Financial Statements.........................F-1
Annex A -- Acquisition Agreement and Plan of Merger
Annex B -- The New York Business Corporation Law -- Sections 623
and 910

                             SUMMARY

          The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus or in documents delivered herewith. Certain capitalized terms are defined elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement-Prospectus, the Annexes hereto and the documents delivered herewith.

Telephone and Data Systems, Inc.

          Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is a diversified telecommunications service company with cellular telephone, local telephone and radio paging operations. The principal executive office of TDS is located at 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. See "Business of TDS."

Deposit Telephone Company, Inc.

          Deposit Telephone Company, Inc., a New York corporation ("Deposit"), is engaged in the business of providing local exchange telephone service to customers in Broome, Chenango and Delaware counties in the State of New York and Wayne County in the State of Pennsylvania. The principal executive office of Deposit is located at 87 Front Street, Deposit, New York 13754 and its telephone number is: (607) 467-2111. See "Information with Respect to Deposit -- Business of Deposit."

DTC Acquisition Corp.

          DTC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of TDS ("Sub"), is a corporation recently organized by TDS for the purpose of effecting the acquisition of Deposit. Sub has no material assets and has not engaged in any activities except in connection with the proposed acquisition. Sub's executive offices are located at 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, and its telephone number is:
(312) 630-1900.

Merger Agreement

          On March 30, 1995, TDS, Sub, Deposit and certain owners of outstanding shares of common stock of Deposit (the "Major Shareholders") entered into an Acquisition Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Deposit pursuant to which Deposit would become a wholly-owned subsidiary of TDS (the "Merger").

Date, Time and Place of Deposit Shareholders' Meeting

          Deposit's Special Meeting of Shareholders to consider and vote on approval of the Merger Agreement is to be held on December 8, 1995 at 9:00 a.m., at The Deposit Community Theatre,
148 Front Street, Deposit, New York 13754 (the "Deposit
Meeting").

Record Date


          Only holders of record of shares of capital stock of Deposit, no par value ("Deposit Shares"), at the close of business on November 7, 1995 (the "Deposit Record Date"), are entitled to vote at the Deposit Meeting. At the close of business on the Deposit Record Date, 29,450 Deposit Shares were outstanding.

Purpose of the Deposit Meeting

          1. To consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby;

          2. To adjourn the meeting if a quorum is not obtained or if the Board of Directors of Deposit determines that there is insufficient representation of shareholders, in person and represented by proxy, to approve the Merger Agreement; and

          3. To transact any other business that may properly come before the Deposit Meeting.

Vote Required

          The affirmative vote of holders of at least two-thirds of the outstanding Deposit Shares entitled to vote at the Deposit Meeting is required to approve the Merger Agreement. The Major Shareholders and one additional shareholder of Deposit, who collectively own approximately 83.84% of the outstanding Deposit Shares, have agreed that, as long as the Merger Agreement has not been terminated, they will vote their shares in favor of approval of the Merger Agreement. Therefore, assuming that such shareholders vote as agreed, the Merger will be approved at the Special Meeting. Directors and officers of Deposit and their spouses and relatives residing with such directors and officers are the beneficial owners of 10,847 Deposit Shares (approximately 37% of the shares of Deposit outstanding). See "General Information" and "The Merger -- Vote Required" and " -- Agreement to Vote in Favor of the Merger."

          PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
USING THE ENCLOSED ENVELOPE TO MAKE SURE YOUR VOTE IS REPRESENTED
AT THE DEPOSIT MEETING.

The Merger

          Upon consummation of the Merger, Sub will be merged with and into Deposit and Deposit will become a wholly-owned subsidiary of TDS. As a result of the Merger, the Deposit Shares issued and outstanding immediately prior to the Merger (subject to the rights of any shareholder who shall have perfected his or her right to dissent under the New York Business Corporation Law) will be converted into the right to receive an aggregate of 648,400 Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares"), with each Deposit Share being converted into the right to receive 22.01697792869 TDS Common Shares, rounded up or down to the nearest ten-thousandth of a share. The aggregate number of TDS Common Shares into which the Deposit Shares are convertible is hereinafter referred to as the "Exchange Consideration" and the number of TDS Common Shares into which each Deposit Share is convertible is hereinafter referred to as the "Per Share Consideration."

          Each holder of Deposit Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) equal to the product obtained by multiplying such fraction by the average closing price of TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day immediately preceding the Effective Date (as defined in "Summary -- Effective Date of the Merger").

Recommendation of Deposit's Board of Directors

          The Board of Directors of Deposit believes that the Merger is in the best interests of Deposit and its shareholders. The Board of Deposit unanimously recommends that
                                5
the shareholders of Deposit approve the Merger Agreement. The Board's recommendation is based upon factors discussed in this Proxy Statement-Prospectus. See "The Merger -- Deposit
Reasons for the Merger; Recommendation of Deposit's Board of
Directors."

Effective Date of the Merger

          If the Merger Agreement is approved, the Merger is expected to become effective within thirty days after all required regulatory approvals have been received (such date being the "Effective Date").

Exchange of Certificates

          At or before the Deposit Meeting, Deposit shareholders will receive instructions for exchanging certificates representing Deposit Shares for certificates representing TDS Common Shares. Deposit shareholders should not surrender their certificates prior to approval of the Merger Agreement at the Deposit Meeting.

Conditions to the Merger; Termination

          The consummation of the Merger is conditioned upon the fulfillment of certain conditions set forth in the Merger Agreement, including the regulatory approvals discussed below. The Merger Agreement may be terminated by mutual consent of the Boards of Directors of TDS and Deposit or by either TDS or Deposit if certain conditions have not been satisfied. See "The Merger -- Conditions" and " -- Amendment; Termination."

Regulatory Approvals

          The Merger is subject to approval by the Public Service Commission of New York and the Public Utilities Commission of Pennsylvania. Applications seeking such approvals currently are pending before these regulatory agencies. The Merger is also subject to review by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. See "The Merger -- Regulatory Approvals."

Federal Income Tax Consequences

          The Merger is intended by Deposit to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Whether the transaction does qualify for tax-free treatment by Deposit shareholders will depend, in part, upon circumstances occurring after the Merger. For a discussion of the possible federal income tax consequences of the Merger, see "The Merger -- Certain Federal Income Tax Consequences." Deposit shareholders are urged to consult their own tax advisors.

Rights of Dissenting Shareholders

          Under New York law, Deposit shareholders will be entitled to dissent from the Merger and receive payment in cash of the "fair value" of their Deposit Shares as determined by a court, which may be more or less than the amount to be received under the Merger. Specific procedures are required to be followed in order to exercise such rights and failure to follow such procedures may result in the termination of such rights. See "The Merger -- Rights of Dissenting Shareholders."

                        SUMMARY SELECTED FINANCIAL INFORMATION

          The following tables present summary historical financial information for TDS and Deposit. This information is based upon the consolidated financial statements of TDS and the financial statements of Deposit incorporated by reference or appearing elsewhere in this Proxy Statement-Prospectus and should be read in conjunction therewith and the notes thereto.

                                          Six Months Ended
                                        June 30, (Unaudited)                        Year Ended December 31,
                                        --------------------    --------------------------------------------------------
                                           1995        1994       1994         1993        1992        1991        1990
                                           ----        ----       ----         ----        ----        ----        ----
                                                       (Numbers represent thousands except per share amounts)
TDS Historical:
 Operating Revenues................... $  442,066  $  332,387  $  730,810  $  557,795  $  432,740  $  340,160  $  286,743
 Net income from continuing operations
  (before extraordinary items and
  cumulative effect of change
  in accounting principle)............     45,773      24,544      60,544      33,896      38,520      21,113      27,208
 Extraordinary item...................        ---         ---         ---         ---        (769)        ---         ---
 Cumulative effect of a change in
  accounting principle(1).............        ---        (723)       (723)        ---      (6,866)     (5,035)        ---
 Net income available to TDS
  Common Shares.......................     44,800      22,684      58,012      31,510      28,648      14,390      26,047

 Earnings per TDS Common Share:
  Net income from continuing operations
   (before extraordinary items and
   cumulative effect of change in
   accounting principle)..............        .77         .44        1.07         .67         .91         .59         .86
  Extraordinary item..................        ---         ---         ---         ---        (.02)        ---         ---
  Cumulative effect of a change in
   accounting principle...............        ---        (.01)       (.01)        ---        (.17)       (.15)        ---
  Net Income..........................        .77         .43        1.06         .67         .72         .44         .86
 Cash dividends per TDS
  Common Share........................        .19         .18         .36         .34         .32         .30         .28
 Total assets.........................  3,346,110   2,456,499   2,790,127   2,259,182   1,696,486   1,368,145     940,289
 Long-term debt and redeemable
  preferred stock.....................    907,565     554,236     587,165     564,933     454,852     424,739     277,031
 Book value per TDS Common Share......     $28.10      $26.00      $26.85      $24.15      $21.27      $18.42      $14.17

                                            Six Months Ended
                                          June 30, (Unaudited)                       Year Ended December 31,
                                         --------------------      ------------------------------------------------------
                                             1995       1994        1994        1993        1992        1991        1990
                                             ----       ----        ----        ----        ----        ----        ----
                                                          (Numbers represent thousands except per share amounts)
 Deposit Historical:
  Operating Revenues..................     $ 2,808    $ 3,194     $ 6,439     $ 6,494     $ 5,994     $ 5,062     $ 4,482
  Net income..........................       2,457        614       1,109       1,239         876         741         102
  Net income per
   Deposit Share......................       83.43      20.84       37.67       42.07       29.75       25.18        3.45
  Cash dividends per
   Deposit Share......................        3.50       3.35        6.85        6.40        6.30        6.20        6.05
  Total assets........................      17,209     15,444      14,903      15,100      13,721      13,074      12,025
  Long-term debt.................              240        818         320         922       1,044       1,166       1,288
  Book value per Deposit Share...          $371.38    $278.12     $291.45     $260.63     $224.96     $201.51     $182.53


                                            Six Months Ended      Year Ended
 TDS and Deposit                             June 30, 1995     December 31, 1994
 PRO FORMA COMBINED(2):                     (Unaudited) (3)     (Unaudited) (3)
                                            ----------------  -----------------
   Net income before cumulative effect
     of change in accounting principle
     per TDS Common Share:                      $     .81       $      1.07
     Pro Forma
     Deposit Share equivalent:                      17.83             23.56
   Net income per TDS Common Share:                   .81              1.07
     Pro Forma
     Deposit Share equivalent:                      17.83             23.56
   Cash dividends per TDS Common Share:               .19               .36
     Pro Forma
     Deposit Share equivalent:                       4.18              7.93
   Book value per TDS Common Share:                 28.23             27.00
     Pro Forma
     Deposit Share equivalent:                  $  621.54       $    594.46


_______________
(1) Effective January 1, 1994, TDS adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112").
        The cumulative effect of the change on years prior to 1994 has been reflected in 1994 net income. Prior years' financial information has not been restated.
                                7

        Effective January 1, 1993, TDS adopted SFAS 109,
        "Accounting for Income Taxes." The cumulative effect of the change on years prior to 1993 did not have a material effect on net income or earnings per share. Prior years' financial information has not been restated.

        Effective January 1, 1992, TDS adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cumulative effect of the change on years prior to 1992 has been reflected in 1992 net income. Prior years' financial information has not been restated.

        Effective January 1, 1991, TDS changed its method of accounting for sales commission from capitalizing and amortizing these costs to expensing as incurred. In addition, two of TDS's equity-method investees made a similar change. The cumulative effect of TDS's and the Investees' change on all prior years has been reflected in 1991 results of operations. Prior years' financial information has not been restated.

(2) The pro forma combined financial information for TDS and Deposit has been prepared based on the purchase method of accounting assuming 22.01697792869 TDS Common Shares are issued for each Deposit Share, rounded up or down to the nearest ten-thousandth of a share. The pro forma combined information reflects TDS's acquisition of 100% of the Deposit Common Shares, the elimination of the Deposit equity based on the purchase method of accounting and the allocation of the purchase price to excess cost over the book value. Excess cost is assumed to be amortized over 40 years.

(3) Pro forma financial information for the six months ended June 30, 1995 represents the combined results of TDS and Deposit for the six months ended June 30, 1995. Pro forma financial information for the year ended December 31, 1994 represents the combined results of TDS and Deposit for the twelve months ended December 31, 1994.

                       GENERAL INFORMATION

        This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Board of Directors of Deposit Telephone Company, Inc., a New York corporation
("Deposit"), of proxies to be voted at a special meeting of the shareholders of Deposit (the "Deposit Meeting") which will be held on December 8, 1995.

        The purpose of the Deposit Meeting is to consider and vote upon a proposal to approve the Acquisition Agreement and Plan of Merger, dated as of March 30, 1995 (the "Merger Agreement"), by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), DTC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of TDS ("Sub"), Deposit and certain owners of outstanding shares of common stock of Deposit (the "Major Shareholders"), providing for the merger (the "Merger") of Sub with and into Deposit pursuant to which Deposit will become a wholly-owned subsidiary of TDS.

        The Board of Directors of Deposit has unanimously approved the Merger Agreement. The Board of Directors of TDS has approved the Merger Agreement and the issuance of Common Shares, $1.00 par value per share, of TDS ("TDS Common Shares") in connection with the Merger and the Stock Bonus, and TDS, the sole shareholder of Sub, has approved the Merger and the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement-Prospectus and is incorporated herein by reference.

        The close of business on November 7, 1995 (the "Deposit Record Date") has been fixed as the record date for determination of the holders of shares of common stock, no par value, of Deposit ("Deposit Shares") entitled to notice of, and to vote at, the Deposit Meeting. As of the Deposit Record Date, there were 29,450 Deposit Shares outstanding. Each holder of record on the Deposit Record Date of Deposit Shares is entitled to one vote per share held by such holder on each matter submitted to a vote at the Deposit Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding Deposit Shares is required for approval of the Merger Agreement.

        All properly executed proxies not revoked will be voted at the Deposit Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding proposals specified in the form of proxy will be voted in favor of the proposal. If any other matters are brought before the Deposit Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Deposit or by attending the Deposit Meeting and voting in person.

        If a quorum is not obtained, or if the Board of Directors of Deposit determines that there is insufficient representation of shareholders, in person and represented by proxy, to approve the Merger Agreement, the Deposit Meeting may be adjourned by the affirmative vote of a majority of the shareholders present, represented in person and by proxy, for the purpose of obtaining additional proxies or votes in favor of the proposal. At any subsequent reconvening of the Deposit Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

        Representatives of Bush & German, P.C., Deposit's independent certified public accountants, are expected to be present at the Deposit Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        This solicitation is being made on behalf of the Board of Directors of Deposit. The cost of solicitation of proxies from shareholders of Deposit will be paid by Deposit. In addition to the solicitation of proxies by use of mail, the directors, officers or other agents of Deposit may solicit proxies personally or by telephone or other telecommunications media.
                                9

        TDS's principal executive office is located at 30 North
LaSalle Street, Suite 4000, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. Deposit's principal executive office is located at 87 Front Street, Deposit, New York
13754, and its telephone number is (607) 467-2111.

        All information contained herein relating to TDS and to Deposit has been furnished by their respective managements. TDS has no present affiliation with Deposit.

        The mailing of this Proxy Statement-Prospectus to shareholders of Deposit is expected to commence on or about
November 7, 1995.

                            THE MERGER

        Set forth below is a brief description of the material features of the Merger. Such description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement-Prospectus and is incorporated by reference herein.

        TDS, Sub, Deposit and the Major Shareholders have entered into the Merger Agreement, which contemplates that Sub will be merged with and into Deposit, with Deposit surviving the Merger as a New York corporation and becoming a wholly-owned subsidiary of TDS, and that the outstanding Deposit Shares (subject to the rights of dissenting shares as described herein) will be converted at the time the Merger becomes effective (such time being called the "Effective Date") into the right to receive an aggregate of 648,400 Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares"), with each Deposit Share being converted into the right to receive 22.01697792869 TDS Common Shares, rounded up or down to the nearest ten-thousandth of a share. The aggregate number of TDS Common Shares into which the Deposit Shares are convertible is hereinafter referred to as the "Exchange Consideration" and the number of TDS Common Shares into which each Deposit Share is convertible is hereinafter referred to as the "Per Share Consideration." See "The Merger -- Conversion of Shares in the Merger." The Merger is subject to the satisfaction of a number of conditions, including the approval by the shareholders of Deposit, as set forth under "The Merger -- Vote Required" and "-- Conditions."

Background of the Merger

        On September 16, 1993, the Board of Directors of Deposit authorized management to explore the possibility, and then to negotiate the terms of, a sale or merger of the ownership of the corporation. Management determined that the best approach to maximize shareholder value would be to attempt to interest as many potential purchasers as possible and to conduct a controlled bidding process among interested parties. Company legal counsel then contacted over 30 potential purchasers identified by management to see if they would be interested in considering a potential acquisition of Deposit. Approximately 15 entities expressed an interest and they were subsequently furnished with a Confidential Information Memorandum dated November 5, 1993 containing financial and business information relating to Deposit.

        Potential purchasers were invited to complete their initial evaluation of Deposit by January, 1994, and to submit non-binding Expressions of Interest containing their anticipated offer to acquire ownership of Deposit. Eight potential purchasers, including TDS, submitted non-binding Expressions of Interest.

        After evaluating the Expressions of Interest, Deposit management decided to continue the bidding process and to provide each prospective purchaser with the opportunity to perform its due diligence investigation with respect to Deposit and to meet with Deposit management. Potential purchasers were then asked to submit their final "bids" by August 15, 1994. TDS was one of the parties that submitted a bid and this bid was subsequently amended on August 30, 1994. On September 6, 1994, Deposit advised TDS and the other bidders that Deposit had elected to accept a competing bid from another entity and had entered into a letter of intent with such bidder. Extensive negotiations followed, but the parties were never able to finalize a definitive agreement and the letter of intent expired.

        On December 22, 1994, Deposit advised TDS that it had been unable to negotiate a definitive agreement with the other bidder and invited TDS to submit a new bid to acquire Deposit. TDS did submit a new bid that provided for a larger number of shares than its previous bids and on December 23, 1994, TDS and Deposit entered into a non-binding letter of intent setting forth the material terms pursuant to which TDS offered to acquire Deposit.

        On January 23, 1995, the Board of Directors of Deposit adopted the Plan of Merger embodied in the Merger Agreement and authorized management to finalize and execute the Merger Agreement with TDS. The Board further voted to recommend to the shareholders of Deposit that the Merger Agreement and
                                11
the transactions contemplated thereby be approved. On March 30, 1995, TDS, Sub, Deposit and the Major Shareholders executed the Merger Agreement. The Merger Agreement as executed was further ratified by the Board of Directors at its meeting held May 5, 1995. The Merger Agreement provides that the Deposit Shares issued and outstanding immediately prior to the Merger (subject to the rights of dissenting shareholders as described herein) will be converted into the right to receive the Exchange Consideration.

Deposit's Reasons for the Merger; Recommendation of Deposit's
Board of Directors

        THE BOARD OF DIRECTORS OF DEPOSIT BELIEVES THAT THE
MERGER IS IN THE BEST INTERESTS OF DEPOSIT AND ITS SHAREHOLDERS
AND UNANIMOUSLY RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE FOR
THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS
CONTEMPLATED THEREBY.

        In reaching such determination, the Deposit Board of Directors considered, among other things, the following factors:

        Experience in Telecommunications and Commitment to the Industry. The telephone industry is experiencing many changes, including both technological and regulatory changes, and the Directors believe that as a result the Deposit shareholders are subject to greater risks than has been the case in the past. TDS owns 100 rural telephone companies across the United States and over 80% of United States Cellular Corporation ("USM"). After reviewing financial and operational information concerning TDS, the Deposit Board believes that the best interests of Deposit shareholders as well as Deposit's employees and customers would be served by a company with substantial experience in the industry that can address and adapt to such changes and that TDS has such experience.

        Price. The Deposit Board of Directors and management sought to obtain the best possible offer for the purchase of Deposit. While another offer was initially believed to be more favorable than the offer of TDS, Deposit was unable to negotiate a definitive agreement with the other party, and TDS subsequently increased the number of shares included in its offer. See "The Merger--Background of the Merger." The Deposit Board therefore believes that the TDS offer represents the best available price and offer obtainable under the given market and regulatory conditions.

        Diversification and Liquidity. The Deposit Shares are relatively closely held and there is no market for the Shares. One of the primary objectives of the Deposit Board has been to obtain liquidity for the Deposit shareholders with respect to their Deposit Shares, and to enable them to reduce their risks by diversifying their investment. The TDS Common Shares to be received in exchange for the Deposit Shares are to be registered under the Securities Act and listed for trading on the American Stock Exchange and, thus, are expected to be marketable securities. Therefore, the Board views the Merger to be a means by which Deposit shareholders will be able to acquire an equity interest in a larger diversified company whose shares are publicly traded.

        Commitment to Local Operations and Economy. In investigating TDS, the Board determined that TDS has historically continued to operate rural telephone companies as local enterprises, retaining the local identity and, in some cases, management of such businesses. The Board believes that this manner of expansion is in the best interest of the shareholders of Deposit and of its employees and customers, and of the communities served by Deposit.

        Financial Strength. The Deposit Board considered the financial condition and prospects of TDS, based on publicly available information concerning TDS. The Deposit Board determined that TDS has the requisite financial capabilities to consummate the transaction. The Deposit Board also concluded that the Merger will provide Deposit shareholders, as holders of TDS Common Shares, with the opportunity to participate in a larger, more diversified company.
                                12

        Tax Structure. The transaction contemplated by the Merger Agreement is intended to qualify as a tax-free exchange of stock under the provisions of the Internal Revenue Code. While the Deposit Board recognizes that this result cannot be guaranteed, it believes that such a tax-free exchange, if possible, is in the best interests of the Deposit shareholders.

For the foregoing reasons, the Deposit Board believes that the Merger is in both the short-term and long-term interests of Deposit and its shareholders, and that it will enhance the prospects for the future growth, development, productivity, and profitability of Deposit.

        The directors of Deposit and their spouses and relatives residing with such directors beneficially own 10,847 Deposit Shares. See "Information with Respect to Deposit -- Share Ownership of Directors and Officers." For a discussion of the interests of certain members of the Deposit Board in the Merger, see "The Merger -- Interests of Certain Persons in the Merger."

TDS's Reasons for the Merger

        TDS is acquiring Deposit as part of its overall strategy of acquiring independent telephone companies. TDS believes that the Merger will enable TDS to expand its capabilities, provide it with the opportunity to serve a larger base of customers in New York, and position it to meet emerging trends within the telephone industry.

Effective Date of the Merger

        If the Merger Agreement is approved by the requisite vote of Deposit Shares, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of a certificate of merger with the Secretaries of State of the States of New York and Delaware. If the Merger Agreement is approved, the Merger Agreement provides that the Effective Date will occur within thirty days after all required regulatory approvals are received.

Vote Required

        Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Deposit Shares (i.e. 19,634 Deposit Shares). Each holder of Deposit Shares as of the Deposit Record Date is entitled to one vote per share held by such shareholder. On the Deposit Record Date, there were 29,450 Deposit Shares outstanding. The Major Shareholders and one additional shareholder, who collectively hold 24,691 Deposit Shares, have agreed to vote their shares in favor of approval of the Merger Agreement. See "The Merger -- Agreement to Vote in Favor of the Merger." Assuming that such shareholders vote as agreed, the Merger will be approved at the Deposit Meeting.

        Approval of the Merger Agreement by TDS's shareholders is not required. The Board of Directors of Sub and TDS, and TDS as the sole shareholder of Sub, have approved the Merger and the Merger Agreement.

Conversion of Shares in the Merger

        On the Effective Date, the Deposit Shares issued and outstanding immediately prior thereto (subject to the rights of any shareholder who shall have perfected his or her right to dissent under the New York Business Corporation Law) will be converted automatically into the right to receive the Exchange Consideration, with each such Deposit Share being converted into the right to receive the Per Share Consideration, as further described in "The Merger."

Exchange of Certificates
                                13

        On the Effective Date, the Deposit shareholders will surrender and exchange their certificates representing Deposit Shares for certificates representing the number of TDS Common Shares into which their Deposit Shares were converted in the Merger and cash in lieu of fractional shares to which such holders otherwise would be entitled. Until such surrender, certificates representing Deposit Shares will be deemed to represent the right to the number of TDS Common Shares and cash in lieu of fractional shares into which such Deposit Shares were converted in the Merger, except that the holders of Deposit certificates will not be entitled to receive dividends or any other distributions from TDS until such certificates are so surrendered. When such certificates are surrendered, the holders of TDS certificates issued in the Merger also will be paid, without interest, any dividends or other distributions which may have become payable with respect to such TDS Common Shares since the Effective Date. In lieu of such exchange consideration, any Deposit shareholder who exercises his dissenter's rights will be entitled to receive a cash payment of the "fair value" of his Deposit Shares as further set forth herein. See "Rights of Dissenting Shareholders" below.

Effects of Changes in Deposit's Capitalization

        No changes in the capitalization of Deposit are permitted under the Merger Agreement.

Fractional Shares

        No certificates representing fractional TDS Common Shares will be issued by TDS and no TDS dividend, stock split or interest will relate to any such fractional share. No fractional share interests will entitle the owner thereof to vote or to any rights of a shareholder of TDS. In lieu of any such fractional shares, each holder of Deposit Shares who otherwise would be entitled to received fractional TDS Common Shares in the Merger will receive an amount of cash (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the average closing price of TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day immediately preceding the Effective Date.

Representations and Warranties

        The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties: (a) by Deposit and the Major Shareholders as to
(i) Deposit's organization, good standing and capital structure including the number of issued and outstanding Deposit Shares,
(ii) Deposit's subsidiaries and investments, (iii) Deposit's authority to conduct its business, (iv) their authority to execute and perform the Merger Agreement and the enforceability thereof, (v) the lack of conflicts and defaults in connection with any other obligation of Deposit, (vi) Deposit's financial statements, (vii) the absence of certain changes or events since December 31, 1993, (viii) Deposit's Annual Report to the New York State Public Service Commission for the year ended December 31, 1993, (ix) Deposit's accounts receivable, (x) Deposit's assets, including real property, the condition thereof, title thereto and lack of encumbrances with respect thereto, (xi) copyrights, trademarks, patents and other rights, (xii) taxes, (xiii) no broker or finder, (xiv) material contracts, (xv) litigation,
(xvi) compliance with laws, (xvii) environmental matters, (xviii) insurance, (xix) employees and employee benefits, (xx) regulatory approvals, (xxi) title and right to Deposit Shares, (xxii) receipt of certain filings by TDS with the Commission and (xxiii) the lack of omissions in any disclosures to TDS or Sub; and (b) by TDS and Sub as to (i) their organization and good standing,
(ii) their authority to conduct their businesses and to execute and perform the Merger Agreement and the enforceability thereof,
(iii) no broker or finder, (iv) certain filings by TDS with the Commission, (v) regulatory approvals and (vi) the lack of omissions in any disclosures to Deposit.

Business of Deposit Pending Completion of the Merger

        Deposit has agreed that, among other things, prior to consummation of the Merger, unless TDS agrees otherwise, it will
(i) continue to own its assets and properties and operate its business in the customary and ordinary course of business, (ii) not incur any new or additional indebtedness outside the ordinary course
                                14
of business, (iii) not sell, mortgage, lease or otherwise encumber any of its assets or properties except in the ordinary course of business, (iv) maintain, repair and replace its assets and properties in accordance with its normal practices, (v) not enter into any contracts, agreements or commitments except as permitted by the Merger Agreement, (vi) not enter into or amend any employment, consulting or change of control agreement, and not grant any salary or pay increases or make any bonus payments except as permitted by the Merger Agreement, (vii) maintain in full force and effect the existence of, and the rights and franchises owned by, Deposit in New York and Pennsylvania, promptly and timely prepare and file all annual reports and franchise tax returns and pay all franchise taxes and other taxes and assessments with respect thereto, (viii) keep true records and books of account in accordance with generally accepted accounting principles and past practices applied on a consistent basis, (ix) duly observe the requirements of governmental authorities unless contested in good faith by appropriate proceedings, (x) promptly pay and discharge, when due and payable, all taxes, assessments and governmental charges or levies unless contested in good faith by appropriate proceedings,
(xi) pay when due or in conformity with customary trade terms all indebtedness of Deposit incurred as an incident to the operation of its business unless contested in good faith by appropriate proceedings, (xii) comply in all material respects with all contracts and leases unless contested in good faith by appropriate proceedings, (xiii) not cause or permit the merger, consolidation or other reorganization or recapitalization of Deposit, (xiv) not cause or permit the declaration of any dividends on or any distributions with respect to, or the redemption or retirement of, any capital stock of Deposit, except that Deposit may continue to pay its regular quarterly dividend of $1.75 per share, but only from current earnings or profits,
(xv) not cause the termination of any employment agreements or other contracts with any of its executive employees, (xvi) not enter into or give any guaranty of any third party obligation for the payment of money or performance of any contract, (xvii) not cause or permit the liquidation or dissolution of Deposit or institute or permit to be instituted against Deposit any proceeding to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of Deposit or any of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of any order of relief or the appointment of a receiver, trustee or other similar official for Deposit or for any part of its property, or make a general assignment for the benefit of Deposit's creditors, (xviii) not amend or repeal its Certificate of Incorporation or bylaws, (xix) not create or permit to be created, nor issue or permit to be issued, any class or series of capital stock or other security of Deposit or any right to receive such capital stock or security, (xx) not amend any employee benefit plan to increase the benefit thereunder except as permitted by the Merger Agreement, establish any new employee benefit plan, commence making any contributions to any employee benefit plans to which Deposit was not contributing previously or make any contributions to any employee benefit plans except as permitted by the Merger Agreement and (xxi) not take any action that, or refrain from taking any action when the failure so to act, would materially adversely affect the ability of Deposit to consummate the transactions contemplated by the Merger Agreement.

        Deposit has also agreed to provide TDS, Sub and their representatives, on reasonable notice, access to the books, records, executive officers and properties of Deposit for the purpose of further confirming and verifying the accuracy of the representations and warranties set forth in the Merger Agreement, provided that any such investigation shall not unreasonably interfere with the normal business operations of Deposit.

Fees and Expenses

        All costs and expenses incurred in connection with the Merger will be paid by the party incurring such expenses, except that (i) fees and disbursements of the counsel, consultants and accountants of the Deposit shareholders as a group will be paid by Deposit and (ii) filing fees and out-of-pocket expenses incurred by any party in connection with securing regulatory approvals of the transactions contemplated by the Merger Agreement will be paid by TDS or Sub.

Agreement to Vote in Favor of the Merger

        Pursuant to a Firm Commitment to Sell Agreement, dated as of March 30, 1995, the Major Shareholders and one additional shareholder of Deposit have agreed, among other things, that, as long as the Merger Agreement has not been terminated, they will vote all of their Deposit Shares in favor of
                                15
approval of the Merger Agreement. The Major Shareholders and such additional shareholder of Deposit collectively own approximately 83.84% of the outstanding Deposit Shares. Therefore, assuming that the Major Shareholders and such shareholder vote as agreed, the Merger will be approved.

Indemnification

        The Merger Agreement provides for indemnification obligations of Deposit, the Major Shareholders, TDS and Sub in certain circumstances. These obligations expire on the first anniversary of the Effective Date of the Merger, except for (i) claims in writing delivered prior to the close of business on the first anniversary of the Effective Date and (ii) indemnification obligations of the Major Shareholders relating to title to their Deposit Shares.

        Deposit and the Major Shareholders, jointly and severally, have agreed to indemnify and hold TDS and Sub harmless against any loss or damages (including expenses) suffered by TDS or Sub resulting from or arising out of (i) any material breach by Deposit or such Major Shareholder in the performance of any of their respective obligations or covenants under the Merger Agreement or in any agreement delivered in connection with the transactions contemplated thereby, (ii) any breach of any of the representations or warranties made by Deposit or such Major Shareholder in the Merger Agreement or in any agreement, document, certificate or exhibit delivered in accordance with the provisions of the Merger Agreement and (iii) all actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing. Notwithstanding the foregoing, the maximum aggregate amount of all losses, damages, and expenses (including attorneys' fees) for which Deposit and the Major Shareholders, collectively, will be obligated to indemnify TDS and Sub, collectively, is limited to $500,000.

        TDS and Sub, jointly and severally, have agreed to indemnify and hold Deposit and the shareholders of Deposit harmless against any loss or damages (including expenses) suffered by Deposit or the shareholders of Deposit resulting from or arising out of (i) any material breach by TDS or Sub in the performance of any of their respective obligations or covenants under the Merger Agreement or in any agreement delivered in connection with the transactions contemplated thereby, (ii) any breach of any of the representations or warranties made by TDS or Sub in the Merger Agreement and (iii) all actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing. Notwithstanding the foregoing, the maximum aggregate amount of all losses, damages, and expenses (including attorneys' fees) for which TDS and Sub, collectively, will be obligated to indemnify Deposit and the shareholders of Deposit, collectively, is limited to $500,000.

        For purposes of the Merger Agreement, an event, or an event together with other events, will be deemed "material" only if such event or events are capable of being quantified and such event, or such events in the aggregate, result in a liability, claim, fine, loss or obligation in an amount equal to or greater than $100,000.

Conditions

        The respective obligations of TDS, Sub and Deposit to effect the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the Merger shall have been approved by holders of at least two-thirds (2/3) of the outstanding Deposit Shares, (ii) all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated by the Merger Agreement shall have been received and no judgment, injunction, ruling or order of any court or governmental authority outstanding against TDS, Sub or Deposit which prohibits, restricts or delays consummation of the Merger shall be in effect, (iii) no stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part shall have been entered by the Commission; and (iv) the TDS Common Shares to be issued pursuant to the Merger Agreement shall have been approved for listing upon notice of issuance by the American Stock Exchange.
                                16

        In addition, the obligations of TDS and Sub to effect the Merger are subject to the conditions that (i) there shall have been no material breach by Deposit in the performance of any of its covenants and agreements in the Merger Agreement and there shall have been delivered to TDS and Sub a certificate to such effect, dated the Effective Date, signed on behalf of Deposit by its President, (ii) each of the representations and warranties of Deposit and the Major Shareholders contained in the Merger Agreement shall be true and correct in all material respects on the Effective Date as though made on the Effective Date except as permitted by the Merger Agreement and there shall have been delivered to TDS and Sub certificates to such effect, dated the Effective Date, signed on behalf of Deposit by its President and by each Major Shareholder and (iii) TDS and Sub shall have received from counsel for Deposit an opinion, dated the Effective Date, in form and substance satisfactory to TDS and its counsel, to the effect set forth as Exhibit 9.01(f) to the Merger Agreement.

        The obligations of Deposit to effect the Merger are subject to the conditions that (i) there shall have been no material breach by TDS or Sub in their performance of any of their respective covenants and agreements in the Merger Agreement and there shall have been delivered to Deposit certificates to such effect, dated the Effective Date, signed on behalf of TDS and Sub by their respective Presidents, (ii) each of the representations and warranties of TDS and Sub contained or referred to in the Merger Agreement shall be true and correct in all material respects on the Effective Date as though made on the Effective Date and there shall have been delivered to Deposit certificates to such effect, dated the Effective Date, signed on behalf of TDS and Sub by their respective Presidents and (iii) Deposit shall have received from counsel for TDS and Sub an opinion, dated the Effective Date, in form and substance satisfactory to Deposit and its counsel to the effect set forth as Exhibit 10.01(e) to the Merger Agreement.

Amendment; Termination

        The Merger Agreement may not be amended or modified except by a written agreement specifically referring to the Merger Agreement and signed by TDS, Sub, Deposit and the Major Shareholders. The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger Agreement, (i) by mutual consent of the Boards of Directors of Sub and Deposit, (ii) by Sub or Deposit if any of the closing conditions to their respective obligations to close shall not be satisfied, unless the noncompliance therewith has been remedied as permitted by the Merger Agreement or (iii) by either Sub or Deposit if the Public Service Commission of New York ("PSC"), the Public Utilities Commission of Pennsylvania ("PUC") or any other applicable regulatory authority has declined to approve the transactions contemplated by the Merger Agreement and all applicable periods of appeal have expired. The Merger Agreement shall terminate automatically on July 31, 1996 if the Merger has not been consummated, unless extended by the mutual written consent of TDS, Sub and Deposit.

        In the event of such termination, all further obligations of the parties under the Merger Agreement shall terminate without any liability on the part of any party, except with respect to the treatment of all confidential information furnished by each party and the payment of certain expenses and except that if the Merger Agreement is terminated because of a material breach thereof by a party, the non-defaulting party shall be entitled to all available equitable remedies, including the remedy of specific performance, and to indemnification under the provisions previously described.

Interests of Certain Persons in the Merger

        The directors of Deposit and their spouses and family members residing with such directors are the beneficial owners of an aggregate of 10,847 Deposit Shares. The directors will receive no extra or special benefit from the Merger not shared on a pro-rata basis with all other holders of Deposit Shares except as set forth below.

        Employee Stock Bonus. As additional compensation for services to be rendered after the Effective Date, TDS will pay or cause Deposit to pay, on the Stock Bonus Payment Date (as defined below), a stock bonus of an aggregate of 10,000 TDS Common Shares, subject to any adjustment for fractional shares as provided below (the "Stock Bonus"). The Stock Bonus will be allocated among the Eligible Employees (as
                                17
defined below) pursuant to a formula, to be developed by Peter Feehan and Stephen Feehan, that takes into account prior and anticipated future years of service and earnings with Deposit. Each Eligible Employee who would otherwise receive a fractional TDS Common Share in connection with the Stock Bonus will receive in lieu thereof an amount of cash determined by multiplying such fraction by the average closing price of TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day immediately preceding the Stock Bonus Payment Date. An employee of Deposit will be an "Eligible Employee" if such employee (i) is an employee of Deposit as of March 15, 1995 and (ii) remains an employee of Deposit on the first anniversary of the Effective Date (the "Eligibility Determination Date"). The "Stock Bonus Payment Date" is the fifteenth business day after the Eligibility Determinate Date. The Merger Agreement specifically provides that neither Fenton Busfield nor Peter Feehan, each a director of Deposit, will be deemed to be an Eligible Employee. However, Stephen Feehan, a director of Deposit, will be an Eligible Employee, and, therefore, be entitled to receive a portion of the Stock Bonus, if he remains employed by Deposit on the Eligibility Determination Date in either his current capacity as Vice President and General Manager or in another capacity.

        Change of Control Agreements. Peter Feehan and Stephen Feehan, both directors and officers of Deposit, are parties to agreements with Deposit, which were in existence prior to the execution of the Merger Agreement, containing change of control provisions. Pursuant to these agreements, in the event that either (i) such officer's employment terminates for any reason other than death or disability within 24 months following a change of control transaction or (ii) such officer's employment is terminated or the terms and conditions of such officer's employment are modified to such officer's detriment within 12 months prior to a change of control transaction, then Deposit (or its successor) will be required to make a cash payment to such officer equal to 2.99 times the greater of such officer's Annual Compensation (as defined in such officer's respective employment agreement) in effect at the time of termination or in effect at the time the change of control transaction occurs. In addition, Deposit will be required to indemnify such officer for any income or excise taxes (other than ordinary income taxes), including penalties and interest, assessed against such officer resulting from such payment. The Merger would constitute a change of control transaction under such agreements.

        Directors to Continue. The Merger Agreement provides that the directors will continue to serve in their current capacities after the Effective Date.

Registration and Listing

        TDS has registered the TDS Common Shares issuable upon conversion of the Deposit Shares in the Merger pursuant to a filing with the Commission of a Registration Statement on Form S-4 with respect to, and will take any actions necessary under the state blue sky or securities laws in connection with, the issuance of such shares. TDS will use its best efforts to cause such shares to be approved for listing on the American Stock Exchange, upon official notice of issuance, at or prior to the Effective Date.

Certain Federal Income Tax Consequences

        The Merger is intended by Deposit to qualify as a tax-free reorganization; however, whether it will be so treated will depend, in part, on circumstances occurring after the Merger, some of which are beyond the control of Deposit or TDS. If the Merger does not constitute a tax-free reorganization, it will be a taxable exchange of shares. Certain federal income tax consequences of a tax-free reorganization and a taxable exchange of shares are explained below.

        Tax-Free Reorganization. If the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized by a holder of Deposit Shares upon the exchange of Deposit Shares for TDS Common Shares, except to the extent such holder receives cash in lieu of a fractional TDS Common Share. The aggregate basis of the TDS Common Shares received in the Merger by a holder of Deposit Shares will be the same as the aggregate basis of Deposit Shares surrendered in exchange therefor, reduced by any amount allocable to a fractional TDS Common Share for which cash is received. The holding period of the TDS Common Shares
                                18
received in the Merger by a holder of Deposit Shares will include the holding period of Deposit Shares surrendered in exchange therefor, provided that the holder held Deposit Shares as capital assets as of the Effective Date. A holder of Deposit Shares who receives cash in lieu of a fractional TDS Common Share will be treated as if the holder received the fractional TDS Common Share and then received cash from TDS in redemption thereof. The holder will recognize gain or loss equal to the difference between the amount of cash received and the tax basis of the holder's Deposit Shares allocable to the fractional TDS Common Share. This gain or loss will be a capital gain or loss, provided that the holder held his Deposit Shares as capital assets as of the Effective Date, and will be long-term capital gain or loss if such shares were held for more than one year as of the Effective Date.

        A holder of Deposit Shares who dissents from the Merger and exercises such shareholder's dissenter's rights, see "The Merger -- Rights of Dissenting Shareholders," will recognize gain or loss based on the difference between the deemed "fair value" and the basis of such holder's Deposit Shares. Such gain or loss will be a capital gain or loss, assuming the holder held his Deposit Shares as a capital asset as of the Effective Date, and will be a long-term capital gain or loss if such shares were held for more than one year as of the Effective Date.

        Although there are a number of requirements that must be satisfied in order for the Merger to qualify as a tax-free reorganization, whether the Merger qualifies as tax-free depends, in part, on whether the continuity of interest test is satisfied following the Merger. This test is satisfied if, after the Merger, the former holders of Deposit Shares retain a sufficient continuing ownership of TDS Common Shares. Under the interpretation of the continuity of interest test used by the Internal Revenue Service for the purpose of issuing advance rulings, the test generally will be satisfied if the Deposit shareholders as a group retain, in the aggregate, at least 50 percent of the TDS shares they receive as a result of the Merger for at least two years after the Effective Date. If the sales or other dispositions of TDS Common Shares following the Merger are sufficient to prevent the continuity of interest test from being satisfied, the Merger will constitute a taxable transaction, with the results described below.

        By a separate agreement, the Major Shareholders and certain other Deposit shareholders have agreed not to dispose of 329,876 of the TDS Shares that they will receive in the Merger for a period of two years from the Effective Date of the Merger. Assuming compliance with such agreement, it is expected that the continuity of interest test will be satisfied.

        Taxable Exchange of Shares. If the Merger constitutes a taxable exchange of shares, each non-dissenting holder of Deposit Shares will be required to recognize gain or loss equal to the difference between the fair market value of the TDS Common Shares and cash, if any, received in the Merger and the basis of Deposit Shares surrendered in exchange therefor. A holder of Deposit Shares who exercises such shareholder's dissenter's rights will recognize gain or loss based on the difference between the deemed "fair value" and the basis for such shareholder's Deposit Shares. See "Rights of Dissenting Shareholders" below. Any gain or loss recognized by a non-dissenting or dissenting shareholder will be capital gain or loss, provided that the holder held his Deposit Shares as capital assets as of the Effective Date, and will be long-term capital gain or loss if the holding period of Deposit Shares, as of the Effective Date, is more than one year.

        THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY AND IS BASED UPON CURRENT LAW AND INTERPRETATIONS THEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THIS DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO ANY EMPLOYEE WHO WILL RECEIVE TDS COMMON SHARES IN THE COURSE OF EMPLOYMENT. SEE "INTERESTS OF CERTAIN PERSONS IN THE MERGER -
- EMPLOYEE STOCK BONUS". BECAUSE THE TAX CIRCUMSTANCES OF EACH HOLDER OF DEPOSIT SHARES MAY DIFFER, EACH HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THE
                                19

HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL
AND OTHER TAX LAWS.

Accounting Treatment

        The Merger will be accounted for under the purchase method for accounting and financial reporting purposes.

Regulatory Approvals

        The Merger must be approved by the PSC and the PUC which regulate providers of telephone service in New York and Pennsylvania, respectively. Applications seeking such approvals were jointly filed by Deposit and TDS with the PSC on May 26, 1995 and with the PUC on May 26, 1995.

        Transactions such as the Merger are reviewed by the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") to determine whether they comply with applicable antitrust laws under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Merger may not be consummated until such time as certain information has been furnished to the FTC and the DOJ and the specified waiting period requirements of the HSR Act have been satisfied. Premerger Notification and Report Forms have been filed with the FTC and the DOJ under the HSR Act.

        TDS and Deposit are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of various states.

Rights of Dissenting Shareholders

        Any Deposit shareholder who objects to the Merger ("dissenting shareholder") will have the right to receive cash payment of the fair value of his or her shares, provided the shareholder acts in strict compliance with the provisions of New York Business Corporation Law ("N.Y. BCL") Sections 623 and 910. The dissenting shareholder's right to receive cash payment is in lieu of the consideration that the shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. The following summarizes the statutory procedures required under the N.Y. BCL to perfect a dissenting shareholder's rights. This summary is qualified in its entirety by reference to N.Y. BCL Sections 623 and 910, attached to this Proxy Statement - Prospectus as Annex B.

        A dissenting shareholder shall file with Deposit written objection to the Merger before the meeting of the shareholders at which the Merger is submitted to a vote, or at such meeting but before the vote. The objection shall include a notice of the shareholder's election to dissent ("Notice"), the shareholder's name and residence address, the number and class of shares held, and a demand for payment of the fair value of the shares if the Merger is consummated. A shareholder, nominee or fiduciary may not dissent as to less than all of the shares he or she holds as of record, either beneficially or as nominee or fiduciary. All Notices shall be addressed to June B. Nolan, Secretary, Deposit Telephone Company, Inc., 87 Front Street, P.O. Box 87, Deposit, New York 13754.

        The dissenting shareholder shall not vote in favor of or consent in writing to approve the Merger Agreement. A dissenting shareholder's vote in favor of or consent in writing to approve the Merger Agreement will be deemed to forfeit the shareholder's right to receive payment for his or her shares. The dissenting shareholder's vote against the Merger is not sufficient to satisfy the requirement of filing a written Notice in order to preserve his or her appraisal rights.

        At the time of filing the Notice or within one month thereafter, the dissenting shareholder shall submit to Deposit the certificates
                                20
representing his or her shares. Deposit shall indicate on the certificates that a Notice has been filed and shall then return the certificates to the shareholder or other person who submitted them on his or her behalf. Any dissenting shareholder who fails to submit his certificates for such notation shall, at the option of Deposit exercised by written notice to such dissenting shareholder within 45 days from the date of filing of the Notice, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting shareholder and such transferee shall acquire only the rights in Deposit that the original dissenting shareholder had at the time of the transfer.

        Within 10 days after the Merger is approved by the shareholders, Deposit will give written notice of such approval by registered mail to each dissenting shareholder who filed
Notice.

        Within 15 days after the expiration of the period for filing Notice or within 15 days after the Merger takes place, whichever is later, but no later than 90 days after the Merger is approved by the shareholders, Deposit shall make a written offer by registered mail to each dissenting shareholder who filed Notice. This written offer will specify a price that Deposit considers to be the fair value, which may be conditioned upon consummation of the Merger if the Merger has not yet taken place.

        If the Merger has been consummated at the time of the making of such offer by Deposit, then such offer also shall be accompanied by (i) to each dissenting shareholder who has previously submitted the certificates representing his Deposit shares to Deposit for notation (as discussed above), an advance payment of an amount equal to 80% of the amount of such offer or
(ii) to each dissenting shareholder who has not yet submitted his certificates for notation, a statement that an advance payment of an amount equal to 80% of the amount of such offer will be made by Deposit promptly upon such submission of such dissenting shareholder's certificates for notation. If the Merger has not been consummated at the time of the making of such offer, such advance payment or statement with respect thereto shall be sent by Deposit to each dissenting shareholder entitled thereto promptly upon consummation of the Merger.

        Upon consummation of the Merger the dissenting shareholder shall no longer have any of the rights of a shareholder except the right to be paid the fair value of his or her shares and other rights defined under N.Y. BCL Section 623. Specifically, a Notice may be withdrawn by the shareholder at any time prior to his or her written acceptance of an offer made by Deposit, but no later than 60 days after the Merger is consummated. If Deposit fails to make a timely offer, the time for withdrawing a Notice shall be extended 60 days from the date such an offer is made.

        If Deposit and any shareholder agree upon the price to be paid for the dissenting shares within 30 days of the making of such an offer, payment shall be made within 60 days after such offer is made or the Merger is consummated. Payment is dependent upon the shareholder's surrender of all certificates representing dissenting shares.

        If Deposit fails to make an offer within 15 days after the Merger takes place, or if Deposit makes the offer and dissenting shareholders fail to agree within 30 days following the offer, Deposit shall institute a special proceeding within 20 days after the expiration of whichever of these two deadlines is applicable in the Supreme Court of the Sixth Judicial District, Broome County, to determine the rights of dissenting shareholders and to fix the fair value of their shares.

        If Deposit fails to institute the special proceeding within 20 days after the expiration of such applicable deadline described above, any dissenting shareholder may institute the proceeding within 30 days after the expiration of such 20-day period. If a dissenting shareholder does not institute the proceeding within this period, the dissenting shareholder's rights are lost unless the court, for good cause shown, otherwise directs.
                                21

        During the special proceeding, the court shall determine whether each dissenting shareholder is entitle to receive payment for his or her shares. The court shall fix the value of shares held by entitled dissenting shareholders as of the close of business on the day before the shareholders' meeting approving the Merger. The court will take into consideration the nature of the Merger transaction and its effect on Deposit and its shareholders, the customary valuation concepts and methods utilized in the relevant securities and financial markets, and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. The court's determination of fair value may be greater, equal to, or less than the consideration that the shareholder would otherwise receive pursuant to the Merger Agreement.

        The final order in the special proceeding shall be entered against Deposit in favor of each entitled dissenting shareholder who is a party to the proceeding and shall include an allowance for interest at such rate as the Court finds equitable, from the date the Merger took place to the date of payment. Each party to the proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. If the court finds that a dissenting shareholder's refusal to accept Deposit's offer was arbitrary, vexatious, or otherwise not in good faith, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by Deposit against any or all of the dissenting shareholders who are a party to the proceeding. Similarly, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all such dissenting shareholders who are a party to the proceeding against Deposit under certain circumstances specified in N.Y. BCL Section 623.

        Within 60 days following the final determination of the proceeding, Deposit shall pay to each dissenting shareholder the amount found to be due him or her, upon the shareholder's surrender of all certificates representing dissenting shares.

        The statutory procedures outlined above are complex and technical and any shareholder who wishes to exercise his or her rights under these provisions is urged to consult an attorney.


                         BUSINESS OF TDS

        TDS is a diversified telecommunications service company with cellular telephone, local telephone and radio paging operations. At June 30, 1995, TDS served approximately 1.7 million customer units in 37 states, including 550,000 cellular telephones, 416,000 telephone access lines and 738,600 pagers. For the twelve months ended June 30, 1995, cellular operations provided 48% of TDS' consolidated revenues; telephone operations provided 40%; and paging operations provided 12%. TDS' business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS' expertise in customer-based telecommunications services.

        TDS conducts substantially all of its cellular operations through its more than 80%-owned subsidiary, United States Cellular Corporation (American Stock Exchange symbol "USM"), which is engaged through subsidiaries and joint ventures primarily in the development and operation of the acquisition of interests in cellular markets. As of June 30, 1995 USM owns, operates, invests in and has the right to acquire interests in cellular telephone systems representing approximately 24.8 million population equivalents in 208 markets in 36 states. USM owns a controlling interest in and manages cellular systems serving 137 markets ("consolidated markets").

        TDS conducts substantially all of its telephone operations through its wholly-owned subsidiary, TDS Telecommunications Corporation ("TDS Telecom"). As of June 30, 1995 TDS Telecom operates 100 telephone companies serving 416,000 access lines in 29 states. TDS Telecom is expanding through the selective acquisition of local exchange telephone companies serving rural and suburban areas and by offering additional lines of telecommunications products and services to existing customers.
                                22

        TDS conducts substantially all of its radio paging operations through its more than 80%-owned subsidiary, American Paging, Inc. (American Stock Exchange symbol "APP"). APP offers radio paging and related services through its subsidiaries. As of June 30, 1995 APP provides service to 738,600 paging units through 37 sales and service operating centers in 14 states and the District of Columbia. APP's service areas cover a total population of approximately 75 million.

        TDS was the successful bidder, through its wholly-owned subsidiary American Portable Telecommunications, Inc., for eight broadband licenses issued by the Federal Communications
Commission to provide personal communications services in geographic areas representing approximately 27.9 million population equivalents.

        TDS was incorporated in Iowa in 1968. TDS' executive offices are located at 30 North LaSalle Street, Suite 4000,
Chicago, Illinois 60602.  Its telephone number is (312) 630-1900.


               INFORMATION WITH RESPECT TO DEPOSIT

Business of Deposit

        Deposit is an independent local telephone company that was incorporated in the State of New York in 1923 to provide telephone services to subscribers within its prescribed service area. Its service area presently covers an area of approximately 400 square miles located southeast of Binghamton, New York in the counties of Broome, Chenango, and Delaware. Deposit also serves customers located in a portion of Scott Township, Wayne County, Pennsylvania.

        Deposit's main office is located at 87 Front Street in the Village of Deposit, New York.

        As of December 31, 1994, Deposit had 8,145 access lines in service, 8,022 of which were located in New York State and 123 of which were located in Pennsylvania. Subscribers are serviced through exchanges located in Deposit, Windsor, Harpursville, and Afton, New York.

        Deposit is regulated by the PSC and by the PUC. The PSC issued a Certificate of Public Convenience and Necessity to authorize Deposit to provide telephone service in designated areas of the State of New York on May 7, 1924. The PUC issued a comparable Certificate with respect to Deposit's service area in Pennsylvania in 1966.

        Rates for local telephone services are regulated by the PSC and the PUC. During the year ended December 31, 1994, operating revenues for local network services were $2,608,461 as compared with $1,683,580 during the prior year.

        Long distance telephone services for customers of Deposit are provided by long distance carriers. Deposit charges its customers tolls set by the long distance carriers and remits the entire payment to the carriers. The long distance carriers then compensate Deposit for usage by Deposit customers through payment of access charges and other settlements. The rates for access charges are determined by the PSC and the PUC for intrastate calls, and by the Federal Communications Commission for interstate calls. During the year ended December 31, 1994, Deposit's operating revenues from long distance network services were $3,073,310, a decrease from the prior year when operating revenues were $4,007,644.

        Deposit also receives revenue from various miscellaneous
activities such as the leasing of telephone systems and other equipment to customers and directory advertising.  During
calendar year 1994, Deposit's miscellaneous revenues were
$768,749 as compared with miscellaneous revenues of $819,496 in
1993.
                                23

        Deposit does not provide cellular telephone services to its customers. However, Deposit is a limited partner in two partnerships that are licensed to provide cellular services in areas that include Deposit's service area. Thus, Deposit owns a 15% limited partnership interest in Binghamton MSA Limited Partnership, a New York limited partnership which is licensed to provide cellular services in the Binghamton, New York Metropolitan Statistical Area ("MSA"). The general partner of this partnership is NYNEX Corporation. The Binghamton MSA has approximately 309,000 population equivalents.

        Deposit is also a limited partner in a New York limited partnership known as Catskills RSA Limited Partnership. This partnership provides cellular services in the rural service area ("RSA") designated by the Federal Communications Commission as New York RSA No. 5. This service area has approximately 389,000 population equivalents. The general partner of this partnership is New York Cellular Geographic Service Area, Inc., an affiliate of NYNEX Corporation. Deposit has a 1/9th (11.11%) interest as a limited partner in this partnership.

        Future growth and attendant increased revenues of Deposit depend principally on the future development of the geographic area which it serves and the additional telecommunications needs of existing customers. Future growth and increase indebtedness may also result from upgrades in service and additional services made possible by advances in technology.

        Deposit's policy is to upgrade its plant and equipment as required and to furnish its customer's technological advances which are economical. In the past five years, Deposit has invested approximately $6,400,000 in additional telephone plant and equipment.

        Deposit management believes that its current telephone plant and equipment are adequate and within accepted telephone industry standards. With the current plant and equipment capacity, Deposit can reasonably expect to meet its needs for future customer growth.

        Deposit currently has 32 full-time employees.

        No material changes in the business or financial position of Deposit are expected from the date of the financial statements of Deposit included in this Proxy-Statement Prospectus.

Property of Deposit

        Deposit operates one telephone exchange at its headquarters in Deposit, New York. Other exchanges are operated at Windsor, Harpursville and Afton, New York.

        In addition to the foregoing, the property of Deposit consists principally of tangible property including telephone lines, office equipment, telephone instruments, land and buildings related to telephone operations, and motor vehicles and equipment. Telephone lines include buried cable, aerial cable, poles and wire. Real property includes Deposit's central office facility-headquarters in Deposit, New York, and offices for the exchanges located in Windsor, Harpursville, and Afton.

Legal Proceedings of Deposit

        Deposit does not have any material pending or threatened litigation.

Changes in and Disagreements with Accountants of Deposit

        There have been no changes in or disagreements with the
independent accountants of Deposit during the two most recent fiscal years or any subsequent interim period.
                                24

Authorized and Outstanding Securities of Deposit

        The authorized capital stock of Deposit consists of 30,000 shares of one class of common stock, without par value, and 3,000 shares of preferred stock, $100 par value. Deposit shareholders have pre-emptive rights to purchase additional securities, but they do not have the right to vote their shares cumulatively for the election of directors or for other purposes. On the Deposit Record Date, 29,450 common shares were issued and outstanding and no preferred shares were outstanding.

Market for Shares and Dividends

        There is no established public trading market for Deposit
shares.   As of the Deposit Record Date, there were 52
shareholders of record.

        Dividends on Deposit Shares are declared quarterly by the Deposit Board of Directors and paid to shareholders on or about the first day of January, April, July, and October. During 1993 and for the first two quarters of 1994, quarterly dividends were paid at the rate of $1.60 per share. Quarterly dividends at the rate of $1.75 per share were paid to Deposit Shareholders on or about July 1 and October 1, 1994, and January 1, April 1, and July 1, 1995. The Merger Agreement permits Deposit to continue paying a quarterly dividend of $1.75 until the Merger, but only from current earnings and profits. Further, future dividends are subject to the discretion of the Board and will depend, among other things, on future earnings, operating and financial conditions, capital requirements, and general business conditions.

Principal Shareholders of Deposit

        The following table sets forth the beneficial owners of more than five percent of the outstanding Deposit Shares:

Name and Address         Number of Shares
of Shareholder           Beneficially Owned  Percentage of Class
----------------         ------------------  -------------------
S. Fenton Busfield            4,139            14.0543%
15 Center Street
Deposit, New York 13543

Margaret B. Rees              3,305 1          11.2224%
421 Wagner Avenue
Mamaroneck, New York 10543

Robert E. Genant              2,364             8.0272%
Bidwell Road
Parish, New York 13131

June B. Nolan                 1,775 2           6.0272%
30 Main Street
P.O. Box 135
Deposit, New York 13754

Peter H. Feehan               1,727             5.8642%
115 Nelson Frank Road
P.O. Box 87
Deposit, New York 13754

Suzanne B. Feehan             1,636             5.5552%
319 N. Tioga Street
                                25

Ithaca, New York 14850

___________________________
     1. Includes 60 shares beneficially owned by Mrs. Rees' husband and 1,418 shares beneficially owned by her son, Andrew Rees, who resides with Mrs. Rees.

     2. Includes 61 shares beneficially owned by Mrs. Nolan's husband and 28 shares owned jointly by Mrs. Nolan and her husband.

Share Ownership of Directors and Officers

     The following table sets forth as of the Deposit Record Date the beneficial ownership of the Directors and Officers of
Deposit:

Name of Director         Number of Shares
and/or Officer           Beneficially Owned  Percentage of Class
----------------         ------------------  -------------------
S. Fenton Busfield            4,139            14.0543%

June B. Nolan                 1,775             6.0272%

Peter H. Feehan               1,727             5.8642%

Suzanne B. Feehan             1,636             5.5552%

Stephen P. Feehan             1,460             4.9576%

Myrlin L. Page                   60             0.2037%

Everett A. Gilmour               50             0.1698%

David O. Martin                   0             0.0000%

Robert H. Griswold                0             0.0000%
                              -----            --------
All directors and officers    10,847           36.8319%
as a group (a total of 9)

Directors and Executive Officers

          The Merger Agreement provides that the Directors and Officers of Deposit as of the Effective Date of the Merger shall remain in those positions following the Merger until their successors are elected and qualified. The identities of the current Directors and Officers of Deposit, their ages and terms of office as of the Deposit Record Date are set forth below:


                                     Date      Date    Date First
     Name     Position(s)   Age     First    Current   Appointed
                                   Elected     Term        as
                                      as     Expires    Officer
                                   Director

 S. Fenton    Chairman of     91     1931    May 1996     1933
 Busfield     the Board,
              Treasurer,
              Director

 Suzanne B.   Vice            54     1964    May 1996     1964
 Feehan       President,
              Director
 Everett A.   Director        74     1972    May 1996     ----
 Gilmour

 David O.     Director        54     1981    May 1996     ----
 Martin

 Peter H.     President,      57     1984    May 1996     1964
 Feehan       Chief
              Executive
              Officer,
              Assistant
              Treasurer,
              Director

 Myrlin L.    Director        75     1984    May 1996    -----
 Page
 Robert H.    Director        65     1986    May 1996    -----
 Griswold

 June B.      Secretary,      57     1990    May 1996     1990
 Nolan        Director

 Stephen P.   Vice            30     1990    May 1996     1992
 Feehan       President of
              Operations,
              General
              Manager,
              Director


S. Fenton Busfield - S. Fenton Busfield currently serves as Chairman of the Board of Directors and as Treasurer and is a member of the Executive and Salary Committee of the Board of Directors. Mr. Busfield's father, Suydam S. Busfield founded Deposit in 1923 and Mr. Busfield has been involved with the company almost since its inception. He has been a Director since 1931 and for many years served as President and Chief Executive Officer of the company. Mr. Busfield is a graduate of Cornell University (B.S.). He is the father of Suzanne B. Feehan and June B. Nolan and the grandfather of Stephen P. Feehan.

Suzanne B. Feehan - Suzanne B. Feehan is a Vice President and has been a member of the Board of Directors since 1964. She is a graduate of Binghamton University (B.S.) and of Syracuse University (M.S.W.) and is currently self-employed as a counselor in Ithaca, New York. Mrs. Feehan is the daughter of S. Fenton Busfield, sister of June B. Nolan, and mother of Stephen P. Feehan.

Everett A. Gilmour - Everett Gilmour is Chairman of the Board and a Director of NBT Bank headquartered in Norwich, New York, and formerly served as the President and Chief Executive Officer of NBT. He has been a Director of Deposit since 1972 and he is a member of the Executive, Auditing and Salary committees of the Board. Mr. Gilmour is a graduate of the Stonier School of Banking, Rutgers University.

David O. Martin - David Martin is President and owner of Hinman
Mills, a feed mill business located in Deposit, New York. He has been a Director of Deposit since 1981 and is a member of the Auditing Committee.

Peter H. Feehan - Peter Feehan is President, Chief Executive Officer, Assistant Treasurer and a Director of Deposit. Mr. Feehan became President of Deposit in 1984 and has served as a Director since that year. He was first employed by Deposit in 1958 and has been involved with all phases of the operations of the company. Mr. Feehan is a member of the Executive Committee of the Board. Mr. Feehan is a graduate of Broome Community College (A.A.S.) and of Binghamton University (B.S.). Mr. Feehan is the father of Stephen P. Feehan.
                                27

Myrlin L. Page - Myrlin Page graduated from Alfred University
(B.S.) and has been a Director of Deposit since 1984. He was formerly Vice President of Operations of Deposit and retired in 1991 after more than 40 years of service to the company.

Robert H. Griswold - Robert Griswold is Chairman of the Ontario Telephone Company and the Trumansburg Telephone Company and has been involved with the telephone industry for many years. He has served as a Director of Deposit since 1986 and is a member of the Executive, Auditing, and Salary Committees of the Board. Mr. Griswold is a graduate of Dartmouth College (B.S.).

June B. Nolan - June Nolan is Secretary and a Director of Deposit and has served in those positions since 1990. She is the daughter of S. Fenton Busfield and is a retired assistant branch manager of Barclay's Bank. Mrs. Nolan has an A.A.S. degree in Accounting.

Stephen P. Feehan - Stephen Feehan is Vice President of Operations and General Manager and a Director of Deposit. He is a graduate of the State University of New York - Albany (B.S.) and Binghamton University (M.B.A.) and has been employed by Deposit since 1987. Mr. Feehan is the grandson of S. Fenton Busfield and the son of Peter H. Feehan and Suzanne B. Feehan.

Compensation of Officers

          The following table summarizes the compensation paid by Deposit during its last fiscal year to its Chief Executive
Officer and each other Executive Officer whose annual salary and bonus exceeds $100,000.


    Name and Principal     Year   Salary       Bonus         Other
    Position                                                 Compensation

    Peter H. Feehan,       1994   $139,747.00  $70,081.00    $980.00
    President and Chief
    Executive Officer
    S. Fenton Busfield,    1994   $121,625.00  $     0.00    $980.00
    Chairman of the
    Board and Treasurer



Compensation of Directors

          Effective with the May 1994 meeting, the fee paid to each Director for each meeting attended was increased from $230 to $250. During 1994, each Director was paid total Directors' fees of $980.

Certain Relationships and Related Transactions

          Everett A. Gilmour, a Director of Deposit, is Chairman of the Board of NBT Bank, Norwich, New York. NBT Bank is a successor trustee for Deposit's first mortgage bonds referred to in Deposit's financial statements appended hereto. NBT is also a lender to Deposit on a non-revolving line of credit. As of June 30, 1995, there were no outstanding obligations under this line of credit. Management believes that these extensions of credit by NBT Bank are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other banks and in the opinion of management the terms are favorable to Deposit.

Employment Contracts, Termination of Employment,
And Change-Of-Control Agreements
                                28

     Deposit and Peter H. Feehan are parties to an Employment Agreement dated September 1, 1987, which provides for Mr. Feehan's employment as President. Under this agreement, Mr. Feehan's "Annual Compensation" (as defined in Mr. Feehan's Employment Agreement) is to be determined annually by the Board of Directors in light of Deposit's financial performance, market conditions pertinent to executive compensation, and adjustments provided generally to other senior officers of Deposit. Any reductions in Annual Compensation are to be in proportion to reductions generally applicable to other senior officers. In addition, Mr. Feehan is entitled to participate in all group benefit plans and to be reimbursed for all reasonable expenses incurred in furtherance of or in connection with the business of Deposit.

     Mr. Feehan's employment may be terminated without cause by Deposit on ninety days' written notice given prior to September 1st in any year or for "Reasonable Cause" (as defined in Mr. Feehan's Employment Agreement) on thirty days' prior written notice. If Mr. Feehan's employment is terminated for any reason other than his death or total disability, his Employment Agreement provides for payment of a severance benefit to Mr. Feehan on termination of his employment equal to two times his annual compensation at the time of termination. This severance benefit is payable in 24 equal monthly installments. Mr. Feehan's Employment Agreement also provides for an additional annual severance benefit if Deposit terminates Mr. Feehan's employment for any reason other than Reasonable Cause, which benefit is payable monthly for his lifetime and is equal to 55% of his annual compensation at the time of termination, reduced by payments of the 24 month severance benefit previously referred to as well as by amounts paid to Mr. Feehan under the Company's retirement plan for employees.

     Peter H. Feehan is also party to a Change-of-Control Agreement with Deposit dated May 6, 1994 and amended September 16, 1994. Under this agreement, as amended, in the event that either (i) Mr. Feehan's employment terminates for any reason other than death or disability within 24 months following a change-of-control transaction or (ii) his employment is terminated or the terms and conditions of his employment are modified to his detriment within 12 months prior to a change-of-control transaction, then Deposit (or its successor) will be required to make a cash payment to Mr. Feehan equal to 2.99 times the greater of Mr. Feehan's Annual Compensation in effect at the time of termination or in effect at the time the change-of-control transaction occurs. In addition, Deposit will be required to indemnify Mr. Feehan for any income or excise taxes (other than ordinary income taxes), including penalties and interest, assessed against Mr. Feehan resulting from such payment. The Merger would constitute a change-of-control transaction under this Change-of-Control Agreement. Deposit and Stephen P. Feehan are also parties to an Employment Agreement which contains comparable provisions to those contained in the previously described agreements with Peter Feehan. See"The Merger--Interests of Certain Persons in the Merger."


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is presented to assist in assessing the changes in financial condition and performance of Deposit over the three most recent fiscal years and the six month periods ended June 30, 1995 and 1994. The following information should be read in conjunction with the financial statements and related notes and other detailed information regarding Deposit included elsewhere in this Proxy Statement-Prospectus.

     Deposit is a supplier of telephone services to subscribers within its prescribed service area. Its income is derived from subscriber fees charged to its customers and from access charges imposed pursuant to contracts with long-distance ("interexchange") telephone carriers. Both the fees charged to Deposit's customers for its services and the access charges to interexchange carriers are based upon rates approved by the Public Service Commission of New York ("PSC") and the Public Utilities Commission of Pennsylvania ("PUC") with respect to customers in New York and Pennsylvania, respectively, for intrastate services and the Federal Communications Commission ("FCC") for interstate services. Generally, these fees are a function of a prescribed return on Deposit's investment in plant and equipment and its cost of services provided to its subscribers.
                                29

     The audited financial statements for the years ended December 31, 1994, 1993, and 1992, and the unaudited financial statements for the periods ended June 30, 1995 and 1994, included in the Proxy Statement-Prospectus are stated to comply with the financial reporting requirements mandated by generally accepted accounting principles reflecting practices appropriate to the telephone industry. Deposit uses a fiscal year ending December 31.

     Net income totaled $1,109,258, $1,238,981 and $876,241 for the three fiscal years ended 1994, 1993 and 1992, respectively, reflecting a decrease of 10.5% in 1994 and an increase of 41.4% in 1993. Net income totaled $2,457,036 and $613,879 for the six month periods ended June 30, 1995 and 1994. See the analysis set forth in "Operating Revenues," "Operating Expenses" and "Other Items" listed below.

     Earnings per share were $37.67 in 1994, $42.07 in 1993 and $29.75 in 1992 based upon 29,450 shares outstanding in each year. Earnings per share for the six month periods ended June 30, 1995 and 1994 were $83.43 and $20.84, respectively, based upon 29,450 shares outstanding in each period.

OPERATING REVENUES

     In the years ended December 31, 1994, 1993, and 1992, operating revenues totaled $6,438,520, $6,493,720 and $5,993,548, respectively. This equates to a decrease of 0.9% in 1994 and an increase of 8.4% in 1993. Operating revenues for the six month periods ended June 30, 1995 and 1994 totaled $2,808,299 and $3,194,308, respectively, reflecting a decrease of 12.1%

     Local Network Service Revenues are derived from providing local telephone exchange service within Deposit's franchise area and from Universal Service Fund ("USF") payments. Local Network Service Revenues increased $924,881 (54.9%) and $202,959 (13.7%)
in 1994 and 1993, respectively. The increase in 1994 was primarily due to USF revenues having been reclassified as Local Network Service Revenues from Network Access Revenues in the previous year, an increase of approximately $440,000 in USF revenues, and an increase in Basic Area Revenue of approximately $106,000 while the increase in 1993 was due primarily to an increase in Basic Area Revenue of $81,000 and the inclusion of Customer Premises Revenues of approximately $106,000 which had previously been reported as deregulated revenue.

     Network Access and Long Distance Network Service Revenues result from charges assessed to interexchange carriers and customers for their use of the interexchange network to transmit long-distance communications ("toll calls"). Such revenues are based upon the allocation of operating expenses and telephone plant investment to interstate and intrastate jurisdictions under cost separation procedures established by the FCC. Revenues are designed to cover expenses and provide a rate of return on plant investment. Charges to interexchange carriers for interstate network usage are based on tariffs filed with the FCC by the National Exchange Carriers Association ("NECA"), a service organization formed after the AT&T divestiture for the purpose of administering collection and distribution of revenues between its member local exchange carriers and the interexchange carriers. Charges to interexchange carriers for intrastate network usage are based on tariffs established by state regulatory agencies. The interstate portion of these revenues is initially received based on estimates of expenses, plant investment and rates of return for the settlement period (usually a calendar year). The intrastate portion of these revenues is received based on approved tariffs and is influenced by changes in traffic levels as measured by minutes of use.

     Network Access and Long Distance Network Service Revenues decreased $934,334 (23.3%) in 1994 and increased $184,868 (4.8%)
in 1993. The decrease in 1994 resulted primarily from a decrease of approximately $550,000 in access pool settlements and an accounting reclassification change of approximately $362,000 for USF revenues. The increase in 1993 was due mainly to increased access pool settlements.

     Miscellaneous revenues consisting primarily of directory revenue, billing and collection revenue and deregulated revenues decreased $50,747 (6.2%) in 1994 and increased $81,345 (11.0%) in
1993. The decrease in 1994 primarily relates to a decrease in deregulated revenues. The increase in 1993 was due primarily to an increase in billing and collection revenues.
                                30

     Local Network Services Revenues decreased $139,287 (10.7%) in the six months ended June 30, 1995 over 1994 due to an annual rate reduction agreed to with the PSC of $150,000. Network Access and Long Distance Network Service Revenues decreased $231,475 (15.2%) due to an unfavorable change in settlements with the New York State Access Pool. The unfavorable change in settlements resulted in part from an order of the PSC in Case No. 28425 which is applicable generally to telephone companies that participate in the New York State Access Pool. The revenue effects of the rate reduction and of the change in settlements are continuing.

     Miscellaneous revenues decreased $14,347 (3.8%) for the six months ended June 30, 1995 over 1994.

     The operating revenue of Deposit will not be impacted if the pending merger with Sub is not consummated.

OPERATING EXPENSES

     Operating expenses totaled $4,052,699, $3,870,771 and $3,832,204 for the years ended 1994, 1993 and 1992, respectively.
This equates to an increase of 4.7% in 1994 and a 1.0% increase in 1993. Operating expenses for the six month periods ended June
30, 1995 and 1994 totaled $1,847,564 and $1,808,805,
respectively, an increase of 2.1%.

     Plant specific operations expenses decreased $211,763
(22.6%) in 1994 and increased $34,702 (3.8%) in 1993.  The
decrease in 1994 was due primarily to a reduction in trimming expenditures and in personnel expense. For the six month periods ended June 30, 1995 and 1994, plant specific operations expenses decreased $41,267 (12.1%) primarily due to reductions in personnel.

     Plant nonspecific operations expenses increased $85,289 (23.1%) in 1994 and $54,950 (17.5%) in 1993. The increases in
1994 and 1993 were due primarily to increases in testing expenses. For the six month periods ended June 30, 1995 and 1994, plant nonspecific operations expense decreased $25,686 (11.5%) due primarily to reductions in personnel.

     Depreciation and amortization increased $72,111 (8.2%) in 1994 and increased $40,333 (4.8%) in 1993. The increases were primarily due to a change in depreciation rates in 1994 and substantial additions to telephone plant and equipment in late 1992.

     Customer operations expense increased $77,733 (11.6%) in 1994 and $50,374 (8.1%) in 1993. These increases were due primarily to increases in personnel costs, outside data processing and installation of a new service order and trouble ticket system.

     Corporate operations expense increased $158,558 (15.6%) in 1994 and decreased $141,792 (12.3%) in 1993. The increase in 1994 was primarily due to increases in legal expenses relating to the sale of the company and the Merger. The decrease in 1993 was primarily due to a non-recurring audit expense in the previous year relating to continuing property records. For the six month period ended June 30, 1995, corporate operations expense increased $95,493 (21.2%) due primarily to increased legal expenses relating to the Merger.

     Operating taxes consist of federal and state income taxes as well as property taxes. Total operating taxes decreased $220,219 (18.2%) in 1994 compared to an increase of $209,059 (20.8%) in 1993. These changes were due primarily to changes in federal income tax provisions. Operating taxes for the six month periods ended June 30, 1995 and 1994 decreased $195,338 (27.6%) due to changes in federal income tax provisions.

     The operating expenses of Deposit will not be impacted if
the pending merger with Sub is not consummated.
                                31

OTHER ITEMS

     Nonoperating income and expense, net, consisting of interest and dividend income, loss on investments, nonoperating federal income taxes and sale of assets, decreased $134,886 (269.4%) in 1994 and increased $71,819 (330.2%) in 1993. These changes resulted from a non-recurring sale of an asset in 1993. For the six month periods ended June 30, 1995 and 1994, nonoperating income and expense, net, increased $2,021,884 due mainly to the closing of the sale by Deposit of an interest in a partnership formed to provide cellular service to New York Rural Service Area No. 4 for a selling price of $3,067,200 which was paid in cash to Deposit. It is expected that the state and federal income taxes with respect to this transaction will be approximately $1,054,355.

     Interest expense totaled $194,745, $216,817 and $255,192 in 1994, 1993 and 1992, respectively, a decrease of 10.2% in 1994 and 15.0% in 1993. The reduction in interest expense relates primarily to reductions in current and long-term debt.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents were $1,084,554, $1,330,526 and $782,998 as of December 31, 1994, 1993 and 1992, respectively.
This represents a 38.5% increase from December 31, 1992 to December 31, 1994.

     Cash flows from operating activities were $2,253,650 in 1994, $2,418, 573 in 1993 and $1,941,105 in 1992. Cash flows from operating activities decreased 6.8% in 1994 over 1993 primarily due to reductions in net income and the inclusion of a non-recurring gain in 1993 from the sale of an interest in a cellular partnership. The increase of 24.6% in 1993 over 1992 was primarily due to an increase in net income and the inclusion of the non-recurring gain in 1993 from the sale of the cellular partnership interest.

     Cash flows used in investing activities were $915,344, $1,212,446 and $1,291,822 in 1994, 1993 and 1992, respectively.
The decrease in 1994 was due primarily to reductions in capital expenditures and in temporary cash investments. The decrease in 1993 reflects a reduction in capital expenditures.

     Cash flows used in financing activities were $1,584,278 in 1994, $658,599 in 1993 and $599,256 in 1992. The primary reasons for the changes in each year relate to the changes in principal payments on long-term and short-term debt and dividend payments.

     In 1995, capital expenditures are expected to be approximately $1,400,000. The money is to be used for construction of a fiber ring, a synchronous optical network, switching upgrades, a distance learning network, voice mail additions, and normal cable and pole line construction. It is expected that internally generated funds will be used to finance these improvements.

     It is expected that internally generated funds will be adequate to meet current and future operating needs of Deposit. However, while cash flows generated from operations are expected to be sufficient to meet the future operating needs of Deposit, future capital expenditures may require additional borrowing.
The specific means of obtaining the financing and its resulting impact on the financial position and earnings capacity of Deposit have not been determined.

     Inflation and changing prices did not have a material effect on Deposit's financial position or earnings during the three years ended December 31, 1994.

     Management of Deposit believes that its liquidity and
capital operating resources are presently adequate for its
anticipated needs and will not be materially impacted if the pending merger with Sub is not consummated.
                                32

Material Changes in Financial Condition from December 31, 1994 to
June 30, 1995

     Except for certain changes previously described herein, there have been no material changes in the financial condition of Deposit from December 31, 1994 to June 30, 1995 nor are any anticipated for the remainder of 1995.


                  DESCRIPTION OF DEPOSIT SHARES

     The capital stock of Deposit authorized by the Articles of Incorporation of Deposit, as amended, consists of two classes: the Deposit Shares and the Deposit Preferred Shares (as defined below). The Articles of Incorporation of Deposit authorize 30,000 Deposit Shares, no par value per share, and 3,000 shares of Preferred Stock, par value $100 per share (the "Deposit Preferred Shares"). There were 29,450 Deposit Shares and no Deposit Preferred Shares issued and outstanding on the Deposit Record Date.

     Each holder of a Deposit Share is entitled to one vote per share held by such holder on all matters submitted to a vote of shareholders. Holders of Deposit Preferred Shares are not entitled to vote on any matter submitted to a vote of shareholders except as set forth in the next sentence, in which case each holder of a Deposit Preferred Share is entitled to one vote per share held by such holder. In the event that either (i) dividends payable on the Deposit Preferred Shares are in arrears in an aggregate amount equal to six quarterly dividends or (ii) there is a default in an amount equal to one annual payment with respect to any sinking fund and such default continues for ninety days, then the holders of the Deposit Preferred Shares, voting separately as a class, will have the right to elect the smallest number of directors necessary to constitute a majority of the Board of Directors and the holders of the Deposit Shares, voting separately as a class, will have the right to elect the remaining directors. Such voting rights shall continue until all dividends in arrears on the Deposit Preferred Shares have been paid or declared and set apart and such sinking fund default shall have been cured. Pursuant to the Certificate of Incorporation of Deposit, shareholders are not permitted to cumulate their votes. All issued and outstanding Deposit Shares are fully paid and non-assessable.

     Pursuant to the New York Business Corporation Law, the Board of Directors of a corporation may declare and cause the corporation to pay dividends or make other distributions in cash or its bonds or property as long as (i) the corporation is not insolvent or would not be rendered insolvent by the payment of such dividends; (ii) payment is not contrary to the Certificate of Incorporation; and (iii) the dividends are paid out of surplus so that the corporation's net assets remaining after such payment are at least equal to the amount of its stated capital. In addition, if a distribution of the corporation's shares is made, the amount of stated capital represented by such shares will be no less than the aggregate par value thereof (or if no par value shares, then the amount of stated capital will be fixed by the board of directors) and such amount must be transferred from the corporation's surplus to its stated capital at the time of such distribution.

     With respect to Deposit, there are no special dividend rights of the holders of Deposit Shares other than as provided by the New York Business Corporation Law. There are no provisions in the Certificate of Incorporation of Deposit restricting the payment of dividends except as set forth below. Holders of Deposit Preferred Shares are entitle to receive, as and when declared by the Board of Directors out of funds legally available therefore, cumulative preferential dividends at the annual rate fixed for such series of Deposit Preferred Shares, payable quarterly on the first day of January, April, July and October of each year. Unless full dividends on all Deposit Preferred Shares have been paid or declared and set apart, no dividends (other than dividends in Deposit Shares) can be declared or paid or other distribution made on the Deposit Shares and no Deposit Shares can be acquired for value by Deposit. The Deposit Preferred Shares are redeemable in whole or in part by Deposit upon payment of the applicable redemption price, unpaid accumulated dividends, if any, and dividends accrued to the date of redemption.

     Upon liquidation of Deposit, (i) the holders of Deposit Preferred Shares are entitled to be paid the par value thereof plus the accrued and unpaid dividends thereon or, if the assets available are insufficient for such payment, to share ratably in the distribution of all assets remaining after provision for the creditors of Deposit
                                33
and (ii) the holders of Deposit Shares are entitled to share ratably in the distribution of all assets remaining after provision for the holders of Deposit Preferred Shares.

                  DESCRIPTION OF TDS SECURITIES

     The authorized capital stock of TDS consists of 100,000,000 TDS Common Shares, $1.00 par value, 25,000,000 Series A Common Shares, $1.00 par value, and 5,000,000 Preferred Shares, without par value. As of June 30, 1995, 50,898,032 TDS Common Shares (excluding 484,012 Common Shares held by a subsidiary of TDS), 6,879,661 TDS Series A Common Shares and 453,452 TDS Preferred Shares were outstanding and 31,431 TDS Common Shares were issuable in connection with acquisitions.

Voting Trust

     A substantial majority of TDS's outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009. The voting trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect 75% of the Directors and control a majority of the voting power of TDS in matters other than the election of directors. The trustees of the voting trust are LeRoy T. Carlson, Jr., a director and the President and Chief Executive Officer of TDS, Walter C.D. Carlson, a director of TDS, Letitia
G. Carlson, Donald C. Nebergall, a director of TDS, and Melanie
J. Heald.

Preferred Shares

     The Board of Directors of TDS is authorized by the Articles of Incorporation of TDS to issue Preferred Shares from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, and the terms of conversion into TDS Common Shares, if provided for. As of June 30, 1995, an aggregate of 453,452 Preferred Shares of TDS were outstanding, all of which were issued in connection with acquisitions.

Voting Rights

     With respect to the election of directors, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981 (an aggregate of 11,476 shares), voting as a group, are entitled to elect 25% of the Board of Directors of TDS, rounded up to the nearest whole number. The holders of Series A Common Shares, and the holders of Preferred Shares issued after October 31, 1981 (an aggregate of 441,976 shares), voting as a group, are entitled to elect the remaining members of the Board of Directors of TDS. Furthermore, the Articles of Incorporation provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of eleven directors. Accordingly, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981, are entitled to elect three directors.

     The holders of TDS Common Shares are entitled to one vote per share and the holders of Series A Common Shares are entitled to ten votes per share. The holders of each series of Preferred Shares are entitled to such votes as may be specified in the certificate of designation for such series. The holders of TDS Common Shares, Series A Common Shares and Preferred Shares vote as a single group, except with respect to the election of directors as discussed above and with respect to certain amend-ments to the Articles of Incorporation (e.g., amendments prejudicial to the holders of a class), as to which the Iowa Business Corporation Act grants class voting rights.

     If the number of Series A Common Shares issued and outstanding at any time falls below 500,000 (because of the conversion of Series A Common Shares or otherwise), the holders of Series A Common Shares would lose the right to vote as a separate group (with the holders of Preferred Shares issued after October 31, 1981) in the election of approximately 75% of the directors, and thereafter the holders of Series A Common
                                34

Shares (with ten votes per share) would vote with the holders of TDS Common Shares and Preferred Shares as a single group in the election of directors. Management of TDS believes it is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the voting trust described above, and the trustees of the voting trust have indicated that they have no present intention of converting Series A Common Shares into TDS Common Shares. However, if the number of outstanding Series A Common Shares falls below 500,000, then the TDS Common Shares listed on the American Stock Exchange may be delisted because the holders of such shares would not have the right, voting as a separate class, to elect approximately 25% of the Board of Directors.

Dividend Rights and Restrictions

     Subject to the satisfaction of all Preferred Share dividend preference and redemption provisions, holders of TDS Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the TDS Common Shares, no dividends may be declared or paid on the Series A Common Shares. As of June 30, 1995, the annual preferred dividend requirements on all outstanding Preferred Shares aggregated $2,536,000.

     In the case of stock dividends, the Articles of Incorporation provide that TDS Common Shares may be paid to holders of TDS Common Shares and proportionately to holders of Series A Common Shares; Series A Common Shares may be paid to holders of TDS Common Shares and proportionately to holders of Series A Common Shares; and TDS Common Shares may be paid to holders of TDS Common Shares and Series A Common Shares may be paid proportionately to holders of TDS Series A Common Shares. The Board of Directors is authorized to permit both the holders of TDS Common Shares and Series A Common Shares to elect to receive cash in lieu of stock.

     Under TDS's loan agreements, at December 31, 1994, all of TDS's consolidated retained earnings ($127,765,000) were available for the payment of dividends on TDS Common Shares and Series A Common Shares.

Conversion Rights

     The TDS Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into TDS Common Shares. Certain series of Preferred Shares are convertible into TDS Common Shares or other securities. An aggregate of 287,886 Preferred Shares were convertible into 992,257 TDS Common Shares as of June 30, 1995.

Other Rights

     The TDS Common Shares and Series A Common Shares have no redemption or sinking fund provisions. As of June 30, 1995, an aggregate of 158,086 Preferred Shares had mandatory redemption features or were redeemable at the option of the holder and an aggregate of 295,366 Preferred Shares were redeemable at the option of TDS.

     Upon liquidation, holders of TDS Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment to holders of the Preferred Shares of $100 per share (or, in the aggregate, $45,355,660 as of June 30, 1995), plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for each series of cumulative Preferred Shares by the Board of Directors. At June 30, 1995, there were no unpaid or accumulated dividends payable on the Preferred Shares.

     The Articles of Incorporation provide that if a TDS subsidiary has classes of capital stock with relative rights, preferences and limitations vis-a-vis each other that, in the judgment of the Board of Directors, are similar in all material respects to the relative rights, preferences and limitations of the TDS Common
                                35

Shares vis-a-vis the Series A Common Shares, except for certain limited matters, then the Board of Directors will distribute the subsidiary shares in a dividend or upon liquidation to the extent practicable by distributing the subsidiary shares which correspond to the TDS Common Shares to the holders of TDS Common Shares, and the subsidiary shares which correspond to the Series A Common Shares to the holders of Series A Common Shares, provided that the same number of shares of subsidiary common stock on a combined basis must be distributed per Series A Common Share and TDS Common Share.

     The holders of Series A Common Shares have a preemptive right to purchase any additional Series A Common Shares sold for cash, including treasury shares. Holders of TDS Common Shares and Preferred Shares have no preemptive rights.

Provisions of Articles of Incorporation Concerning Takeover
Proposals

          As discussed above, the voting trust has the power to elect 75% of the directors and controls a majority of the voting power of TDS. The Articles of Incorporation of TDS provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Articles of Incorporation of TDS also explicitly permit the Board of Directors to consider a variety of factors in exercising its business judgment in determining what action is in the best interests of TDS and its shareholders in responding to any tender offer for any equity security of TDS and certain other proposed transactions. The existence of the voting trust and such provisions of the Articles of Incorporation may tend to deter any potential unsolicited or hostile takeover attempts or other efforts to effect a change in control of TDS and may make it more difficult for some shareholders to sell shares of TDS at higher than market prices.

General

     All issued and outstanding TDS Common Shares, Series A
Common Shares and Preferred Shares are fully paid and nonassessable, and all TDS Common Shares offered hereby will be fully paid and nonassessable when issued.

     The Transfer Agent and Registrar for the TDS Common Shares,
Series A Common Shares and Preferred Shares is Harris Trust and
Savings Bank, Chicago, Illinois.

     TDS has and will continue to distribute annual reports to its shareholders which will contain its audited financial statements.

 COMPARATIVE RIGHTS OF TDS SHAREHOLDERS AND DEPOSIT SHAREHOLDERS

     If the Merger is consummated, shareholders of Deposit, a New York corporation, will become shareholders of TDS, an Iowa corporation, and their rights will be governed by the Iowa Business Corporation Act instead of the New York Business Corporation Law, and by the Articles of Incorporation of TDS instead of the Certificate of Incorporation of Deposit, which differ in many respects. In addition to the matters described above under "Description of Deposit Shares" and "Description of TDS Securities," there are other differences between the rights of shareholders in TDS and those of shareholders in Deposit, certain of which are described in the following:


Voting

     Under the Iowa Business Corporation Act, amendments to the Articles of Incorporation require approval of a majority of the votes entitled to be cast by any voting group to which the amendment would create dissenters' rights and a majority of the votes present for purposes of a quorum of every other voting group entitled to vote on the amendment. Under the Iowa Business Corporation Act, a plan of merger or share exchange or a sale of assets other than in the regular course of business requires approval by each voting group entitled to vote separately on the plan by a majority of all votes entitled to be cast on the plan by that voting
                                36
group. Under the New York Business Corporation Law (i) an amendment to the Deposit Certificate of Incorporation requires the affirmative vote of the holders of shares of Deposit entitling them to exercise the vote of a majority of the outstanding Deposit Shares entitled to vote thereon and (ii) a plan of merger, consolidation or share exchange or sale of assets other than in the regular course of business requires the affirmative vote of holders of shares of Deposit entitling them to exercise the vote of at least two-thirds of the outstanding Deposit Shares entitled to vote thereon.

Preferred Shares

     No dividends may be paid on the TDS Common Shares until all dividends due on the Preferred Shares have been paid. In addition, the rights of holders of TDS Common Shares upon liquidation of TDS are subordinate to the rights of preferred shareholders. Although Deposit's Certificate of Incorporation authorizes the issuance of capital stock with dividend, liquidation and other preferences (referred to above as Deposit Preferred Shares), no such capital stock of Deposit currently is issued and outstanding.

Limitation of Director Liability

     As permitted by Iowa law, the Articles of Incorporation of TDS includes a provision limiting or eliminating under certain circumstances directors' liability for monetary damages for breach of the duty of care. There is no similar provision in the Certificate of Incorporation of Deposit.

     The above does not present an exhaustive listing of all such differences and certain differences may exist which may be of significance to particular shareholders. Any such shareholder should refer to the respective Certificate of Incorporation and Articles of Incorporation and state corporation statutes, which are available in the offices of Deposit.

                          LEGAL MATTERS

     The validity of the TDS Common Shares offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois.
Walter C.D. Carlson, Michael G. Hron and William S. DeCarlo, a Director, Secretary and Assistant Secretary, respectively, of TDS, are members of that law firm. Mr. Carlson is also a trustee of the voting trust which controls TDS.

                             EXPERTS

TDS

     The audited consolidated financial statements and schedules of TDS incorporated by reference in this Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership incorporated by reference in this Proxy Statement-Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. Reference is made to the above said report which includes explanatory paragraphs with respect to uncertainties discussed in
Note 7 of the Notes to Unaudited Combined Financial Statements. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.
                                37

Deposit

     The balance sheets of Deposit as of December 31, 1994 and 1993 and the statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 have been audited by Bush & Germain, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

                      INDEX TO DEPOSIT FINANCIAL STATEMENTS

Interim Unaudited Statements:
  Balance Sheets as of June 30, 1995 and December 31, 1994................. F-2
  Statements of Income for the six-month periods
    ended June 30, 1995 and 1994..........................................  F-4
  Statements of Changes in Stockholders' Equity for the six-month periods ended June 30, 1995 and 1994....................................F-5
  Statements of Cash Flows for the six-month periods
    ended June 30, 1995 and 1994............................................F-6
  Notes to Financial Statements.............................................F-7

Annual Audited Statements:
  Independent Auditor's Report..............................................F-8
  Balance Sheets as of December 31, 1994 and 1993...........................F-9
  Statements of Income for the years ended December 31,
    1994, 1993 and 1992....................................................F-11
  Statements of Changes in Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992.................................F-12
  Statements of Cash Flows for the years ended
    December 31, 1994, 1993 and 1992.......................................F-13
  Notes to Financial Statements............................................F-15

                         DEPOSIT TELEPHONE COMPANY, INC.

                                  BALANCE SHEET

                       JUNE 30, 1995 AND DECEMBER 31, 1994


                                                    06/30/95           12/31/94
                                                   (unaudited)
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                    $ 3,767,779        $ 1,301,307
    Telecommunications accounts receivable - net
      of reserve for uncollectibles                  419,644            431,117
    Other accounts receivable                      1,000,793          1,055,095
    Materials and supplies                           262,781            244,103
    Materials for resale                              40,405             34,848
    Prepaid expenses                                 320,367            236,073
                                                 ------------       ------------

                                                   5,811,769          3,302,543
                                                   ----------        -----------

NONCURRENT ASSETS:
    Other investments - at cost                      855,595            855,595
    Unamortized debt issuance expense                  8,304             10,361
                                                   ---------           --------

                                                     863,899            865,956
                                                     -------            -------

TELEPHONE PLANT - AT COST:
    Telephone plant in service                    14,739,999         14,597,646
    Telephone plant under construction               387,955            317,190
                                                ------------       ------------

                                                  15,127,954         14,914,836
      Less: Depreciation reserve                   4,595,020          4,180,472
                                                 -----------        -----------

                                                  10,532,934         10,734,364


      TOTAL ASSETS                               $17,208,602        $14,902,863
                                                 ===========        ===========

                                                    06/30/95           12/31/94
                                                  (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current maturities - long-term debt       $       80,000     $       80,000
    Notes payable and line of credit                      --          1,082,905
    Accounts payable                                 796,443            819,238
    Advance billings and customers' deposits         103,310             89,460
    Accrued interest                                   7,575             10,100
    Accrued dividends                                 51,537             51,537
    Other current liabilities                        147,835             82,175
    Accrued Federal income taxes                   1,019,495                --
                                                   ---------          ---------
                                                   2,206,195          2,215,415
                                                   ---------          ---------

LONG-TERM DEBT                                       160,000            240,000
                                                  ----------         ----------

OTHER LIABILITIES AND DEFERRED CREDITS
    Other long-term liabilities                    1,170,922          1,170,922
    Deferred federal income tax                    1,580,730          1,390,364
    Unamortized investment tax credit                179,937            179,937
    Other deferred credits                           973,785          1,123,152
                                                 -----------          ---------

                                                   3,905,374          3,864,375
                                                   ---------          ---------

STOCKHOLDERS' EQUITY:
    Common stock - no par value;
      Authorized 30,000 shares;
      Issued and outstanding 29,450 shares           322,250            322,250
    Retained earnings                             10,614,783          8,260,823
                                                  ----------          ---------

                                                  10,937,033          8,583,073
                                                  ----------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $17,208,602        $14,902,863
                                                  ==========         ==========

                         DEPOSIT TELEPHONE COMPANY, INC.
                               STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                   (UNAUDITED)

                                                    1995                1994
                                              ----------------    -------------

OPERATING REVENUES:
    Local network service                      $ 1,161,347         $ 1,300,634
    Network access and long distance
    network service                              1,289,940           1,521,415
    Miscellaneous                                  363,912             378,259
    Less:   Provision for uncollectibles            (6,900)             (6,000)
                                               -------------      --------------

      Net operating revenues                     2,808,299           3,194,308
                                               -----------         -----------

OPERATING EXPENSES:
    Plant specific                                 301,259             342,526
    Plant nonspecific:
      Depreciation                                 480,995             471,022
      Other                                        197,343             223,029
    Customer operations                            322,983             322,737
    Corporate operations                           544,984             449,491
                                               -----------           ---------

      Total operating expenses                   1,847,564           1,808,805
                                                 ---------           ---------

OPERATING TAXES:
    Other operating taxes                          272,255             266,238
    Federal income taxes                           240,645             442,000
                                                ----------             -------

      Total operating taxes                        512,900             708,238
                                                 ---------             -------

      Net operating income                         447,835             677,265

NONOPERATING INCOME AND (EXPENSE)  -  NET        2,051,384              29,500
                                                 ---------            --------


Income available for fixed charges               2,499,219             706,765
                                                 ---------             -------

FIXED CHARGES:
    Interest on funded debt                         17,675              39,237
    Other interest charges                          22,451              51,531
    Amortization                                     2,057               2,118
                                               -----------            --------

      Total fixed charges                           42,183              92,886
                                                ----------             -------

      Net Income                               $ 2,457,036           $ 613,879
                                                 =========             =======


                         DEPOSIT TELEPHONE COMPANY, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                   (UNAUDITED)


                                                                        Common Stock
                                                                  -----------------------          Retained
                                                                  Shares           Amount          Earnings             Total
                                                                  ------         ---------        -----------        -----------

Balance, December 31, 1993                                        29,450         $ 322,250        $ 7,353,298        $ 7,675,548
     Net Earnings, six months ended June 30, 1994                     --                --            613,879            613,879
     Cash dividends during period                                     --                --            (98,658)           (98,658)
                                                                 -------         ---------        -----------        -----------
Balance, June 30, 1994                                            29,450         $ 322,250        $ 7,868,519        $ 8,190,769
                                                                 =======         =========        ===========        ===========

Balance, December 31, 1994                                        29,450         $ 322,250        $ 8,260,823        $ 8,583,073
     Net Earnings, six months ended June 30, 1995                     --                --          2,457,036          2,457,036
     Cash dividends during period                                     --                --           (103,076)          (103,076)
                                                                 -------         ---------        -----------        -----------
Balance, June 30, 1995                                            29,450         $ 322,250        $10,614,783        $10,937,033
                                                                 =======         =========        ===========        ===========


                         DEPOSIT TELEPHONE COMPANY INC.

                             STATEMENT OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                   (UNAUDITED)


                                                     1995                 1994
                                                     ----                 ----
CASH FLOW FROM OPERATING ACTIVITIES:
    Net income                                    $2,457,036         $  613,879
    Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation & amortization                    483,052            473,140
      Deferred income tax & investment tax credit     41,000            135,728

    Change in assets and liabilities:
       (Increase) Decrease in accounts receivable     65,775              8,586
       (Increase) Decrease in materials for resale    (5,557)            (3,062)
       (Increase) Decrease in prepaid expenses       (84,294)            (1,162)
        Increase (Decrease) in  accrued income tax 1,019,495            (61,984)
        Increase (Decrease) in  accounts payable     (22,795)           (23,392)
        Increase (Decrease) in  advance billings and
         customers' deposits                          13,850             21,347
        Increase (Decrease) in  accrued expenses      (2,525)           (18,215)
        Increase (Decrease) in  other liabilities     65,660           (182,217)
                                                   ---------          ---------

           Net cash provided by  operating
             activities                            4,030,697            962,648
                                                   ---------            -------

CASH FLOW FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment      (279,565)           (425,273)
  (Increase) in other investments                        --             (53,437)
  (Increase) Decrease in materials and supplies     (18,678)             (3,909)
                                                   --------          -----------

      Net cash used in investing activities        (298,243)           (482,619)
                                                  ---------            ---------

CASH FLOW FROM FINANCING ACTIVITIES:
    Repayment of short-term debt                 (1,082,906)            (44,424)
    Repayment of long-term debt                     (80,000)           (104,000)
    Dividends                                      (103,076)            (98,658)
                                                  ---------             --------

      Net cash provided by (used in)
        financing activities                     (1,265,982)           (247,082)
                                                -----------            ---------

        Increase (Decrease) in cash
         and cash equivalents                     2,466,472             232,947
                                                  ---------              -------

      Cash and cash equivalents at
        beginning of period                       1,301,307           1,484,384
                                                  ---------            ---------

      Cash and cash equivalents at
        end of period                            $3,767,779          $1,717,331
                                                  =========           =========

                         DEPOSIT TELEPHONE COMPANY, INC.
                    SELECTED INFORMATION - SUBSTANTIALLY ALL
                   DISCLOSURES REQUIRED BY GENERALLY ACCEPTED
                     ACCOUNTING PRINCIPLES ARE NOT INCLUDED

                 FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of Deposit Telephone Company, Inc. (the "Company"), all adjustments considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the annual December 31, 1994, financial statements and notes thereto.

NOTE 2 - PROPOSED MERGER

On January 23, 1995, the Board of Directors of Deposit met and approved an Acquisition Agreement and Plan of Merger (the "Merger Agreement") with Telephone and Data Systems, Inc. ("TDS") and DTC Acquisition Corp., a wholly owned subsidiary of TDS ("Sub"). The Merger Agreement was executed between the parties effective as of March 30, 1995 and further ratified by the Deposit Board of Directors at its meeting held May 5, 1995. An affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company's stock is required to approve the proposed Merger. In addition, the merger is subject to approval by the Public Service Commission of New York and the Public Utilities Commission of Pennsylvania. The Merger Agreement includes certain other closing conditions precedent to consummation of the transaction.

NOTE 3 - GAIN ON SALE OF CELLULAR INTEREST

During the second quarter of 1995, Deposit closed the sale of its interest in the entity formed to construct and/or operate a wireline cellular telephone system in New York RSA 4. The sale proceeds of $3,067,200 resulted in a net gain of $2,013,000 after provision for income taxes.

                               BUSH & GERMAIN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 90l LODI STREET
                            SYRACUSE, NEW YORK 13203

                              PHONE: (315) 424-1145




                                                               February 16, 1995




To The Board of Directors
Deposit Telephone Company, Inc.
87 Front Street
Deposit, NY  13754


                          INDEPENDENT AUDITORS' REPORT

         We have audited the accompanying balance sheets of Deposit Telephone Company, Inc. as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deposit Telephone Company, Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years then ended, in conformity with generally accepted accounting principles.


                                                     Bush  &   Germain, P.C.

                         DEPOSIT TELEPHONE COMPANY, INC.

                                  BALANCE SHEET

                           DECEMBER 31, 1994 AND 1993



                                                            1994         1993
                                                        -----------  -----------
         ASSETS
CURRENT ASSETS:
         Cash                                           $ 1,084,554  $ 1,330,526
         Temporary cash investments                         216,753      153,858
         Telecommunications accounts receivable - net
           of reserve for uncollectibles                    431,117      418,773
         Other accounts receivable                        1,055,095    1,018,892
         Materials and supplies                             244,103      244,706
         Materials for resale                                34,848       31,979
         Prepaid expenses                                   236,073      107,839
                                                        -----------  -----------
                                                          3,302,543    3,306,573
                                                        -----------  -----------

NONCURRENT ASSETS:
         Other investments - at cost (Note 7)               855,595      856,648
         Unamortized debt issuance expense                   10,361       14,597
                                                        -----------  -----------
                                                            865,956      871,245
                                                        -----------  -----------

TELEPHONE PLANT - AT COST:  (Notes 1 and 2)
         Telephone plant in service                      14,597,646   14,201,151
         Telephone plant under construction                 317,190      363,437
                                                        -----------  -----------
                                                         14,914,836   14,564,588
         Less:  Depreciation reserve                      4,180,472    3,642,180
                                                        -----------  -----------
                                                         10,734,364   10,922,408
                                                        -----------  -----------

         TOTAL ASSETS                                   $14,902,863  $15,100,226
                                                        ===========  ===========






               The accompanying notes are an integral part of the
                             financial statements.

                                                                       Exhibit A







                                                          1994          1993
                                                      -----------   -----------
         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
         Current maturities - long-term debt          $    80,000   $   272,000
         Notes payable and line of credit (Note 3)      1,082,905     1,809,329
         Accounts payable                                 819,238       489,750
         Advance billings and customers' deposits          89,460       118,608
         Accrued interest                                  10,100        18,215
         Accrued dividends                                 51,537            --
         Other current liabilities                         82,175       397,075
                                                      -----------   -----------
                                                        2,215,415     3,104,977
                                                      -----------   -----------

LONG-TERM DEBT (Notes 2 and 4)                            240,000       650,000
                                                      -----------   -----------

OTHER LIABILIATIES AND DEFERRED CREDITS (Notes 1, 6 and 7):
         Other long-term liabilites (Note 7)            1,170,922     1,225,043
         Deferred federal income tax                    1,390,364     1,172,870
         Unamortized investment tax credit                179,937       210,145
         Other deferred credits                         1,123,152     1,061,643
                                                      -----------   -----------
                                                        3,864,375     3,669,701
                                                      -----------   -----------

STOCKHOLDERS' EQUITY:
     Common stock - no par value;
         Authorized 30,000 shares;
         Issued and outstanding 29,450 shares             322,250       322,250
    Retained earnings (Note 4)                          8,260,823     7,353,298
                                                      -----------   -----------
                                                        8,583,073     7,675,548
                                                      -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $14,902,863   $15,100,226
                                                      ===========   ===========




               The accompanying notes are an integral part of the
                             financial statements.

                                                                       Exhibit B
                         DEPOSIT TELEPHONE COMPANY, INC.

                               STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                          1994           1993           1992
                                      -----------    -----------    -----------
OPERATING REVENUES:
  Local network service               $ 2,608,461    $ 1,683,580    $ 1,480,621
  Network access and long distance
    network service (Note 1)            3,073,310      4,007,644      3,822,776
  Miscellaneous                           768,749        819,496        738,151
  Less:  Provision for uncollectibles     (12,000)       (17,000)       (48,000)
                                      -----------    -----------    -----------
    Net operating revenues              6,438,520      6,493,720      5,993,548
                                      -----------    -----------    -----------
OPERATING EXPENSES:
  Plant specific                          727,310        939,073        904,371
  Plant nonspecific:
    Depreciation                          947,274        875,163        834,830
    Other                                 454,578        369,289        314,339
  Customer operations                     749,155        671,422        621,048
  Corporate operations                  1,174,382      1,015,824      1,157,616
                                      -----------    -----------    -----------
    Total operating expenses            4,052,699      3,870,771      3,832,204
                                      -----------    -----------    -----------
OPERATING TAXES:
  Other operating taxes                   499,423        518,097        494,722
  Federal income taxes (Notes 1 and 5)    493,343        694,888        509,204
                                      -----------    -----------    -----------
    Total operating taxes                 992,766      1,212,985      1,003,926
                                      -----------    -----------    -----------
    Net operating income                1,393,055      1,409,964      1,157,418

NONOPERATING INCOME AND
(EXPENSE) - NET (Note 8)                  (84,816)        50,070        (21,749)
                                      -----------    -----------    -----------
  Income available for fixed charges    1,308,239      1,460,034      1,135,669
                                      -----------    -----------    -----------
FIXED CHARGES:
  Interest on funded debt                  71,647         88,546        102,501
  Other interest charges                  123,098        128,271        152,691
  Amortization                              4,236          4,236          4,236
                                      -----------    -----------    -----------
    Total fixed charges                   198,981        221,053        259,428
                                      -----------    -----------    -----------
    Net Income                        $ 1,109,258    $ 1,238,981    $   876,241
                                      ===========    ===========    ===========

               The accompanying notes are an integral part of the
                             financial statements.

                                                                    Exhibit C
                         DEPOSIT TELEPHONE COMPANY, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992



                                                 Common Stock
                                            -------------------------      Retained
                                            Shares             Amount      Earnings        Total
                                            -------         ----------    -----------    -----------

Balance, December 31, 1991                   29,450         $  322,250    $ 5,612,091    $ 5,934,341
     Net Earnings, year ended
     December 31, 1992                           --                 --        876,241        876,241
     $6.30 cash dividends during 1992            --                 --       (185,535)      (185,535)
                                            -------         ----------    -----------    -----------
Balance, December 31, 1992                   29,450            322,250      6,302,797      6,625,047
     Net earnings, year ended
     December 31, 1993                           --                 --      1,238,981      1,238,981
     $6.40 cash dividends during 1993            --                 --       (188,480)      (188,480)
                                            -------         ----------    -----------    -----------
Balance, December 31, 1993                   29,450            322,250      7,353,298      7,675,548
     Net earnings, year ended
     December 31, 1994                           --                 --      1,109,258      1,109,258
     $6.85 cash dividends during 1994            --                 --       (201,733)      (201,733)
                                            -------         ----------    -----------    -----------
Balance, December 31, 1994                   29,450         $  322,250    $ 8,260,823    $ 8,583,073
                                            =======         ==========    ===========    ===========


                          The  accompanying  notes are an  integral  part of the
financial statements.

                                                                       Exhibit D

                         DEPOSIT TELEPHONE COMPANY, INC.

                             STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992



                                            1994           1993           1992
                                            ----           ----           ----
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                            $ 1,109,258  $ 1,238,981    $   876,241
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:

     Depreciation & amortization            951,510      879,399        839,066
     Deferred income tax & investment
       tax credit                           109,941      259,732        138,796
     Loss from partnership                   94,875      191,291        329,158
     Gain on sale of assets                      --     (214,307)      (173,768)
  Change in assets and liabilities:

(Increase) Decrease in accounts receivable  (48,547)    (179,399)      (214,479)
(Increase) Decrease in materials for resale  (2,869)      (2,572)            16
(Increase) Decrease in prepaid expenses    (128,234)      (6,725)            21
(Increase) Decrease in refundable inc. tax       --       53,054         37,441
 Increase (Decrease) in accounts payable    329,487       42,538         61,961
 Increase (Decrease) in advance billings and
 customers' deposits                        (29,148)      24,370          7,261
 Increase (Decrease) in accrued expenses     43,423      (53,589)        (1,621)
 Increase (Decrease) in other liabilities  (176,046)     185,800         41,012
                                           --------      -------        -------
Net cash provided by operating activities 2,253,650    2,418,573      1,941,105
                                          ---------    ---------      ---------
    The accompanying notes are an integral part of the financial statements.

                                             1994         1993          1992
                                             ----         ----          ----
CASH FLOW FROM INVESTING ACTIVITIES:
 Purchase of property, plant and
   equipment                               (759,230)    (974,250)    (1,222,833)
 (Increase) in other investments            (93,822)     (90,823)            --
 (Increase) Decrease in materials
   and supplies                                 603        6,485        (68,989)
 (Increase) Decrease in temp.
   cash investments                         (62,895)    (153,858)            --
                                         ----------   ----------     ----------
   Net cash used in investing activities   (915,344)  (1,212,446)    (1,291,822)
                                         ----------   ----------     ----------

CASH FLOW FROM FINANCING ACTIVITIES:
 Proceeds from short-term debt                   --       54,000        269,698
 Repayment of short-term debt              (726,424)    (305,424)      (454,662)
 Repayment of long-term debt               (602,000)    (122,000)      (122,000)
 (Decrease) in other long-term liabilities  (54,121)     (96,695)      (106,757)
 Dividends                                 (201,733)    (188,480)      (185,535)
                                         ----------   ----------     ----------
  Net cash provided by (used in)
    financing activities                 (1,584,278)    (658,599)      (599,256)
                                         ----------   ----------     ----------
  Increase (Decrease) in cash
    and cash equivalents                   (245,972)     547,528         50,027
                                         ----------   ----------     ----------
  Cash and cash equivalents at
    beginning of year                     1,330,526      782,998        732,971
                                         ----------   ----------     ----------
  Cash and cash equivalents at
    end of year                         $ 1,084,554  $ 1,330,526    $   782,998
                                         ==========   ==========     ==========

               The accompanying notes are an integral part of the
                             financial statements.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        General

                 The Company maintains its accounts in accordance with the Uniform System of Accounts prescribed for telephone companies by the New York State Public Service Commission (PSC). The accounting policies conform to generally accepted accounting principles as applied to New York State public utilities, giving effect to the rate making and accounting practices and policies of the PSC in accordance with the Statement of Financial Accounting Standards (SFAS) 71. The rate actions can provide reasonable assurance of the existence of an asset, reduce or eliminate the value of an asset and impose or eliminate a liability previously imposed. The most significant impact from the rate actions is on depreciation because regulatory recovery periods used for telephone plant are longer than the useful lives that might otherwise be used. A summary of significant accounting policies is described in this note.

                 Reclassifications of prior year data have been made in the accompanying financial statements where appropriate to conform to the 1994 presentation.

        Property, Plant and Equipment

                 Property, plant and equipment is stated at original cost. Maintenance and repairs are charged to expense as incurred; expenditures that extend an asset's life are capitalized. Upon retirement of telephone plant, the cost is removed from the asset account and the accumulated depreciation account. Cost of removal of telephone plant, net of salvage, is charged to the accumulated depreciation reserve.

        Depreciation

                 Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful lives of the assets. Total depreciation charged to operations for the years ended December 31, 1994, 1993 and 1992 amounted to $947,274, $875,163 and $834,830, respectively.

        Capitalization of Certain Expenses

                 The Company has consistently followed the practice of capitalizing certain costs related to construction, including pension, payroll, payroll related costs and significant costs of capital incurred during construction.

        Reserve For Uncollectibles

                 The Company uses the reserve method to record the write-off of uncollectibles. The reserve balance is determined principally by an analysis of prior years net write-offs. The balances as of December 31, 1994 and 1993 were $9,454 and $11,955, respectively.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Materials and Supplies Inventory

                 Inventories are stated at the lower of cost or market. Cost is determined using the moving weighted average method.

        Revenue Recognition

                 Certain revenues of the Company (principally network access and billing and collection revenues) are subject to a settlement process, whereby similar revenues from other telephone companies are pooled on a national and a state wide basis and are then apportioned back to the companies based upon their cost to provide services.

                 These computations are very complex and on a routine basis, these settlements are adjusted for previous quarters and years. When calculations are changed the companies are notified of a "retroactive" settlement (plus or minus) which applies to previously reported periods. Retroactive settlements may have a material effect on current net income.

                 It is industry practice to record retroactive settlements in the year discovered rather than restating previous year's net income. There are no known material unrecorded retroactive settlements as of the balance sheet date.

        Federal Income Taxes

                 The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") as of January 1, 1993. Under SFAS 109 deferred income taxes arise from temporary differences resulting from differences between the financial statement and tax basis of assets and liabilities. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company's deferred taxes result principally from differences in depreciation methods for financial reporting and tax reporting.

                 Investment tax credits have been normalized and are being amortized to income over the average life of the related telephone plant and other equipment.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


2.      LONG-TERM DEBT

                 Long-term debt consisted of the following as of December 31, 1994 and 1993:

                                       1994         1993
                                  ---------    ---------
First mortgage bonds:
    8.25% Series D Due 10/1/96    $    --      $ 204,000
    9.875% Series E Due 6/1/95         --        168,000
    12.625% Series F Due 4/1/98     320,000      400,000
                                  ---------    ---------
                                    320,000      772,000
  9% Debentures Due 7/1/94             --        150,000
                                  ---------    ---------
                                    320,000      922,000
Less:  Current maturities           (80,000)    (272,000)
                                  ---------    ---------
         Total long-term debt     $ 240,000    $ 650,000
                                  =========    =========


                  All the telephone plant is held as collateral for these mortgage notes. Annual sinking fund requirements on the mortgage bonds are $80,000 and are due to the trustee pursuant to terms of the mortgage indenture.

                  Maturities and sinking fund requirements for the five years subsequent to 1994 for long-term debt outstanding as of December 31, 1994, are as follows:

                          1995   $80,000   1998   $80,000
                          1996    80,000   1999       -0-
                          1997    80,000

3.       NOTES PAYABLE AND LINE OF CREDIT

                  Notes payable and line of credit consisted of the following at December 31, 1994 and 1993:

                                                    1994         1993
                                              ----------   ----------
A. Nonrevolving line of credit with a
         bank at prime rate (8.5% and 6% at
         December 31, 1994
         and 1993, respectively)              $1,027,482   $1,527,482
B. Demand note payable to the S. Fenton
         and Ethel S. Busfield Irrevocable
         Trust I, at prime rate
         (6% at December 31, 1993)                  --        171,000
C. Demand note payable to Northern
         Telecom at 4% per annum                  55,423      110,847
                                              ----------   ----------
                                              $1,082,905   $1,809,329

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


3.  NOTES PAYABLE AND LINE OF CREDIT (Continued)

                  The Company has entered into a nonrevolving line of credit of $2,000,000 with the National Bank and Trust Company of Norwich. Interest is payable monthly at prime. The Bank may demand payment in full, provided it gives the company a 360 day notice. The line of credit is collateralized by first assignment of the Company's accounts receivable, inventory and equipment. As of December 31, 1994, the borrowings against the line of credit were $1,027,482 at an interest rate of 8.5%.

                  The note payable to Northern Telecom is a demand note requiring 180 day notice. Interest accrues at an annual rate of 4%.

4.       RETAINED EARNINGS

                  Retained earnings are restricted as to payment of dividends on common stock in accordance with the terms of the Fourth Supplemental Indenture of Mortgage dated April 1, 1983. Retained earnings available for common stock dividends amounted to $6,748,678 at December 31, 1994.

5.       FEDERAL INCOME TAXES

                  The provision for federal income taxes and a reconciliation between this provision and federal income taxes computed by applying the statutory tax rate to pre-tax income for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                               1994         1993         1992
                                            ---------    ---------    ---------

Currently payable                           $ 473,107    $ 493,850    $ 378,450

Deferred - net of reversals:
    Depreciation-excess of tax over book      (56,585)      54,753      114,680
    Investment tax credit                     (29,062)     (29,695)     (30,781)
    Cost of removal                             2,594       (6,390)      10,894
    Deferral of tax savings due to TRA-86      77,528      182,370       35,961
    Pension SFAS 87/SFAS 71                    25,761         --           --
                                             ---------    ---------    ---------

      Total Operating FIT Expense             493,343      694,888      509,204

      Plus: Nonoperating FIT Expense           84,220       21,751     (102,524)
                                             ---------    ---------    ---------

TOTAL FEDERAL INCOME TAX EXPENSE            $ 577,563    $ 716,639    $ 406,680
                                            =========    =========    =========


    Amortization of investment tax credits     29,062       29,695       30,781
    Deferral of tax savings from TRA-86       (77,528)    (182,370)     (35,961)
    Reversal of deferred taxes                 37,108       45,797       33,871
    Other differences, net                      7,314       55,150          822
                                            ---------    ---------    ---------

   FEDERAL INCOME TAX AT STATUTORY
   RATE                                     $ 573,519    $ 664,911    $ 436,193
                                            =========    =========    =========

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


5.  FEDERAL INCOME TAXES (Continued)

                  The  following   components  comprise  the  net  deferred  tax
         liability reported as of December 31, 1994 and 1993:
                                                      1994         1993
                                                   ----------   ----------

                      Deferred tax liabilities     $1,481,447   $1,278,925
                      Deferred tax assets              91,083      106,055
                                                   ----------   ----------

                      Net deferred tax liability   $1,390,364   $1,172,870
                                                   ==========   ==========


                  The deferred tax liability consists principally of temporary differences due to differences in depreciation methods for financial reporting and tax reporting. The deferred tax assets consist of unamortized investment tax credits being deemed a temporary difference in the basis of the related assets.

                  The adoption of SFAS 109, Accounting for Income Taxes, has required certain reclassifications of deferred tax balances and the establishment of regulatory assets and liabilities. This is due to the ratemaking treatment of deferred taxes and unamortized investment tax credits, whereby future reversals can be expected to be recovered or returned to customers through future rates. Any existing excess deferrals, generated from a change in tax rates, which will be passed on to customers of the Company's regulated operations in the future, have been reclassed as regulatory liabilities. The balance of unamortized investment tax credits is a temporary difference and a deferred tax asset has been established for this. The offsetting regulatory liability associated with this reflects the future amounts due to customers as reversals of these balances occur. These regulatory liabilities are included in other deferred credits and amounted to $190,367 as of December 31, 1994. As reversals of the deferred tax balances occur in the future, these regulatory liabilities will also decrease.

6.  PENSION PLAN

         Defined Benefit Plan

                  The Company has a defined benefit pension plan covering all employees who are at least 20.5 years of age and have completed six months of service. Benefits are based on years of service and the average of the employee's five highest consecutive years' compensation. The Company's policy is to fully fund the actuarial cost of the plan to the extent deductible. Contributions to the plan for both 1994, 1993 and 1992 were $117,112, $145,550 and $-0-, respectively.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


6.  PENSION PLAN (Continued)

                  The following table sets forth the plan's funded status and amounts recognized in the Company's statement of financial position at December 31, 1994:

                                                        1994           1993
                                                    -----------    -----------
Actuarial present value of benefit obligations:
      Accumulated benefit obligation:
                    vested benefit                  $   654,490    $ 1,355,683
                    non-vested benefit                    2,542          3,443
                                                    -----------    -----------
                                                    $   657,032    $ 1,359,126
                                                    ===========    ===========


Projected benefit obligation for service
  rendered to date                                  $   851,160    $ 1,436,831
Plan assets at fair value                               882,746      1,528,873
                                                    -----------    -----------
Plan assets in excess of projected
  benefit obligation                                     31,586         92,042
Unrecognized net loss from past experience
  different from that assumed and effect of
  changes in assumptions                                238,966        136,240
Prior service cost not yet recognized in net
  periodic pension cost                                      --             --
Unrecognized net excess of assets over obligation at
      January 1, 1993 being recognized over 15
       years- net of amortization                      (139,288)      (150,002)
                                                    -----------    -----------
Prepaid pension                                     $   131,264    $    78,280
                                                    ===========    ===========


Net pension cost includes the following components:

     Service cost-benefits earned during the period $    37,719    $    32,061
     Interest cost on projected benefit obligation      100,438         83,140
     Actual return on plan assets                       (12,804)       (93,973)
     Net amortization and deferral                     (108,191)       (14,532)
                                                    -----------    -----------
          Net periodic pension cost per SFAS 87          17,162          6,696
          Pension costs capitalized                        (824)          (790)
                                                    -----------    -----------
          PSC adjusted SFAS 87 pension expense           16,338          5,906
          Pension expense allowed in last rate
           proceeding                                   (38,870)       (38,870)
                                                    -----------    -----------
          Recognition of regulatory liability
           per PSC order                            $   (22,532)   $   (32,964)
                                                    ===========    ===========


               Regulatory liabilities of $22,532 and $32,964 have been recorded to reflect the difference between the PSC adjusted SFAS 87 pension expense and the pension expense allowed in the Company's last rate case for the years 1994 and 1993, respectively. The regulatory liability's disposition will be determined by the PSC.

               A discount rate of 7.0% and a 5.0% rate of increase in future compensation levels were used in determining the actuarial present value of the projected benefit obligations for 1994. The expected long-term rate of return on assets was 7.0%.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


7.       INVESTMENTS

               Investments consisted of the following at December 31, 1994 and 1993:

                                                  1994       1993
                                              --------   --------

         NYNET                                $  5,000   $   --
         Securities available for sale         195,738    195,738
         Investment in cellular partnership    653,537    659,590
         Other investments                       1,320      1,320
                                              --------   --------

                                              $855,595   $856,648
                                              ========   ========


               These investments are stated at cost, which approximates market value, except for the cellular partnership which is recorded using the equity method. There were no realized or unrealized gains or losses recorded in 1994 for the securities available for sale.

               The investment in the cellular partnership represents a 15% interest in a MSA cellular telephone business. During 1994, 1993 and 1992, this investment was written down $94,875, $191,291 and $329,158, respectively, to reflect the Company's share of losses from this activity. These amounts are included in nonoperating income and expenses.

               The Company's investment in the partnership is being financed by another partner in exchange for a portion of the Company's partnership interest. Per this agreement, debt is to be repaid by Deposit Telephone Company Inc.'s share of profits from the partnership or directly by the Company if this business venture does not succeed. As of December 31, 1994 and 1993, there is $119,656 and $65,535 of this debt in other current liabilities and $1,170,922 and $1,225,043 classified as other long-term liabilities, respectively. The current portion reflects the income tax benefit of the loss for the year, which must be paid currently to the other partner per the terms of the agreement.

8.       NONOPERATING INCOME AND (EXPENSES)

               Nonoperating income and expenses consisted of the following for the years ended December 31, 1994, 1993 and 1992:
                                               1994         1993         1992
                                            ---------    ---------    ---------

        Interest and dividend income        $  67,870    $  47,110    $  31,558
        Loss on investments                   (94,875)    (191,291)    (329,158)
        Nonoperating federal income taxes     (84,220)     (21,751)     102,524
        Sale of assets                         26,409      216,002      173,327
                                            ---------    ---------    ---------

                                            $ (84,816)   $  50,070    $ (21,749)
                                            =========    =========    =========

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


9.       CASH FLOW STATEMENT

               Cash consists principally of demand deposits which are insured by the Federal Deposit Insurance Corporation (F.D.I.C.) up to $100,000 and cash equivalents of daily repurchase U.S. Treasury notes. The following is a list of interest and federal income tax payments for the years ending December 31, 1994, 1993 and 1992:

                                    1994       1993       1992
                                --------   --------   --------

         Interest               $202,860   $223,286   $258,285

         Federal Income Taxes   $713,076   $161,000   $230,000

               Noncash investing and financing transactions consisted of the acquisition of Rochester Telephone Corporation common stock in exchange for the stock of New York Independent Cellular Systems, Inc. during 1993. The acquired stock was recorded at a value of $195,738. In addition, as described in Note 7, the Company's investment in a partnership is being financed by another partner. The following summarizes the noncash investing and financing activities of the Company as it related to this partnership:

                                                    1994       1993       1992
                                                     ----   --------   --------
         Noncash investing activities:
          Increase in investments                 $   -0-    $371,961   $ 63,872

         Noncash financing activities:
          Increase in other long term liablties   $   -0-    $371,961   $ 63,872


10.      RELATED PARTY TRANSACTIONS

               The Company has unsecured notes payable to related parties, having an aggregate amount of $ -0- and $171,000 at December 31, 1994 and 1993, respectively. These related party notes are described fully in Footnote 3 and interest paid on the notes for the years ended December 31, 1994 and 1993 was $7,984 and $14,745, respectively.

               The Company has employment contracts with its President and Vice President of Operations, both shareholders, with terms through December 1998 and October 1996, respectively. The contracts provide for, among other things, one (1) year renewals and severance and compensation for termination within 24 months of a "change of control" of the Company as defined.

               A Board member is also on the Board of Directors of the National Bank and Trust Company of Norwich which is the principal bank utilized by Deposit Telephone Company for both borrowing and for cash on deposit as explained in Notes 3 and 9.

                         DEPOSIT TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS


11.      SALE OF COMPANY

               In September 1993, the Board of Directors approved a resolution for management to explore the possibilities of the sale and/or merger of Deposit Telephone Company. Management has entered into a letter of intent with a potential buyer. A sales contract is expected to be executed in the near future and final closing will occur after PSC approval is obtained.

12.      SALE OF CELLULAR INTEREST PENDING REGULATORY APPROVALS

               During March 1994, the Company entered into an agreement with Rochester Telephone Mobile Communications, Inc. to sell Deposit
         Telephone Company's interest in applications to construct and/or operate a wireline cellular telephone system in New York RSA 4. The agreement provides for consideration of $3,067,200 and is contingent upon certain other third party transactions and Federal Communications Commission (FCC) and New York State Public Service Commission (PSC) approvals. Approval is being delayed due to a dispute at the FCC. The dispute, regardless of outcome, is not expected to materially affect Deposit's cellular sale.

                                                                     ANNEX A

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                  THIS ACQUISITION AGREEMENT AND PLAN OF MERGER is made as of March 30, 1995, by and among DEPOSIT TELEPHONE COMPANY, INC. ("DTC"), a telephone corporation organized and existing under the Transportation Corporations Law of the State of New York, each shareholder of DTC who owns more than 1,000 shares of DTC common stock, designated on Schedule 1 hereto (each a "Major Shareholder" and collectively, the "Major Shareholders"), DTC ACQUISITION CORP. ("Subsidiary"), a corporation organized and existing under the General Corporation Law of the State of Delaware and TELEPHONE AND DATA SYSTEMS, INC. ("Parent"), an Iowa corporation which is the sole shareholder of Subsidiary.

                                    RECITALS
                  A. The Boards of Directors of DTC, Subsidiary, and Parent deem the merger of Subsidiary into DTC on the terms set forth in this instrument to be desirable and in the best interests of their respective shareholders, and have approved this Acquisition Agreement and Plan of Merger (the "Agreement").
                  B. The Boards of Directors of DTC and Subsidiary have directed that the Agreement and the merger described in this Agreement (the "Merger") be submitted to their respective shareholders for their approval. Parent, as the sole shareholder of Subsidiary, has approved the Merger as required by law.
                  C. Upon the consummation and effectiveness of the Merger, all of the issued and outstanding shares of DTC common stock shall be converted into and exchangeable for Common Shares of Parent as provided in Article III of this Agreement. DTC currently has 29,450 shares outstanding.
                  D. DTC, Subsidiary, and Parent desire to accomplish the Merger of Subsidiary into DTC as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the exchange of DTC common stock for Common Shares of Parent not give rise to gain or loss to the shareholders of DTC.
                  E.  The Merger is conditioned upon:

                           (a)   approval   of  the  Plan  of   Merger   by  the
shareholders of DTC and Subsidiary as required by law;

                           (b)  obtaining all required  regulatory  approvals as
set forth in Article II of this Agreement;  and

                           (c) the  satisfaction  of  certain  other  conditions
precedent as set forth in Articles IX and X of this Agreement.

                                   AGREEMENT

                    NOW, THEREFORE, in accordance with the applicable provisions of the Transportation Corporations Law and the Business Corporation Law of the State of New York, the Business Corporation Act of the State of Iowa, and the General Corporation Law of the State of Delaware, and in consideration of the mutual representations, warranties, and covenants contained in this Agreement, DTC, Subsidiary, and Parent agree that Subsidiary shall be merged into DTC, which shall be the surviving corporation, and that the plan, terms, and conditions of the Merger shall be as follows:

                               ARTICLE I. MERGER

                    Section 1.01. Merger of Subsidiary into DTC. Subsidiary shall be merged with and into DTC on the Effective Date of the Merger as defined in Article IV of this Agreement and the separate corporate existence of Subsidiary shall thereupon cease. DTC shall be the surviving corporation and its separate corporate existence with all of its purposes, objects, rights and privileges, powers and franchises shall continue unaffected and unimpaired by the Merger.
                    Section 1.02. Effect of Merger. On the Effective Date of the Merger, all assets of every description and all of the estates, properties, rights, privileges, powers and franchises of each of DTC and Subsidiary, and all of their property (real, personal and mixed, including shares of all subsidiaries) and choses in action shall be vested in DTC by virtue of the Merger, without further act or deed, and DTC shall hold and enjoy all such estates, properties, rights, privileges, powers and franchises to the same extent as they were held or enjoyed by DTC and Subsidiary prior to the Effective Date. At the Effective Date, DTC shall be liable for all of the debts, accounts, and liabilities of each of DTC and Subsidiary and shall be subject to all of the obligations and contracts of each of DTC and Subsidiary.

                    Section 1.03. Certificate of Incorporation and By-Laws. The Certificate of Incorporation of DTC as it exists immediately prior to the Effective Date shall be the Certificate of Incorporation of DTC on and after the Effective Date. The By-Laws of Subsidiary as they exist immediately prior to the Effective Date shall be the By-Laws of DTC on and after the Effective Date.

                    Section 1.04. Directors and Officers. The directors of DTC in office immediately prior to the Effective Date shall remain the directors of DTC on and after the Effective Date until their successors shall have been duly elected and qualified. The officers of DTC in office immediately prior to the Effective Date shall remain the officers of DTC on and after the Effective Date until their successors shall have been duly elected and qualified.

                    Section 1.05. Conversion of DTC Shares. As further provided in Article III, each share of DTC common stock ("DTC Shares") issued and outstanding as of the Effective Date of the Merger shall be converted into voting common stock of Parent ("Parent Common Shares").

                    Section 1.06. Shareholders' Approval.

                    (a) Subsidiary. Prior to the execution of this Agreement, the Plan of Merger set forth in this Agreement, has been submitted by the directors of Subsidiary to Parent, as the sole shareholder of Subsidiary, and Parent has approved and adopted the Plan of Merger pursuant to the Delaware General Corporation Law.

                    (b) DTC. The Plan of Merger set forth in this Agreement has been approved and adopted by the Board of Directors of DTC and it shall be submitted by the Directors of DTC, to the shareholders of DTC (the "DTC Shareholders"), pursuant to the proxy statement - prospectus referenced in
Section  2.03 hereof,  for their  authorization  and approval as required  under
Section 903 of the New York Business Corporation Law at a meeting to be called and held as soon as practicable. The Plan of Merger shall be authorized and approved by the vote of the holders of at least two-thirds of all outstanding DTC Shares entitled to vote thereon. Any DTC Shareholder who objects to the Merger and who complies with the provisions of Sections 623 and 910 of the New York Business Corporation Law shall be entitled to receive payment for his or her shares as provided in these sections with such payment to be made by Subsidiary.

                        ARTICLE II. REGULATORY APPROVALS

                    Section 2.01. Hart-Scott-Rodino. DTC, Parent, and Subsidiary shall cooperate in complying with the requirements of the Antitrust Improvements Act of 1976 (the "HSR Act") and all regulations thereunder. DTC and Subsidiary shall each promptly file within 60 days of the date hereof with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notifications and reports required under the HSR Act and shall undertake in good faith to file any supplemental information which may be requested in connection therewith. These notifications and reports shall comply in all material respects with the requirements of the HSR Act. DTC, on the one hand, and Subsidiary and Parent, on the other hand, shall each furnish to the other such information as either may reasonably request to make such filings.

                    Section 2.02. Public Service Commission. All parties shall proceed promptly to petition within 60 days of the date hereof for approval of the Merger and all transactions contemplated by this Agreement by the New York State Public Service Commission (the "PSC") and the Pennsylvania Public Utilities Commission, and shall cooperate and use their best efforts in good faith to obtain all required approvals as promptly as possible.

                    Section 2.03. Securities and Exchange Commission. DTC, Parent and Subsidiary shall cooperate in complying with all applicable state and federal securities laws and regulations, including the preparation and filing with the Securities and Exchange Commission ("SEC") of a proxy statement - prospectus meeting all applicable securities law requirements, including those related to a Registration Statement on Form S-4. Parent and Subsidiary shall take the lead responsibility for the preparation of the proxy statement - prospectus and DTC shall cooperate with Parent and Subsidiary in such preparation and filing and in taking such other lawful actions as may be necessary or advisable to obtain an effective order from the SEC with respect thereto. Nothing herein shall be construed as relieving DTC of any responsibility with respect to the proxy statement - prospectus or creating any attorney - client or agent - principal relationship between Parent or Subsidiary and DTC.

                       ARTICLE III. CONVERSION OF SHARES

                    Section 3.01. Conversion of Shares. The manner of converting the shares of DTC and Subsidiary, shall be as follows:

                    (a) Each common share of Subsidiary ("Subsidiary Common Shares") issued and outstanding on the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one common share of DTC. Such converted Subsidiary Common Shares shall then constitute all of the issued and outstanding shares of capital stock of DTC.

                    (b) There are 29,450 DTC Shares issued and outstanding. All outstanding DTC Shares on the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into Parent Common Shares and the aggregate number of Parent Common Shares to be issued to the DTC Shareholders shall be 648,400, allocated among the individual DTC Shareholders as set forth on Schedule 3.01(b) hereto. All of the DTC Common Shares held in treasury immediately prior to the Effective Date, if any, shall thereupon be canceled.

                    Section 3.02. Parent Common Shares. The Parent Common Shares to be delivered to the DTC Shareholders as provided in Article III of this Agreement shall be duly and validly authorized, issued, and fully paid and nonassessable, and shall be registered with the SEC under the Securities Act of 1933, as amended, and approved for listing on the American Stock Exchange. Such shares shall also be free and clear of all liens, claims, and encumbrances of any kind. The Parent Common Shares to be delivered to the DTC Shareholders shall not constitute "restricted stock" and shall be registered under all applicable federal and state securities laws so as to be freely tradeable by the holders thereof.

                    Section 3.03. Exchange of Stock Certificates. On the Effective Date, the certificates representing the converted DTC Shares shall be surrendered and exchanged for certificates representing the Parent Common Shares. Dividends payable after the Effective Date to holders of record in respect of Parent

Common Shares into which DTC Shares shall have been converted shall not be paid to holders of certificates representing converted DTC Shares until such certificates are surrendered for exchange as aforesaid.

                    Section 3.04. Fractional Shares. Each DTC Shareholder who would otherwise receive a fractional Parent Common Share shall receive in lieu thereof an amount of cash determined by multiplying (i) such fraction by (ii) the average closing price of Parent Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day immediately preceding the Closing Date.

                    Section 3.05.  Lost or Destroyed  Share  Certificates.  With
respect to any certificate for DTC Shares which shall have been lost or destroyed, Parent shall issue to the registered owner of such certificate, upon receipt of satisfactory evidence of ownership and of appropriate indemnification, the amount of Parent Common Shares into which the DTC Shares represented by the lost or destroyed certificate would have been converted.

                    Section 3.06. Adjustment of Shares. If between the date of this Agreement and the Effective Date of the Merger the outstanding shares of Parent shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split, combination or stock dividend, the number of shares to be issued in exchange for the DTC Shares upon the Merger shall be appropriately adjusted.

                 ARTICLE IV. CLOSING; EFFECTIVE DATE OF MERGER

                    Section 4.01. Closing.

                    (a) As soon as practical and in any event within thirty days after all regulatory approvals required under Article II and Sections 9.01(c) and 10.01(c) have been obtained and have become final and non-appealable, the parties shall execute and deliver all of the certificates, opinions, and other documents required by this Agreement to be executed and delivered among them, and shall perform all acts necessary or appropriate in order to consummate the transactions described in this Agreement, such execution, delivery, and performance to constitute the "Closing."

                    (b) The Closing shall take place at the offices of Bond, Schoeneck & King, LLP, One Lincoln Center, Syracuse, New York at 10:00 a.m. on a date (the "Closing Date") mutually agreeable to the parties within the thirty day period following confirmation of the receipt of the required regulatory approvals.

                    (c) Failure to close the transactions contemplated by this Agreement within the thirty day period specified in subsection (a) shall not in and of itself cause a termination of this Agreement. Termination is governed by
Article XI hereof and so long as this Agreement is not terminated as provided in
Article XI, the parties shall continue their efforts to cause the Closing to occur as soon as practicable.

                    Section 4.02. Effective Date. Prior to the Closing, the parties shall execute appropriate Certificates of Merger for filing with the Secretaries of State of New York and Delaware. The Certificate of Merger shall then be delivered to CT Corporation System, or such similar filing service as may be agreed to by the parties, to be held in escrow until completion of the Closing as set forth in Section 4.01. Upon receipt of confirmation from the parties that the Closing has been satisfactorily completed, the filing service company shall cause the filing of the Certificate of Merger with the New York Department of State and the Delaware Secretary of State as required by law. The Merger shall become effective upon these filings and the date of such filings with both the New York Department of State and the Delaware Secretary of State is hereafter referred to in this Agreement as the "Effective Date of the Merger."

                ARTICLE V. REPRESENTATIONS AND WARRANTIES OF DTC
                             AND MAJOR SHAREHOLDERS

                    DTC and each Major Shareholder hereby make the following representations and warranties to Parent and Subsidiary. Each Major Shareholder makes such representations and warranties jointly and severally as they relate to DTC and severally but not jointly as they relate to such Major Shareholder. Except as otherwise provided in Section 9.01(b), these representations and warranties shall be true in all material respects at and as of the date of this Agreement and as of the Closing Date as though each such representation and warranty were made and delivered at and as of such date, and the consummation of the Closing by DTC and the Major Shareholders shall constitute a certification by DTC and the Major Shareholders to such effect.

                    Section   5.01.    Organization,    Good    Standing,    and
Capitalization.
                    DTC is a telephone corporation duly organized, validly existing and in good standing under the laws of the State of New York. DTC is duly qualified to conduct business and in good standing under the laws of the Commonwealth of Pennsylvania. There are no other states or jurisdictions in which DTC is legally required to qualify to do business. The authorized capital stock of DTC consists of 30,000 shares of one class of common stock, without par value (defined above as DTC Shares), of which 29,450 DTC Shares are issued and outstanding, and 3,000 shares of series preferred stock, $100 par value, of which no shares are issued and outstanding. No shares of capital stock are held in treasury. All of the outstanding DTC Shares are duly authorized, validly issued, fully paid and nonassessable, and there are no other equity securities of any class of DTC issued or outstanding. There are no outstanding options, warrants, agreements, or rights to subscribe for or to purchase, or commitments to issue, any equity securities of DTC.

                    Section 5.02. Subsidiaries.  Except as described in Schedule
5.02 of this Agreement, DTC has no subsidiary corporation and it does not have ownership interests in any other firm, corporation, partnership, joint venture or other entity.

                    Section 5.03. Power and Authority for Business. DTC has all requisite power and authority to own, lease and operate its properties and to conduct its business as it has been and is now conducted. Schedule 5.03 lists all governmental authorizations and permits held by DTC. All such authorizations are valid and in force.

                    Section 5.04. Power and Authority for Agreement. DTC has all requisite corporate power and authority, and such Major Shareholder has all requisite capacity, power and authority, to enter into this Agreement and all agreements, documents and instruments to be executed and delivered by DTC or such Major Shareholder hereunder and in connection herewith, and to perform its obligations hereunder. This Agreement constitutes the legal, valid, binding and enforceable obligation of DTC and such Major Shareholder, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement by DTC and the consummation of the transactions described herein have been duly authorized by the Board of Directors of DTC, and will be duly approved by the requisite vote of the DTC Shareholders prior to the Closing.

                    Section 5.05. No Violation to Result. Assuming all requisite consents and approvals referenced in Article II of this Agreement are obtained prior to the Closing, the execution and delivery of this Agreement by DTC and such Major Shareholder, and the performance of their respective obligations hereunder will not: (A) conflict with or violate DTC's Certificate of Incorporation or By-Laws; (B) constitute a default under any note, debt instrument, security agreement, mortgage or any other contract, license, permit or other authorization to which DTC or such Major Shareholder is a party or by which any of DTC's properties or assets or the DTC Shares are bound; (C) be an event which will result in violation of any law, statute, ordinance, judgment, decree, order, rule or regulation of any governmental authority or court or arbitrator applicable to DTC or such Major Shareholder or to any of DTC's properties or assets or to the DTC Shares; (D) result in the creation or imposition of any liens, charges, encumbrances, claims, restrictions or equities in favor of any third person upon any of the properties or assets of DTC or upon the DTC Shares; and (E) will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                    Section 5.06. No Existing Defaults. DTC is not in default in the payment of any of its monetary obligations or debts nor is DTC in default in the performance or observance of any obligations under any promissory notes, indentures, agreements or other contractual obligations to which DTC is a party or by which DTC or any of its properties or assets is bound.

                    Section 5.07. Financial Statements. The balance sheet of DTC as of December 31, 1993 (the "1993 Balance Sheet") and the related statements of income, retained earnings, and cash flows for the year then ended, together with the accompanying notes, all as certified by Bush & Germain, P.C., independent certified public accountants, copies of which have been furnished to Parent and Subsidiary, and the unaudited interim balance sheet of DTC as of December 31, 1994 (the "Interim Balance Sheet") and the related profit and loss statement for that period, copies of which have been furnished to Parent and Subsidiary, present fairly in all material respects the financial position, results of operations, and changes in financial position of DTC as of the respective dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1991, except as otherwise disclosed to Parent and Subsidiary in writing, DTC has not made any material change in its method of accounting for financial reporting purposes, except as required to conform to generally accepted accounting principles. As of the dates of the 1993 Balance Sheet and the Interim Balance Sheet, DTC has no liabilities or obligations which are material in the aggregate (whether fixed, absolute, contingent, known, unknown, direct, indirect or otherwise) that are not reflected on the 1993 Balance Sheet or the Interim Balance Sheet. Notwithstanding the foregoing, it is understood that the Interim Balance Sheet is subject to normal year-end adjustments on audit.

                    Section 5.08. Absence of Change. Except as set forth in the attached Schedule 5.08, since December 31, 1993 (the "Balance Sheet Date"), there has not been any material change in the financial condition, assets, liabilities, business or operations of DTC which has been materially adverse either individually or in the aggregate. Further, since the Balance Sheet Date, except as set forth in the attached Schedule 5.08, DTC has conducted its business in the ordinary course and has not:

              (i)  incurred  any   obligation   or  liability   except   current
         liabilities for business obligations incurred in the ordinary course of business and consistent with its prior practice;

             (ii) declared or paid any dividends or other distributions to the DTC Shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

             (iii) mortgaged, pledged or subjected to lien, security interest or other encumbrance, any of its property, business or assets;

            (iv) sold, transferred, leased or otherwise disposed of any of its assets except in the ordinary course of business, or canceled, waived or released any right of substantial value;

             (v) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of DTC;

             (vi) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs or, except for normal customer churn, had any material adverse change in its relations with its employees, agents, customers or suppliers; or

           (vii) entered into any activity or transaction or experienced any occurrence or circumstance that at the present time could reasonably be expected to cause the regulatory authorities referenced in Article II hereof to decline to approve the Merger.

                    Section 5.09. Public Service Commission Report. DTC has furnished Subsidiary with a copy of its Annual Report to the New York State Public Service Commission for the year ended December 31,

1993 (the "PSC Annual Report"). Except as set forth in Schedule 5.09, the PSC Annual Report was true and correct in all material respects as of December 31, 1993.

                    Section 5.10. Accounts Receivable. The accounts receivable reflected in the 1993 Balance Sheet and the Interim Balance Sheet arose from bona fide transactions and in the ordinary course of business of DTC. All accounts receivable were properly booked in accordance with generally accepted accounting principles, and reserves for uncollectibles were established pursuant to the reserve method as indicated in footnote 1 to the 1993 Balance Sheet. The foregoing notwithstanding, DTC makes no warranty as to the collectibility of its accounts receivable or as to the adequacy of any reserves for uncollectibles.

                  Section 5.11.  Cellular Interests.

                    (a) DTC has a fifteen percent (15%) limited partnership interest in Binghamton MSA Limited Partnership, a New York limited partnership which is licensed to provide cellular services to the Binghamton, New York Metropolitan Statistical Area. The General Partner of this partnership is Contel Cellular of New York, Inc., an affiliate of Contel Corporation; however, a transfer of the entire interest of the general partner to NYNEX Corporation is in process.

                    (b) DTC is also a limited partner in Catskills RSA Limited Partnership, a New York limited partnership licensed to provide cellular service in the rural service area designated by the FCC as New York RSA No. 5 (Market Number 563). The General Partner of this partnership is New York Cellular Geographic Service Area, Inc., an affiliate of NYNEX Corporation. DTC has a one-ninth (11.11%) interest as limited partner in this partnership.

                    (c) DTC has executed a Settlement And Release Agreement dated as of March 21, 1994, with Rochester Telephone Mobile Communications and other parties interested in the FCC applications to construct and operate a wireless cellular telephone system in New York Rural Service Area No. 4 - Yates, and DTC has executed an Agreement For Sale Of Interest effective March 21, 1994, with Rochester Telephone Mobile Communications for the sale of DTC's ten and eight tenths percent (10.8%) interest in the aforementioned applications, at a purchase price of $3,067,200 payable in cash at the closing of the sale. A motion for approval of the proposed settlement is pending before the Federal Communications Commission.

                    Section 5.12. Telephone Plant and Service Equipment. A summary of DTC's telephone plant and service equipment as of December 31, 1993 is attached as Schedule 5.12. (DTC agrees to amend Schedule 5.12 to substitute the December 31, 1994 summary of its telephone plant and service equipment when this summary is available.) Such plant and equipment has been maintained in good operating condition and state of repair, is free from any material hidden defect known to DTC and to the best of their knowledge, meets the technical requirements of applicable federal and state regulatory authorities. All of DTC's buildings and improvements are in a state of good repair and maintenance, and free from any material hidden defect known to DTC.

                    Section 5.13. Real Property. Schedule 5.13 contains a list of all real property owned by DTC (the "Real Property") and any real property leased by DTC. DTC has good and marketable title to the Real Property and the Real Property is not subject to any written or oral leases or tenancies of any kind. The Real Property is free and clear of all mortgages, liens, charges, and encumbrances, whether absolute, contingent or otherwise, except (a) as otherwise set forth on Schedule 5.13 hereto, (b) liens for real estate taxes, assessments, and governmental charges and liens not yet due and payable, (c) liens imposed by law, such as materialmen's, mechanics', carriers', vendors', warehousemen's, and similar liens arising in the ordinary course of business in respect of obligations that are not yet due and payable and that do not, individually or in the aggregate, materially detract from the value of the Real Property, and (d) restrictions, covenants, interests, easements and liens of record which do not, individually or in the aggregate, materially diminish the value or usefulness of such Real Property.

                    Section 5.14. Patents and Trademarks. DTC owns, or has licenses to use, all copyrights, trademarks, service marks, service names, trade names, patents, trade secrets and other proprietary rights necessary to conduct its business as it is presently operated. To the best of its knowledge, DTC is not infringing upon or otherwise acting adversely to any copyrights, trademarks, service marks, service names, trade names, patents, licenses, trade secrets or other proprietary rights owned by any third party. DTC has not received any notice alleging that it has infringed any patent, trademark or other proprietary right of any third party and has no reason to believe that any such infringement or misappropriation has occurred.

                    Section 5.15. Taxes. DTC has prepared and filed all federal, state and local tax returns and reports required to be filed by it, and has paid or accrued in full all taxes due to, or claimed to be due by, any governmental authority. The 1993 Balance Sheet includes provisions for all taxes for the periods indicated thereon. DTC has not executed or filed with any governmental authority any agreement extending the period for assessment or collection of any taxes. DTC is not a party to any pending action or proceeding, nor to the knowledge of DTC or such Major Shareholder is any such action or proceeding threatened, by any government authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against DTC.

                    Section 5.16. Brokers. Neither the DTC Shareholders, DTC nor any party acting on their behalf has engaged any broker, finder or agent with respect to this Agreement or any transaction described herein.

                    Section 5.17. Material Contracts. Schedule 5.17 lists every contract, agreement, lease, or commitment, including all amendments thereto, to which DTC is a party (collectively, the "Contracts") except for: (a) customer service contracts; (b) purchase and sales orders and commitments made in the ordinary course of business and not involving payments by DTC of more than $10,000 in any single instance; (c) other contracts and commitments entered into in the ordinary course of business and not involving expenditures by DTC of more than $5,000 in any single instance or $25,000 in the aggregate; or (d) contracts, agreements, leases and commitments which are subject to cancellation by DTC without penalty and on thirty days or less notice. Each of the Contracts listed in such Schedule 5.17 is in full force and effect and is a legal, valid, binding and enforceable obligation by or against DTC. No event has occurred which constitutes or, with the giving of notice or passage of time or both, would constitute, a material default under any such Contract, except as disclosed in Schedule 5.17.

                    Section 5.18. Litigation. Schedule 5.18 lists every litigation, suit, proceeding, action, claim or investigation, pending or, to the best of DTC's or such Major Shareholder's knowledge, threatened against DTC or involving any of DTC's rights or property or the DTC Shares.

                    Section 5.19. Compliance with Laws. Except as may be otherwise set forth in the August 19, 1994 Phase I Environmental Liability Assessment of DTC's properties prepared by O'Brien & Gere

Engineers, Inc. (the "Environmental Audit") to the best knowledge of DTC or such Major Shareholder, DTC is in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other governmental requirements applicable to DTC, its properties or the operation of its business. DTC has received no notice that DTC is not in noncompliance with any governmental law, ordinance or regulation.

                    Section 5.20. Environmental Matters.

                    (a) DTC and each Major Shareholder makes the following representations concerning environmental matters:

                        (i) except as may be set forth in the Environmental Audit, to the best of its knowledge, DTC is and has at all times been in compliance with all applicable federal, state and local laws, regulations, ordinances, and rules (including, but not limited to, permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business;

                        (ii) to the best of its knowledge, except as set forth in Schedule 5.20, there are no Contaminants (as that term is hereafter defined in subsection 5.20(b)) which have at any time been generated, transported, stored, recycled or otherwise handled in any way by DTC, by others at the Real Property during DTC's ownership or operation thereof or, by any prior owner or operator at the Real Property;

                        (iii) to the best of its knowledge, except as set forth in Schedule 5.20, the Real Property does not contain any locations where wastes, petroleum, crude oil, or hazardous substances from the operation of DTC's properties or business have been stored, treated, recycled or disposed of;

                        (iv) to the best of its knowledge, except as set forth in Schedule 5.20, there are no polychlorinated biphenyls, friable asbestos-containing material or underground storage tanks at the Real Property;

                       (v) to the best of its knowledge, except as set forth in
         Schedule 5.20, there are no past or continuing releases of Contaminants from the Real Property or from other locations, if any, where wastes from the operation of DTC's properties or business have been or are located;

                        (vi) Except as set forth in Schedule  5.20,  DTC has not
         treated, stored for more than 90 days or disposed of any hazardous wastes (within the meaning of such terms under the federal Resource Conservation and Recovery Act, as amended, and any implementing regulations, or any similar state or local laws, regulations, ordinances, and rules.

                    (b) "Contaminants" Defined The term "Contaminants" means (i) any pollutant, contaminant, petroleum, crude oil or any fraction thereof or hazardous substance (within the meaning of such terms under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (and any implementing regulations) or any similar state or local laws, regulations, ordinances, and rules; or (ii) any hazardous or toxic substance or material within the meaning of any federal, state or local law applicable to DTC.
                                                      A-14

                    Section 5.21. Insurance. DTC has maintained policies of fire, casualty, liability, and other forms of insurance commonly carried by telephone companies of its type. Schedule 5.21 lists all policies of insurance currently maintained by DTC.

                    Section 5.22. Employees.

                    (a) Schedule 5.22 is a true and complete list of all employees of DTC (the "Employees") as of the date of this Agreement, including their titles or job descriptions and salaries or rates of pay.

                    (b) DTC employs fewer than 50 Employees. DTC is not required to take any action under the Worker Adjustment and Retraining Notification Act in connection with the transactions described in this Agreement.

                    (c) Except as set forth in Schedule 5.22, no Employees are covered by any collective bargaining, employment, consulting, advisory, service or change of control agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete. To the best knowledge of DTC or such Major Shareholder, none of its employees are engaged in any unionizing activity or organization or election efforts.

                    Section 5.23. Employee Benefits. Schedule 5.23 includes a complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by DTC or with respect to which DTC is required to make payments, transfers or contributions (collectively, the "Employee Plans"). Except for the Employee Plans disclosed on Schedule 5.23, DTC does not maintain, contribute to or have any other liability or obligation to any employee benefit plan, and neither DTC nor any officer or director of DTC has taken any action directly or indirectly to obligate DTC to institute any such employee benefit plan. Except as disclosed on Schedule 5.23, DTC has no obligation under any of the Employee Plans or otherwise to provide post-employment health or life insurance benefits to any current or former employees of DTC, including any beneficiaries thereof, except as specifically required by Part 6 of Title I of ERISA. DTC has furnished to Subsidiary true, correct and complete copies of each Employee Plan (or, in the case of an unwritten Employee Plan, a written description thereof), including any related trust agreement, insurance contract or other funding vehicle relating to such Employee Plan. With respect to each Employee Plan, DTC has furnished to Subsidiary a true, correct and complete copy of each of the following, to the extent that same is required to be prepared under ERISA:
(i) the current summary plan description and the latest description of material modifications, (ii) the most recent annual report from the 5500 series and accompanying schedules, as filed, (iii) the most recent annual periodic accounting of plan assets, and (iv) the most recent annual actuarial valuation report. Except as otherwise disclosed on such Schedule 5.23, DTC represents and warrants to Subsidiary that:

                    (a) No Employee Plan is, or has been since the enactment of ERISA, subject to Section 302 of ERISA;

                    (b) Of the Employee Plans listed on Schedule 5.23, the Defined Benefit Plan and the Profit Sharing Plan are "pension plans," within the meaning of ERISA Section 3(2) ("Pension Plan"). Except for (i) any amendments for which the "TRA '86 remedial amendment period," as defined in Revenue Procedure 95-12, ended on December 31, 1994 or has not expired, (ii) any amendments for which the "OBRA '93 remedial amendment period," as defined in Revenue Procedure 95-12, has not expired , or (iii) any amendments required or permitted under Revenue Procedure 95-12 or any other applicable Internal Revenue Service Procedures in connection with an application to the Internal Revenue Service for a determination letter, each Pension Plan is a qualified plan under
Section 401(a) of the Internal Revenue Code of 1986 ("Code") and the trust forming a part of such Pension Plan is exempt from tax under Section 501(a) of the Code. To the best knowledge of DTC and the Major Shareholders, no event has occurred that would cause either Pension Plan to cease being so qualified. DTC shall file a request for a determination letter, on or before March 31, 1995 for the Defined Benefit Plan and on or before April 30, 1995 for the Profit Sharing Plan, that takes into account all of the requirements of the Code and shall timely make all amendments required by the Internal Revenue Service to secure a favorable determination letter for each of the Pension Plans. Parent and Subsidiary acknowledge that as of the date of this Agreement it appears that neither Pension Plan has a determination letter issued by the IRS to the effect that such Pension Plan is a qualified plan under Section 401(a) of the Code for the remedial amendment period of each such Pension Plan that has expired, and that the lack of such determination letter shall not constitute, per se, a breach of the representations under this Section 5.23(b).

                    (c) With respect to each Pension Plan , (i) no steps have been taken to terminate any Pension Plan nor has any liability under Title IV of ERISA been incurred by DTC which has not been satisfied in full; (ii) no proceeding has been initiated by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any Pension Plan; (iii) each Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code, and no such Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) no reportable event (within the meaning of Section 4043(b)(1) through (9) of ERISA) exists or has occurred; and
(v) DTC has not failed to make a required installment of any payment required under Section 412 of the Code with respect to any Pension Plan.

                    (d) With respect to each Pension Plan,  the present value of all accrued  benefits,  as determined on an ongoing  basis,  does not exceed the aggregate fair market value of the assets of such Pension Plan, and assuming that each of the Pension Plans which is subject to Title IV of ERISA were terminated as of the date of this Agreement and distributions to all participants and beneficiaries were made on such date, the present value of all such plans' liabilities on such date, determined using the rate or rates permitted under the Uruguay Round Agreements Act for a trusteed single employer plan to value participants' and beneficiaries' vested benefits upon termination of an insufficient trusteed single employer plan, does not materially exceed the fair market value of the assets of all such plans;

                    (e) Contributions, premiums, benefits or other payments required to be made by DTC to or with respect to any Employee Plan for all periods preceding the Effective Date of the Merger have, or prior to the Effective Date of the Merger will have, been made, reserved for, or otherwise disclosed in DTC's financial statements;

                    (f) Each Employee Plan has been established and maintained in substantial compliance with (i) all applicable laws, including ERISA and the Code, and all rulings and opinions of any governmental authority or other entity interpreting or applying such laws, (ii) any applicable collective bargaining agreement, and (iii) the terms and conditions of the Employee Plan;

                    (g) There have not occurred nor are there continuing any nonexempt "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code which may subject

DTC, directly or indirectly, to any material liability, and any exempt prohibited transactions are described on Schedule 5.23;

                    (h) Neither DTC, any director, officer or employee of DTC nor any administrator or fiduciary of any Employee Plan (or any agent of the foregoing) has breached or is in breach of any of the obligations imposed upon fiduciaries under Title I of ERISA, such that DTC could, directly or indirectly, be subject to any material liability;

                    (i) The execution and performance of this Agreement will not ipso facto result in any (i) payment (whether of severance pay, unemployment compensation or otherwise) becoming due from DTC, (ii) increase in benefits otherwise payable under any of the Employee Plans or (iii) acceleration of the time of payment or vesting of any such benefits;

                    (j) Except as set forth in Schedule 5.18, there is no pending or to the best of DTC's or such Major Shareholder's knowledge, threatened assessment, complaint, proceeding or investigation of any kind in any court or government agency with respect to any Employee Plan;

                    (k)  DTC  has  complied  with  the   continuation   coverage
provisions of Section 4980B of the Code and Part 6 of Title I of ERISA with respect to each group health plan that is subject thereto;

                    (l) There are no leased  employees  within  the  meaning  of
Section 414(n) of the Code, who perform services for DTC; and

                    (m) No entity exists, and no entity has ever existed, which is or was an "ERISA Affiliate," as defined in the following sentence, with respect to DTC. For purposes of the preceding sentence, "ERISA Affiliate" means:
(i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as DTC; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with DTC; or (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as DTC, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

                    Section 5.24. Regulatory Approvals. All material consents, authorizations, orders or approvals of, and filings or registrations with, any court or administrative or governmental authority and any other person or entity required to be obtained by DTC or the Major Shareholders for or in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby have been obtained, except for (i) the filings and governmental approvals as referenced in Article II of this Agreement and (ii) the filing of the Certificate of Merger with the New
York  Department  of State and the Delaware  Secretary of State as referenced in
Section 4.02 hereof.

                    Section 5.25. Liens - Personal Property. Except as set forth on Schedule 5.25 hereto, DTC holds good and marketable title to all of DTC's personal property, free and clear of any agreement, instrument, mortgage, lease, or lien.

                    Section  5.26.  Title and Right to DTC  Shares.  Each  Major
Shareholder has good and marketable title to the number of DTC Shares set forth opposite his name on Schedule 1 hereto, free and clear of any judgment, decree, order, agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit, lien, pledge, charge, claim, encumbrance, title defect or other authorization, right, restriction or obligation which is not disclosed on
Schedule 1.

                    Section   5.27.   Receipt   of  SEC   Filings.   DTC  hereby
acknowledges receipt of the "Parent SEC Reports" as defined in Section 7.05 hereof.

                    Section 5.28. Full Disclosure. No representation, warranty or covenant made by DTC or such Major Shareholder in this Agreement or any other agreement, document or instrument contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or any such agreement, document or instrument, in light of the circumstances under which they were made, not misleading. In the opinion and to the knowledge of DTC's officers and the Major Shareholders, there is no fact or circumstance which materially and adversely (i) has affected or (ii) is so affecting, or
(iii) may reasonably be expected in the future to so affect the financial condition, results of operations, customer relationships, business or prospects of DTC, which has not been disclosed to Parent and Subsidiary, including disclosures made in the Letter of Intent dated December 23, 1994 between DTC and Parent.

                    ARTICLE VI. FURTHER AGREEMENTS AND ASSURANCES OF DTC

                    Section 6.01. Conduct of Business. From the date of this Agreement to the Closing, except with the prior consent of Subsidiary and Parent, DTC shall:

                    (a) continue to own its assets and properties and operate its business in the customary and ordinary course of business, consistent with its current business practices;

                    (b) not incur any new or additional indebtedness outside the ordinary course of business;

                    (c) not sell, mortgage, lease, or otherwise encumber any of its assets or properties, except in the ordinary course of business;

                    (d) maintain, repair, and replace its assets and properties in accordance with its normal practices;

                    (e) not enter into any contracts, agreements or commitments except for those of the type which would not be required to be listed under section 5.17 of this Agreement, with the exception of contracts, agreements, and commitments necessary or appropriate to perform the intentions set forth in, and within the monetary constraints of, DTC's 1994-95 capital budget, a copy of which has been furnished to Parent and Subsidiary.

                    (f) not enter into or amend any employment, consulting or change of control agreement, and shall not grant any salary or pay increases or make any bonus payments to Employees except for customary annual wage and salary adjustments and annual bonus payments consistent with past practices as reflected on Schedule 6.01(f), provided that in the case of (i) any employees whose annual salaries are $25,000 or more, such annual salary increases shall not exceed 4% per annum, (ii) any employees whose annual salaries are less than $25,000, such annual salary increases shall not exceed 10% per annum, and (iii) in the case of the President and Vice President of Operations, such annual bonuses shall not exceed $10,000 each;

                    (g) not create or permit to be created any mortgage, lien, security interest, or other encumbrances on its assets and properties, other than encumbrances listed on Schedule 5.25 and liens for taxes not yet due and payable;

                    (h) maintain in full force and effect the existence of, and the rights and franchises owned or possessed by, DTC in the State of New York and the Commonwealth of Pennsylvania, promptly and timely prepare and file all annual reports and franchise tax returns, and pay all franchise taxes and other taxes and assessments, if any, required to maintain the existence and all other rights and franchises of DTC;

                    (i) keep true records and books of account in which true and correct entries will be made of all dealings or transactions by or with DTC, in accordance with generally accepted accounting principles and past practices applied on a consistent basis;

                    (j)  duly   observe   the   requirements   of   governmental
authorities unless contested in good faith by appropriate proceedings;

                    (k) promptly pay and discharge, when due and payable, all taxes, assessments and governmental charges or levies, unless contested in good faith by appropriate proceedings;

                    (l) pay when due or in conformity with customary trade terms, all indebtedness of DTC incurred as an incident to the operation of its business, if such indebtedness is not being contested in good faith by appropriate proceedings;

                    (m) comply in all material respects with the provisions of all contracts and leases to which DTC is a party, unless contested in good faith by appropriate proceedings;

                    (n) not cause or permit the merger, consolidation, or other reorganization or recapitalization of DTC;

                    (o) not cause or permit the liquidation or dissolution of DTC;

                    (p) not cause or permit the declaration of any dividends or any distributions, including the redemption or retirement of any capital stock of DTC, except that DTC may continue to pay its regular quarterly dividend of $1.75 per share, but only from current earnings and profits;

                    (q) not cause the termination of any employment agreements or other contracts with any of its executive employees;

                    (r) not enter into or give any guaranty of any third party obligation for the payment of money or performance of any contract;

                    (s) not institute or permit to be instituted against DTC any proceeding to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of DTC or any of its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee, or other similar official for DTC or for any part of its property;

                    (t) not make a general assignment for the benefit of DTC's creditors;

                    (u) not amend or repeal the Certificate of Incorporation or By-Laws of DTC;

                    (v) not create or permit to be created, nor issue or permit to be issued, any class or series of capital stock or other security of DTC or any right to receive such capital stock or security;

                    (w) not take any action that, or refrain from taking any action when the failure to so act, would materially adversely affect the ability of DTC to consummate the transactions contemplated by this Agreement;

                    (x) not amend any Employee Plan to increase any benefit under such Plan (except at the discretion of DTC, in connection with the termination of the Defined Benefit Plan identified on Schedule 5.23, but then only to the extent there are assets already held by the trust for the Defined Benefit Plan to cover the cost of such increase), or establish any new "employee benefit plan," as defined in Section 3(3) of ERISA, or commence making contributions to any such plan to which DTC was not contributing previously; and

                    (y) not make any contribution to either of the Pension Plans except for (i) the minimum required contribution to satisfy the minimum funding requirement under Section 412 of the Code or Section 302 of ERISA and (ii) any contribution to the Profit Sharing Plan that DTC, in its discretion, determines provided, however, that any such contribution shall not exceed in the aggregate
(A) $60,000 for the plan year commencing on September 1, 1994 and ending on August 31, 1995 and (B) $5,000 for each full month occurring between September 1, 1995 and the Effective Date of the Merger.

                    Section 6.02. Satisfaction of Conditions by DTC. DTC shall not voluntarily undertake any course of action inconsistent with the satisfaction of the covenants and conditions applicable to it as set forth in this Agreement. DTC shall promptly do all such acts and take all such measures as may be reasonably appropriate to enable it to perform as early as is practicable the obligations to be performed by it under this Agreement. DTC shall use all commercially reasonable efforts to (and shall cooperate with Parent and Subsidiary in all commercially reasonable respects to) cause the merger of DTC into Subsidiary to occur as described herein at the earliest practicable date.

                    Section 6.03. DTC's Cooperation. DTC shall fully cooperate with Parent and Subsidiary and shall provide all information necessary or appropriate in connection with securing the approvals of the PSC and the Public Utility Commission of Pennsylvania for Parent to acquire control of the telephone business of DTC, securing clearance, if required, for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and securing any and all other governmental licenses, permits, approvals, consents, qualifications, or authorizations for the Merger and for the consummation of the transactions described in this Agreement. DTC shall make such filings with the New York State Department of Taxation and Finance as may be necessary to comply with the requirements of Articles 31 and 31-B of the New York Tax Law.

                    Section 6.04. Further Due Diligence; Reports. DTC has provided representatives of Subsidiary and Parent with access to its properties and executive officers, and with various financial reports and other information (excluding the requested information set forth on Schedule 6.04 hereto) concerning its business and its assets and liabilities, to enable Parent and Subsidiary to make the decision to enter into this Agreement. From the date of this Agreement to the Closing, DTC shall, on reasonable notice, provide Subsidiary, Parent and their representatives with reasonable access to the books, records, executive officers and properties of DTC for the purpose of further confirming and verifying the accuracy of the representations and warranties of DTC as set forth in this Agreement, provided that any such investigation shall not unreasonably interfere with the normal business operations of DTC. DTC shall also provide Subsidiary and Parent with copies of its internally prepared financial and operating statements, its annual audited financial statement, any reports it is required to file with the PSC, and its press releases. DTC or the Major Shareholders shall provide Parent and Subsidiary with copies of the S. Fenton Busfield Irrevocable Trust Agreement and reasonable access to the Major Shareholders to discuss questions or matters related thereto.

                    Section 6.05 Termination of Pension Plans.

                    (a) DTC shall have the right to terminate the Profit Sharing Plan and the Defined Benefit Plan listed on Schedule 5.23 at any time prior to the Effective Date of the Merger but agrees to provide to the Parent, prior to any filing or distribution thereof, copies of all documents relating to such terminations. In the event that DTC elects to terminate either of such Plans and all actions have not been taken prior to the Effective Date of the Merger to complete the termination, DTC and Parent shall complete the termination under the supervision of, and in accordance with the directions of, the President or Vice President of Operations of DTC and the Director of Employee Benefits of the Parent.

                    (b) In the event that prior to the Effective Date of the Merger, DTC (i) either terminates the Profit Sharing Plan or amends the Profit Sharing Plan to prohibit any contributions thereunder after the Effective Date of the Merger and (ii) terminates the Defined Benefit Plan, then DTC shall adopt the Telephone and Data Systems, Inc. Tax Deferred Savings Plan ("Savings Plan") as of the first day of the calendar quarter immediately following the forty-five day anniversary of the Effective Date of the Merger. The Savings Plan shall provide that (a) all years of service with DTC shall be credited for purposes of determining an employee's eligibility to participate in the Savings Plan and (b) all years of an employee's vesting service under the Profit Sharing Plan shall be credited to the employee for purposes of determining an employee's vesting service under the Savings Plan, provided however, that the prior number of "years of service" for eligibility and vesting shall be determined in accordance with the provisions of the Savings Plan, which expressly excludes for vesting service the period of time commencing on the effective date of the termination of the Profit Sharing Plan and ending on the Effective Date of the Merger.

                    (c) In the event  that  prior to the  Effective  Date of the
Merger, (i) DTC terminates the Defined Benefit Plan and (ii) either terminates the Profit Sharing Plan or amends the Profit Sharing Plan to prohibit any contributions thereunder after the Effective Date of the Merger, then DTC shall adopt the Telephone and Data Systems, Inc. Employees Pension Trust I ("Target Pension Plan"), as of the first day of the calendar month immediately following the Effective Date of the Merger. The Target Pension Plan shall provide that (a) all years of service with DTC shall be credited for purposes of determining an employee's eligibility to participate in the Target Pension Plan and (b) all years of an employee's vesting service and benefit accrual service credited under the Defined Benefit Plan shall be credited to the employee for purposes of determining an employee's vesting and benefit accrual service under the Target Pension Plan, but such employee's accrued benefit under the Target Pension Plan shall be reduced by an offset equal to the aggregate of the employee's accrued benefit under the Defined Benefit Plan and the actuarial equivalent of the employee's account balance in the Profit Sharing Plan, provided however, that the prior number of "years of service" for eligibility, vesting and benefit accrual and actuarial assumptions shall be determined in accordance with the Target Pension Plan, which expressly excludes for vesting service the period of time commencing on the effective date of the termination of the Defined Benefit Plan and ending on the Effective Date of the Merger and excludes for benefit accrual service the period of time commencing on the effective date of the termination of the Defined Benefit Plan and ending on the date DTC adopts the Target Pension Plan and provided further that Peter Feehan hereby waives participation in the Target Pension Plan, but will remain eligible to participate in any other employee benefit plans and programs provided to the employees of DTC in accordance with the terms of these plans.

                    (d) In the event that, prior to the Effective Date of the Merger, DTC has not (i) terminated the Profit Sharing Plan or amended the Profit Sharing Plan to prohibit any contributions thereunder after the Effective Date of the Merger and (ii) terminated the Defined Benefit Plan, then DTC shall terminate the Profit Sharing Plan and the Defined Benefit Plan after the Effective Date of the Merger. Upon such termination of both the Profit Sharing Plan and the Defined Benefit Plan, DTC shall adopt the Savings Plan as of the first day of the calendar quarter immediately following the forty-five day anniversary of the date of termination of the Profit Sharing Plan and shall adopt the Target Pension Plan as of the first day of the calendar month immediately following the date of termination of the Defined Benefit Plan. Notwithstanding the foregoing, the provisions set forth in paragraphs (b) and
(c) hereof (other than the first sentence of each such paragraph) shall continue to apply, except that, pursuant to the provisions of the Savings Plan and the Target Pension Plan, there shall be no exclusion of any period of time commencing on the date of termination of the Profit Sharing Plan or the Defined Benefit Plan when calculating vesting service under the Savings Plan and the Target Pension Plan, respectively.

                  ARTICLE VII. REPRESENTATIONS AND WARRANTIES
                            OF SUBSIDIARY AND PARENT

                    Subsidiary and Parent represent and warrant to DTC as follows:

                           Section 7.01. Organization and Good Standing. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. All of Subsidiary's issued and outstanding common stock is held by Parent. Parent and Subsidiary are qualified and in good standing in all states and jurisdictions where the nature of the business transacted or of the property owned, leased or operated makes qualification necessary, except where the failure to be qualified would not have a material adverse effect on the financial condition, assets, business, prospects or results of operations of Parent or Subsidiary or the transactions contemplated by this Agreement.

                    Section 7.02. Power and Authority for Business. Subsidiary and Parent have all requisite power and authority to own, lease, and operate their respective properties and to conduct their respective businesses as they have been and are now conducted.

                    Section 7.03. Power and Authority for Agreement. Subsidiary and Parent have all requisite corporate power and authority to enter into this Agreement and all agreements, documents and instruments to be executed and delivered by Parent or Subsidiary, respectively, hereunder and in connection herewith, and to perform their respective obligations to be performed hereunder. The execution and delivery of this Agreement by Subsidiary and Parent and the consummation of the transactions described herein have been duly authorized by the duly constituted Boards of Directors of Subsidiary and Parent, and by Parent as the sole shareholder of Subsidiary, and will not violate any agreement, covenant, law or regulation by which either Subsidiary or Parent is bound. This Agreement constitutes the legal, valid, binding and enforceable obligation of both Subsidiary and Parent, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity. All of the obligations of Parent and Subsidiary under this Agreement are expressly agreed to be joint and several.

                    Section 7.04.  Brokers.  Neither  Parent nor  Subsidiary has
engaged any broker or finder with respect to this Agreement or any transaction described herein, and neither is obligated to pay any broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

                    Section 7.05. SEC Reports and Financial Statements of Parent. Parent has delivered to DTC true and correct copies of (a) its most recent Annual Report to the Shareholders for the year December 31, 1993; (b) its most recent Proxy Statement and Notice of Annual Meeting for its shareholders dated April 12, 1994; (c) its most recent Annual Report on Form 10-K for the year ended December 31, 1993; and (d) its most recent Quarterly Report on Form 10-Q, as filed with the SEC, for the quarter ended September 30, 1994. Parent will also deliver to DTC any reports, including any reports on Forms 8-K, 10-K, and 10-Q, which are filed with the SEC after the date hereof and other reports sent generally to its shareholders after the date hereof and on or before the Effective Date of the Merger. (Such reports are collectively referred to hereinafter as "Parent SEC Reports," and the financial statements, including the notes thereto, contained in such reports are collectively referred to hereinafter as "Parent Financial Statements"). Parent has duly filed all reports required to be filed by it with the SEC under the Securities Act of 1933 and the Securities and Exchange Act of 1934, and no such report, as of the respective date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading. In the opinion and to the knowledge of Parent's officers, there is no fact or circumstance which materially and adversely (i) has affected or (ii) is so affecting or (iii) may reasonably be expected in the future to so affect, the financial condition, results of operations, customer relationships, business or prospects of Parent and its subsidiaries taken as a whole, which has not been disclosed to DTC. The Parent Financial Statements included in the Parent SEC Reports were and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly or will present fairly the consolidated financial position, results of operations, and changes in financial position of Parent as of the date and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end audited adjustments. Since December 31, 1991, except as otherwise disclosed to DTC in writing, Parent has not made any material change in its method of accounting for financial reporting purposes, except as required to conform to generally accepted accounting principles.

                    Section 7.06. Regulatory Approvals. Parent and Subsidiary know of no reason why they will not be approved by the PSC and other applicable regulatory authorities for the acquisition of DTC through the Merger.

                    Section 7.07. Full Disclosure. No representation, warranty or covenant made by Parent or Subsidiary in this Agreement or any other agreement, document or instrument contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or any such agreement, document or instrument, in light of the circumstances under which they were made, not misleading.

                ARTICLE VIII. FURTHER AGREEMENTS AND ASSURANCES
                            OF SUBSIDIARY AND PARENT

                    Section 8.01. Satisfaction of Conditions by Subsidiary and Parent. Subsidiary and Parent shall not voluntarily undertake any course of action inconsistent with the satisfaction of the covenants and conditions applicable to either as set forth in this Agreement. Subsidiary and Parent shall each promptly do all such acts and take all such measures as may be reasonably appropriate to enable it to perform as early as is reasonably practicable the obligations to be performed by it under this Agreement. Subsidiary and Parent shall use all commercially reasonable efforts to (and shall cooperate with DTC in all commercially reasonable respects to) cause the Merger to occur as described herein at the earliest practicable date.

                    Section 8.02. Cooperation. Subsidiary and Parent shall fully cooperate with DTC and shall provide all information necessary or appropriate in connection with securing the approvals of the PSC and the Public Utility Commission of Pennsylvania for Parent to acquire control of the telephone business of DTC, securing clearance, if required, for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and securing any and all other governmental licenses, permits, approvals, consents, qualifications, or authorizations for the Merger and for the consummation of the transactions described in this Agreement. Parent and Subsidiary shall cooperate with DTC in making such filings as are necessary to comply with the requirements of Articles 31 and 31-B of the New York Tax Law.

                    Section 8.03. Guaranty. Parent hereby absolutely, unconditionally, and irrevocably guarantees full payment and performance by Subsidiary of all obligations to be paid or performed by Subsidiary pursuant to this Agreement.

                    Section 8.04. Parent Common Share Stock Bonus.

                    (a) As additional compensation for services to be rendered after the Effective Date of the Merger, Parent hereby covenants and agrees to pay or cause DTC to pay a stock bonus of 10,000 Parent Common Shares in the aggregate, subject to any adjustment for fractional shares as provided in subparagraph (c) hereof (the "Stock Bonus"), to be allocated, as provided in paragraph (b) hereof, among the employees of DTC (each an "Eligible Employee") who (i) are employees of DTC as of March 15, 1995 and (ii) remain employees of DTC on the first anniversary of the Effective Date of the Merger (the "Eligibility Determination

Date"); provided, however, that neither S. Fenton Busfield nor Peter H. Feehan shall be deemed to be an "Eligible Employee." The Stock Bonus shall be paid by Parent or DTC to the Eligible Employees on the fifteenth business day after the Eligibility Determination Date (the "Stock Bonus Payment Date").

                    (b) The Stock Bonus shall be allocated among the individual Eligible Employees pursuant to a formula, to be developed by Peter Feehan and Stephen Feehan, that takes into account prior and anticipated future years of service and earnings with DTC.

                    (c) Each Eligible Employee who would otherwise receive a fractional Parent Common Share in connection with the Stock Bonus shall receive in lieu thereof an amount of cash determined by multiplying such fraction by the average closing price of Parent Common Shares as reported on the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day immediately preceding the Stock Bonus Payment Date.


              ARTICLE IX. CONDITIONS TO SUBSIDIARY'S AND PARENT'S
                              OBLIGATION TO CLOSE

                    Section 9.01. Subsidiary and Parent Closing Conditions. The obligations of Subsidiary and Parent to consummate the Merger are subject to the satisfaction on the Closing Date of the following conditions:

                    (a) Each of the acts, undertakings and covenants, including covenants to refrain from taking certain actions, of DTC to be performed or complied with at or before the Closing of the Merger pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects, and Subsidiary and Parent shall have received at the Closing a certificate to that effect dated the Closing Date and executed on behalf of DTC by the President of DTC.

                    (b) The representations and warranties of DTC and the Major Shareholders contained in this Agreement shall be true on and as of the Closing in all material respects and with the same effect as though such representations and warranties had been made on and as of the Closing (other than any representation or warranty which specifically relates to an earlier date), except to the extent that such representations and warranties shall be untrue on and as of the Closing because of (i) changes caused by transactions approved in writing by Parent or Subsidiary; (ii) events or changes occurring or arising after the date of this Agreement which shall not, in the aggregate, have materially and adversely affected the business prospects, assets, or financial condition of DTC taken as a whole; (iii) events or changes which occur in the ordinary course of business or which result from general economic, labor, or market conditions or which are otherwise beyond DTC's control; (iv) legal and regulatory changes applicable generally to telephone companies operating in New York State; or (v) pool reimbursement changes or adjustments based on increases or decreases in the operating costs of DTC; and Subsidiary and Parent shall have received at the Closing a certificate to that effect dated the Closing Date and executed on behalf of DTC by the President of DTC and by each Major Shareholder.

                    (c) This Agreement and the transactions described in this Agreement shall have been approved (or not objected to, as appropriate) by all governmental agencies having jurisdiction, and all applicable waiting periods shall have expired or shall have been terminated.

                    (d) At least two-thirds of the total number of the DTC Shares shall have been voted for the approval of this Agreement and the transactions described in this Agreement at the DTC shareholders' meeting.

                    (e) There shall be no judgment, injunction, ruling or order of any court or governmental authority outstanding against DTC, Parent or Subsidiary which prohibits, restricts or delays consummation of the Merger.

                    (f) Parent and Subsidiary shall have received a legal opinion dated the Closing Date from Bond, Schoeneck & King, LLP, counsel to DTC, in substantially the form of the attached Exhibit 9.01(f).

                    Section 9.02. Opportunity to Cure. Notwithstanding anything to the contrary contained in Section 9.01 or elsewhere in this Agreement, Parent and Subsidiary shall not have the right to elect not to close under this Agreement by reason of any misrepresentation or breach of a warranty, or covenant contained in this Agreement or elsewhere if (a) DTC and/or the Major Shareholders would not have any liability therefore under Article XII of this Agreement, or (b) the DTC Shareholders and/or the Major Shareholders undertake, at their sole cost and expense (but subject to the limitations contained in Article XII or elsewhere in this Agreement), to promptly cure such misrepresentation or breach or to otherwise hold Parent and Subsidiary harmless from the consequences of such misrepresentation or breach.

               ARTICLE X. CONDITIONS TO DTC'S OBLIGATION TO CLOSE

                    Section 10.01. DTC Closing Conditions. The obligations of DTC to consummate the Merger are subject to the satisfaction on the Closing Date of the following conditions:

                    (a) Each of the acts, undertakings, and covenants, including covenants to refrain from taking certain actions, of Subsidiary and Parent to be performed or complied with at or before the Closing of the Merger pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects, and DTC shall have received at the Closing a certificate to that effect, dated the Closing Date and executed on behalf of Subsidiary and Parent by their respective Presidents. Without limiting the foregoing, the requirements set forth in Section 3.02 concerning the Parent Common Shares to be delivered to the DTC Shareholders shall be satisfied in all respects.

                    (b) The representations and warranties of Parent and Subsidiary contained in this Agreement shall be true on and as of the Closing in all material respects and with the same effect as though such representations and warranties had been made on and as of the Closing (other than any representation or warranty which specifically relates to an earlier date), and DTC shall have received at the Closing a certificate to that effect dated the Closing Date and executed on behalf of Parent and Subsidiary by their respective Presidents.

                    (c) This Agreement and the transactions described in this Agreement shall have been approved (or not objected to, as appropriate) by all governmental agencies having jurisdiction, and all applicable waiting periods shall have expired or shall have been terminated.

                    (d) At least two-thirds of the total number of the DTC Shares shall have been voted for the approval of this Agreement and the transactions described in this Agreement at the DTC shareholders' meeting.

                    (e) DTC shall have received a legal opinion dated the Closing Date from Sidley & Austin, counsel to Parent and Subsidiary, in substantially the form of the attached Exhibit 10.01(e).

                    (f) There shall be no judgment, injunction, ruling or order of any court or governmental authority outstanding against DTC, Parent or Subsidiary which prohibits, restricts or delays consummation of the Merger.

                    Section 10.02. Opportunity to Cure. Notwithstanding anything to the contrary contained in Section 10.01 or elsewhere in this Agreement, DTC shall not have the right to elect not to close under this Agreement by reason of any misrepresentation or breach of a warranty, or covenant contained in this Agreement or elsewhere if (a) Parent or Subsidiary would not have any liability therefore under Article XII of this Agreement, or (b) Parent and/or Subsidiary undertake, at their sole cost and expense (but subject to the limitations contained in Article XII or elsewhere in this Agreement), to promptly cure such misrepresentation or breach or to otherwise hold DTC and/or the DTC Shareholders harmless from the consequences of such misrepresentation or breach.

                            ARTICLE XI. TERMINATION

                    Section 11.01. Optional Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date of the Merger, whether before or after action thereon by the shareholders of DTC, as follows:

                    (a) By the mutual written consent of DTC and Subsidiary upon the approval of their respective Boards of Directors;

                    (b) Subject to the limitations contained in Section 10.02 of this Agreement, by action of the Board of Directors of DTC if any of the Closing conditions contained in Section 10.01 remain unfulfilled in any material respect as of thirty days after receipt of confirmation that all regulatory approvals required under this Agreement have been obtained (i.e., as of the Closing Date under Section 4.01), and DTC shall not have waived such conditions; provided, however, that if the noncompliance or nonperformance can be cured or eliminated, DTC shall not terminate this Agreement unless and until (i) it has given Parent and Subsidiary written notice that noncompliance or nonperformance has occurred, specifying the nature thereof and the action required to cure, and (ii) such noncompliance and nonperformance shall not have been cured or eliminated, or the DTC Shareholders shall not have otherwise been held harmless from the consequences of same, within thirty days of receipt of such notice.

                    (c) Subject to the limitations contained in Section 9.02 of this Agreement, by action of the Board of Directors of Parent and Subsidiary if any of the Closing conditions contained in Section 9.01 remain unfulfilled in any material respect as of thirty days after receipt of confirmation that all regulatory approvals required under this Agreement have been obtained (i.e., as of the Closing Date under Section 4.01), and Parent and/or Subsidiary shall not have waived such conditions, provided, however, that if the non-compliance or nonperformance can be cured or eliminated, Parent and Subsidiary shall not terminate this Agreement unless and until (i) Parent and Subsidiary shall have given DTC and the Major Shareholders written notice that nonperformance or noncompliance has occurred, specifying the nature thereof and the action required to cure, and (ii) such noncompliance or nonperformance shall not have been cured or eliminated, or Parent and Subsidiary shall not have otherwise been held harmless from the consequences of same, within thirty days of the receipt of such notice.

                    (d) By either DTC or Subsidiary, if the PSC, the Public Utility Commission of Pennsylvania, or any other applicable regulatory authority shall have declined to approve the transactions described in this Agreement and all applicable periods of appeal have expired.

                    Section 11.02. Automatic Termination. This Agreement shall automatically terminate on July 31, 1996, if the Merger shall not have become effective on or before such date unless Parent, Subsidiary, and DTC shall otherwise agree in writing to extend such date.

                    Section 11.03. Effect of Termination.

                    (a) In the event that this Agreement shall be terminated pursuant to Section 11.01(d) because the required regulatory approvals cannot be obtained or because any other condition of closing is not fulfilled for any reason other than a breach by a party, all further obligations of DTC, Subsidiary, and Parent under this Agreement shall terminate without further liability of Subsidiary or Parent to DTC or of DTC to Subsidiary or Parent, except for the obligations of Subsidiary and Parent under the Confidentiality Agreement referenced in section 13.07 of this Agreement.

                    (b) If, on the other hand, this Agreement is terminated because of the nonfulfillment of a condition of Closing caused by or arising from a material breach or nonfulfillment of a representation, warranty, covenant or agreement hereunder by a party, the other party shall be entitled, to all available equitable remedies, including but not limited to, the remedy of specific performance and to indemnification under Article XII of this Agreement. These shall be the sole and exclusive remedies for any causes of action or other claims arising under or relating to this Agreement and the transactions contemplated hereunder.

                    Section 11.04. Waiver of Conditions. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in
Article IX hereof have not been satisfied, Subsidiary and Parent, in addition to any other rights which may be available to them, shall have the right to waive such condition and to proceed with the Closing (except with respect to conditions which they may not legally waive such as approval by regulatory authorities); and if any of the conditions specified in Article X hereof have not been satisfied, DTC in addition to any other rights which may be available to it, shall have the right to waive such condition and proceed with the Closing (except with respect to conditions which DTC may not legally waive such as approval by regulatory authorities).

                          ARTICLE XII. INDEMNIFICATION

                    Section 12.01. By DTC and the Major Shareholders to Parent and Subsidiary.
                    Subject to the limitations contained in Articles XII and XIII, DTC and each of the Major Shareholders agree, jointly and severally, to indemnify and hold Parent and Subsidiary harmless against any cost, loss or damage (including expenses) suffered by Parent or Subsidiary resulting from or arising out of (a) any material breach by DTC or such Major Shareholder in the performance of any of their respective obligations or covenants under this Agreement or in any agreement delivered in connection with the transactions contemplated hereby, (b) any breach of any of the representations or warranties made by DTC or such Major Shareholder in this Agreement or in any agreement, document, certificate or exhibit delivered in accordance with the provisions of this Agreement and (c) all actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing. Notwithstanding the foregoing, neither DTC nor any DTC Shareholder (whether or not a Major Shareholder) shall have any indemnification obligation with respect to breaches or misrepresentations previously waived in writing by Parent or Subsidiary. Further, the maximum aggregate amount of all losses, damages, and expenses (including attorneys' fees) for which DTC and the Major Shareholders, collectively, shall be obligated to indemnify Parent and Subsidiary, collectively, shall be limited to $500,000.

                    Section 12.02. By Parent and Subsidiary to DTC and the DTC Shareholders. Subject to the limitations contained in Articles XII and XIII,
Parent and Subsidiary agree, jointly and severally, to indemnify and hold DTC and the DTC Shareholders harmless against any loss or damage (including expenses) suffered by DTC or the DTC Shareholders resulting from or arising out of (a) any material breach by Parent or Subsidiary in the performance of any of their respective obligations or covenants under this Agreement or in any agreement delivered in connection with the transactions contemplated hereby, (b) any breach of any of the representations or warranties made by Parent or Subsidiary in this Agreement and (c) all actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing. Notwithstanding the foregoing, neither Parent nor Subsidiary shall have any indemnification obligation with respect to any breaches or misrepresentations waived in writing by DTC prior to the Closing. Further, the maximum aggregate amount of all losses, damages, and expenses (including attorneys' fees) for which Parent and Subsidiary, collectively, shall be obligated to indemnify DTC and the DTC shareholders, collectively, shall be limited to $500,000.

                    Section 12.03. Minimization of Damages and Notice of Claims. The party seeking indemnification under this Article XII (an "Indemnified Party") shall use reasonable efforts to minimize any loss or damage for which indemnification may be sought under this Article XII and shall give prompt written notice to the other party (the "Indemnifying Party") of any matter with respect to which it seeks to be indemnified. Such notice shall state the nature of the claim and, if known, the amount of the loss or damage. All indemnification obligations under this Article XII shall expire one year from the Closing Date except for (i) claims set forth in a written notice to the Indemnifying Party delivered prior to 5:00 p.m. E.S.T. on the first anniversary of the Closing Date, and (ii) indemnification obligations of the Major Shareholders relating to their title to their DTC Shares under Section 5.26.

                    Section 12.04. Procedural Provisions. If any third person asserts any claim against any Indemnified Party for which indemnification is sought pursuant to the provisions of this Article XII, such Indemnified Party shall afford the Indemnifying Party a reasonable opportunity to participate in the defense against such claim; and the Indemnifying Party may assume the defense against such claim, in the name of the Indemnifying Party or the Indemnified Party, at the Indemnifying Party's expense and with counsel selected by the Indemnifying Party. The Indemnified Party shall have the right, if it elects, to participate in the defense against any such claim through counsel of its own choice and at its own expense; provided, however, that the Indemnifying Party shall bear the expense of counsel for the Indemnified Party if the Indemnifying Party shall not have assumed the defense against such claim. In the event of any litigation with a third person in connection with any such claim, the Indemnified Party agrees to cooperate with the Indemnifying Party and to make all books, records and documents in its possession available to the Indemnifying Party, or its counsel, upon request, for inspection and copying. Nothing contained in this Section 12.04 shall be construed to limit the rights of any parties to discovery in any proceeding under the procedural rules relevant to such proceeding.

                    Section 12.05.  Exclusive  Remedies.  The provisions of this
Article XII, as well as all available equitable remedies shall be the sole and exclusive remedies for any alleged misrepresentation, breach of warranty, or failure to fulfill a covenant or agreement on the part of DTC and/or the Major Shareholders. Except for the indemnification obligations of the Major Shareholders under this Article XII, no director, officer, employee, agent or shareholder of DTC shall have any personal liability whatsoever under this Agreement or in connection with the transactions contemplated hereunder, or otherwise.

                          ARTICLE XIII. MISCELLANEOUS

                    Section 13.01. Survival of Representations and Warranties. The representations and warranties of DTC, the Major Shareholders, Parent and Subsidiary contained in this Agreement or in any instrument of transfer or other document delivered pursuant to this Agreement shall survive for a period of one year from the Closing Date, except that the representations and warranties of each Major Shareholder set forth in Section 5.26 shall survive the Closing and shall not terminate.

                    Section 13.02. No Individual Representations. Except with respect to representations and warranties made by the Major Shareholders, no representations or warranties in this Agreement are made by, or shall be attributed to, any director, officer, employee or shareholder of DTC, Parent or subsidiary of DTC, Parent or Subsidiary. Further, upon the Closing of the Merger, DTC shall be deemed to have released and waived any and all claims against all of DTC's shareholders, directors, officers, employees, and agents except for claims arising from any fraudulent or criminal activity by any DTC Shareholder, director, officer, employee or agent.

                    Section 13.03. Expenses. Except as provided in this Section 13.03, or as expressly provided elsewhere in this Agreement, each party shall pay its own expenses incurred in connection with the transactions described in this Agreement. The parties agree that the proper allocation of the fees and out-of-pocket expenses listed below is as indicated, such fees to be paid as allocated regardless of whether the transaction described in this Agreement is consummated or not:

                    (a) All fees and disbursements of Subsidiary and Parent's counsel, consultants, and accountants shall be paid by Subsidiary or Parent.

                    (b) All fees and disbursements of the counsel, consultants, and accountants of DTC and the DTC Shareholders as a group shall be paid by DTC;

                    (c) Filing fees and out-of-pocket expenses incurred by any party in connection with securing regulatory approvals of the transactions contemplated in this Agreement shall be paid by Subsidiary or Parent.

                    Section 13.04. Notices. Any notices, requests, or other communications required or permitted hereunder shall be sufficiently given if delivered personally or by a recognized overnight courier service, or sent by facsimile machine promptly confirmed by telephone, or by registered or certified mail, postage prepaid, addressed as follows:

     To Subsidiary or Parent               Telephone and Data Systems, Inc.
                                                30 N. LaSalle Street
                                                Suite 4000
                                                Chicago, Illinois  60602
                                                Attn: LeRoy T. Carlson
                                                        Chairman
                                                Telephone: (312) 630-1900
                                                Facsimile No.:  (312) 630-1908

     With a copy to:                       Sidley & Austin
                                                One First National Plaza
                                                Chicago, Illinois  60603
                                                Attn: Stephen P. Fitzell, Esq.
                                                Telephone: (312) 853-7379
                                                Facsimile No.:  (312) 853-7036

     To DTC:                               Deposit Telephone Co., Inc.
                                                87 Front Street, P.O. Box 87
                                                Deposit, New York  13754
                                                Attn:  Peter H. Feehan
                                                          President
                                                Facsimile No.:  (607) 467-3232

     With a copy to:                       Bond, Schoeneck & King, LLP
                                                One Lincoln Center
                                                Syracuse, New York 13202-1355
                                                Attn:  Wallace J. McDonald, Esq.
                                                Facsimile No.:  (315) 422-3598

     To the  Major Shareholders            c/o Peter H. Feehan
                                                87 Front Street, P.O. Box 87
                                                Deposit, New York  13754
                                                Facsimile No.:  (607) 467-3232

     With a copy to:                       Bond, Schoeneck & King, LLP
                                                One Lincoln Center
                                                Syracuse, New York  13202-1355
                                                Attn:  Wallace J. McDonald, Esq.
                                                Facsimile No.:  (315) 422-3598

or to such other addresses or telecopy numbers as shall be furnished in writing by a party, and any such notice or communication shall be deemed to have been given as of the date so delivered, telecopied or mailed.

                    Section 13.05. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties.

                    Section 13.06. Press Releases. No press release or public statement will be issued relating to the transactions described in this Agreement without prior approval of DTC and Subsidiary. However, DTC, Parent or Subsidiary may issue at any time any press release or other public statement it believes, on the advice of counsel, it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such a press release or public statement shall make every reasonable effort to give the other party prior notice and an opportunity to participate in such release or statement.

                    Section 13.07. Confidential Information. The provisions of a Confidentiality Agreement dated November 18, 1993, between DTC and Parent are expressly incorporated into this Agreement by reference and made applicable to the delivery of information by DTC to Subsidiary or Parent.

                    Section 13.08. Consents. Whenever the consent of any party is required under the terms of this Agreement, such consent shall not be unreasonably withheld.

                    Section 13.09. Materiality. For purposes of this Agreement, an event, or an event together with other events, shall be deemed "material" with respect to DTC, Parent, or Subsidiary only if such event or events shall be capable of being quantified and such event, or such events in the aggregate, shall result in a liability, claim, fine, loss or obligation in an amount equal to or greater than one hundred thousand dollars ($100,000).

                    Section 13.10. Specific Performance. In the event that any party fails to perform any of its respective obligations hereunder, the other parties shall have the right, in addition to all of their other rights and remedies, to seek specific performance of this Agreement.

                    Section 13.11. Governing Law, Jurisdiction and Venue. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of New York. Any disputes, causes of action or claims arising under or relating to this Agreement shall be brought in Federal or State Court sitting in either Broome or Onondaga County, New York, and all parties consent to the jurisdiction of these courts.

                    Section 13.12. Entire Agreement This Agreement constitutes the entire agreement among the parties hereto with respect to the matters contained herein, and supersedes all prior agreements and understandings between the parties with respect thereto.

                    Section 13.13. Amendment. This Agreement may not be amended or modified except by a written agreement specifically referring to this Agreement and signed by all of the parties.

                    Section 13.14. Attorneys' Fees. If any party defaults in its obligations under this Agreement (the "Defaulting Party") and, as a result thereof, the other party (the "Nondefaulting Party") seeks to legally enforce its rights under this Agreement, then, in addition to all of the damages and remedies to which the Nondefaulting Party is entitled by reason of the default, the Defaulting Party shall promptly pay the Nondefaulting Party an amount equal to its costs and expenses, including reasonable attorneys' fees, paid or incurred by the Nondefaulting Party in connection with such enforcement.

                    Section   13.15.    Information   Provided   in   Schedules.
Information provided in any schedule hereto shall be deemed provided in all without the necessity of replication.

                    Section 13.16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

                    The foregoing Agreement is established by the attached signatures of the parties as of the date first above written.

           [The remainder of this page is intentionally left blank.]

  DEPOSIT TELEPHONE COMPANY, INC.                     THE MAJOR SHAREHOLDERS

    By:  /s/ PETER H. FEEHAN
       --------------------------
             Peter H. Feehan, President           /s/ S. FENTON BUSFIELD
                                                 ---------------------------
                                                      S. Fenton Busfield

  TELEPHONE AND DATA SYSTEMS, INC.
                                                  /s/ MARGARET B. REES
                                                 ---------------------------
                                                      Margaret B. Rees

    By:  /s/ LEROY T. CARLSON
       --------------------------
             LeRoy T. Carlson, Chairman           /s/ JUNE B. NOLAN
                                                 ---------------------------
                                                      June B. Nolan



  DTC ACQUISITION CORP.
                                                  /s/ SUZANNE B. FEEHAN
                                                  --------------------------
                                                      Suzanne B. Feehan
    By:  /s/ LEROY T. CARLSON
       ---------------------------
             LeRoy T. Carlson, President
                                                  /s/ PETER H. FEEHAN
                                                  --------------------------
                                                      Peter H. Feehan
  THE S. FENTON and ETHEL S. BUSFIELD
  IRREVOCABLE TRUST I
                                                  /s/ ROBERT E. GENANT
                                                  --------------------------
                                                      Robert E. Genant
    By  /s/ SUZANNE B. FEEHAN
      -----------------------------
            Suzanne B. Feehan, Trustee



    By  /s/ JUNE B. NOLAN
      -----------------------------
            June B. Nolan, Trustee



    By  /s/ MARGARET JOAN REES
      -----------------------------
            Margaret Joan Rees, Trustee

                                                         Schedules

         1.       Major Shareholders

         3.01(b) - DTC Shareholders and number of TDS shares to be received.

         5.02     - Subsidiaries

         5.03     - Government Authorizations and Permits.

         5.08     - Material Changes since 1993 Balance Sheet Date.

         5.09     - Amendments to 1993 PSC Report.

         5.12     - Telephone Plant and Equipment Summary.

         5.13     - Real Property.

         5.17     - Material Contracts.

         5.18     - Litigation / Proceedings.

         5.20     - Environmental Matters.

         5.21     - Insurance.

         5.22     - Employees.

         5.23     - Employee Benefits.

         5.25     - Liens - Personal Property.

         6.01(f)  - Prior Annual Wage and Salary Increases and Bonus Payments

         6.04     - Additional Information to be Furnished.


                                                          Exhibits

         9.01(f)  - Form of Opinion of Counsel to DTC

         10.01(e) - Form of Opinion of Counsel to Parent and Subsidiary

                                                                ANNEX B

                              SECTIONS 623 AND 910
                                     OF THE
                       NEW YORK BUSINESS CORPORATION LAW


                           SECTION 623 PROCEDURE TO ENFORCE  SHAREHOLDER'S RIGHT
TO RECEIVE PAYMENT FOR SHARES. (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

                           (b)   Within   ten  days   after  the   shareholders'
authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

                           (c) Within  twenty days after the giving of notice to
him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

                           (d) A shareholder may not dissent as to less than all
of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

                           (e) Upon  consummation of the corporate  action,  the
shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                           (f) At the time of filing the notice of  election  to
dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

                           (g) Within  fifteen days after the  expiration of the
period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholder's authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by
(1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

                           (h)  The  following  procedure  shall  apply  if  the
corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                           (1) The corporation  shall,  within twenty days after
the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                           (2)  If  the  corporation  fails  to  institute  such
proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                           (3) All dissenting shareholders, excepting those who,
as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in a manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                           (4) The court shall determine whether each dissenting
shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                           (5)  The  final  order  in the  proceeding  shall  be
entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                           (6) The final order shall  include an  allowance  for
interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                           (7) Each party to such proceeding  shall bear its own
costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the
                                                           B-3
following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor;
(D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                           (8) Within  sixty days after final  determination  of
the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

                           (i)  Shares  acquired  by the  corporation  upon  the
payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                           (j)  No  payment   shall  be  made  to  a  dissenting
shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                           (1) Withdraw  his notice of election,  which shall in
such event be deemed withdrawn with the written consent of the corporations; or

                           (2)  Retain  his  status as a  claimant  against  the
corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obligated to satisfy when the restrictions of this paragraph do not apply.

                           (3) The  dissenting  shareholder  shall exercise such
option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for this shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

                           (k) The  enforcement by a shareholder of his right to
receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                           (l) Except as  otherwise  expressly  provided in this
section, any notice to be given by a corporation to a shareholder under this section shall be given in a manner provided in section 605 (Notice of meetings of shareholders).

                           (m)  This   section   shall  not  apply  to   foreign
corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117,
L. '86, eff. 9-1-86.)

                           SECTION 910 RIGHT OF SHAREHOLDER  TO RECEIVE  PAYMENT
FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE. (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

                           (1) Any  shareholder  entitled  to vote  who does not
assent to the taking of an action specified in subparagraphs (A), (B) and (C).

                           (A) Any plan of merger or  consolidation to which the
corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                           (i) To a shareholder  of the parent  corporation in a
merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); and

                           (ii) To a shareholder of the surviving corporation in
a merger authorized by this article, other than a merger specified in subparagraph (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder.

                           (B) Any sale, lease, exchange or other disposition of
all of substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

                           (C) Any share  exchange  authorized by section 913 in
which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange.

                           (2) Any shareholder of the subsidiary  corporation in
a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623. (Last amended by Ch. 390, L. '91, eff. 7-15-91.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 20.  Indemnification of Directors and Officers.

                  The Iowa Business  Corporation  Act, as amended,  provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Registrant's By-laws provide for indemnification of the Registrant's directors and officers (and those serving in such capacity with a consolidated subsidiary or other entity at the request of the Board of Directors of the Registrant) in the circumstances, and to the extent, permitted by the Iowa Business Corporation Act, as amended.

                  The Registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.


         Item 21.  Exhibits and Financial Statement Schedules

                  (a)      Exhibits

      Exhibit
        No.                              Description of Document

         2 Acquisition Agreement and Plan of Merger, dated as of March 30, 1995, by and among the Registrant, DTC Acquisition Corp., Deposit Telephone Company, Inc., and certain shareholders of Deposit (included as Annex A to the Proxy Statement-Prospectus, except for exhibits and schedules which will be supplied supplementally to the Commission upon request).

         3(i)              Articles of incorporation, as amended.(1)

         3(ii)             By-laws, as amended.(1)

         4(i)              Specimen copy of certificate representing TDS Common
                           Shares.(1)


         4(ii) The Indenture and Supplemental Indentures for the Registrant's Series A, B, C, D, E and F Subordinated Debentures are not being filed as exhibits because the total authorized subordinated debentures do not exceed 10% of the total assets of the registrant and its subsidiaries. The Registrant agrees to furnish a copy of such Indentures and Supplemental Indentures if so requested by the Commission.

         4(iii) Indenture between the Registrant and Harris Trust and Savings Bank, Trustee, dated February 1, 1991, under which the Registrant's Medium-Term Notes are issuable. (2)

         5                 Opinion of Sidley & Austin. (3)

         23(i)             Consent of independent public accountants.

         23(ii)            Consent of independent accountants.

         23(iii)           Consent of Bush & Germain, P.C.

         23(iv)            Consent of Sidley & Austin (included in Exhibit 5).

         99                Form of Proxy. (3)

         ----------------------------------
         (1) Incorporated herein by reference to the Registrant's Report on Form 8-A/A-2 dated December 20, 1994.

         (2) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8- K filed with the SEC on February 19, 1991.

         (3)               Previously filed.



            (b)            Schedules

Report of Independent Public Accountants on Financial Statement Schedules*

        Schedule I Condensed Financial Information of Registrant - Balance Sheets as of December 31, 1994 and 1993, and Statements of Income and Statements of Cash Flows for each of the Three Years in the Period Ended December 31, 1994.*

        Schedule II Valuation and Qualifying Accounts for each of the Three Years in the Period Ended December 31, 1994.*

                           All other  schedules are omitted because they are not
applicable or not required or because the required information is shown in the financial statements or notes thereto.

---------------------
                           *Incorporated herein by reference to the Registrant's
Annual Report on Form 10-K for the Year Ended December 31, 1994.

Item 22. Undertakings

          (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No.1 to Form S-4
Registration Statement No. 33-62925 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 2nd day of November, 1995.


                                           TELEPHONE AND DATA SYSTEMS, INC.



                                           By: /s/ LeROY T. CARLSON
                                               -------------------------
                                               LeRoy T. Carlson, Chairman

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-4 Registration Statement No. 33-62925 to be signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                    Date

/s/ LeROY T. CARLSON
---------------------
LeRoy T. Carlson              Chairman and Director    November 2, 1995

/s/ LEROY T CARLSON, JR.
--------------------
LeRoy T. Carlson, Jr.         President and Director   November 2, 1995
                              (chief executive officer)

/s/ MURRAY L. SWANSON
-------------------
Murray L. Swanson             Executive Vice President November 2, 1995
                              - Finance and Director
                              (chief financial officer)

/s/ RUDOLPH E. HORNACEK
-------------------
Rudolph E. Hornacek           Director                 November 2, 1995

/s/ JAMES BARR III
------------------
James Barr III                Director                 November 2, 1995

/s/ LESTER O. JOHNSON
------------------
Lester O. Johnson             Director                 November 2, 1995

/s/ DONALD C. NEBERGALL
------------------
Donald C. Nebergall           Director                 November 2, 1995

/s/ HERBERT S. WANDER
------------------
Herbert S. Wander             Director                 November 2, 1995

/s/ WALTER C.D. CARLSON
------------------
Walter C.D. Carlson           Director                 November 2, 1995

/s/ DONALD R. BROWN
-----------------
Donald R. Brown               Director                 November 2, 1995

/s/ ROBERT J. COLLINS
-----------------
Robert J. Collins             Director                 November 2, 1995

/s/ GREGORY J. WILKINSON
-----------------
Gregory J. Wilkinson          Vice President and       November 2, 1995
                              Controller (principal
                              accounting officer)

                               INDEX TO EXHIBITS

Exhibit
No.                        Description of Document               Page

2 Acquisition Agreement and Plan of Merger, dated as of March 30, 1995, by and among the Registrant, DTC Acquisition Corp., Deposit Telephone Company, Inc., and certain shareholders of Deposit (included as Annex A to the Proxy Statement-Prospectus, except for exhibits and schedules which will be supplied supplementally to the Commission upon request).

3(i)                  Articles of incorporation, as
                      amended.(1)

3(ii)                 By-laws, as amended.(1)

4(i)                  Specimen  copy  of   certificate
                      representing TDS Common Shares.(1)

4(ii) The Indenture and Supplemental Indentures for the registrant's Series A, B, C, D, E and F Subordinated Debentures are not being filed as exhibits because the total authorized subordinated debentures do not exceed 10% of the total assets of the Registrant and its subsidiaries. The registrant agrees to furnish a copy of such Indentures and Supplemental Indentures if so requested by the Commission.

4(iii) Indenture between the Registrant and Harris Trust and Savings Bank, Trustee, dated February 1, 1991, under which the Registrant's Medium-Term Notes are issuable. (2)

5                     Opinion of Sidley & Austin. (3)

23(i)                 Consent of independent public accountants.

23(ii)                Consent of indenpendent accountants.

23(iii)               Consent of Bush & Germain, P.C.

23(iv)                Consent of Sidley & Austin (included in Exhibit 5).

99                    Form of Proxy. (3)

-------------------------

(1) Incorporated herein by reference to the Registrant's Report on Form 8-A/A-2 dated Deceomber 20, 1994.

(2) Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 19, 1991.

(3)                   Previously filed